UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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APACHE CORPORATION

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APACHE CORPORATION

One Post Oak Central

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2013 annual meeting of shareholders of Apache Corporation, a Delaware corporation, will be held on Thursday, May 16, 2013, at 10:00 a.m. (Houston time), at the Hilton Houston Post Oak, 2001 Post Oak Boulevard, Houston, Texas, for the following purposes:

1.	Election of the three directors named in the attached proxy statement to serve until the Company’s annual meeting in 2016;

2.	Ratification of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2013;

3.	Advisory vote to approve the compensation of the Company’s named executive officers;

4.	Approval of an amendment to the Company’s 2011 Omnibus Equity Compensation Plan to increase the number of shares of the Company’s common stock, $0.625 par value, authorized for issuance under the plan by 19,000,000 shares;

5.	Approval of an amendment to the Company’s Restated Certificate of Incorporation to eliminate the classified Board of Directors to provide for the annual election of all directors; and

6.	Transaction of any other business that may properly come before the meeting or any adjournment thereof.

Holders of record of the Company’s common stock as of the close of business on March 18, 2013, are entitled to notice of, and to vote at, the annual meeting.

It is important that your shares are represented at the meeting. We encourage you to designate the proxies named on the enclosed proxy card to vote your shares on your behalf and per your instructions. This action does not limit your right to vote in person or to attend the meeting.

By order of the Board of Directors

Houston, Texas
April [3], 2013

C. L. PEPER
Corporate Secretary APACHE CORPORATION

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to be held on May 16, 2013:

This proxy statement, along with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 with 2012 Summary Annual Report, are available free of charge on the Company’s website at http://www.apachecorp.com

PROXY STATEMENT TABLE OF CONTENTS

i

Note: Throughout this proxy statement, references to the “stock split” relate to the two-for-one stock split of Apache common stock distributed in shares of common stock on January 14, 2004, to shareholders of record on December 31, 2003, and references to the “stock dividends” relate to the five-percent stock dividend on Apache common stock distributed in shares of common stock on April 2, 2003, to shareholders of record on March 12, 2003, and to the ten-percent stock dividend on Apache common stock distributed in shares of common stock on January 21, 2002, to shareholders of record on December 31, 2001.

Information on our website is not incorporated by reference into, and does not constitute a part of, this proxy statement.

ii

APACHE CORPORATION

One Post Oak Central

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

April [3], 2013

PROXY STATEMENT

GENERAL

This proxy statement contains information about the 2013 annual meeting of shareholders of Apache Corporation. In this proxy statement both “Apache” and the “Company” refer to Apache Corporation. This proxy statement and the enclosed proxy card are being mailed to you by the Company’s Board of Directors starting on or about April [3], 2013.

Purpose of the Annual Meeting

At the Company’s annual meeting, shareholders will vote on the following matters:

•	Items 1- 3: election of directors;

•	Item 4: ratification of Ernst & Young LLP as the Company’s independent auditors;

•	Item 5: advisory vote to approve the compensation of the Company’s named executive officers;

•

Item 6: approval of an amendment to the Company’s 2011 Omnibus Equity Compensation Plan (the “2011 Omnibus Plan”) to increase the number of shares of the Company’s common stock authorized for issuance under the plan;

•	Item 7: approval of an amendment of the Company’s Restated Certificate of Incorporation to eliminate the classified Board of Directors to provide for the annual election of all directors; and

•	Transaction of any other business that properly comes before the meeting. As of the date of this proxy statement, the Company is not aware of any other business to come before the meeting.

There are no rights of appraisal or similar rights of dissenters arising from matters to be acted on at the meeting.

Who Can Vote

Only shareholders of record holding shares of Apache common stock at the close of business on the record date, March 18, 2013, are entitled to receive notice of the annual meeting and to vote the shares of Apache common stock they held on that date. The Company’s stock transfer books will not be closed. A complete list of shareholders entitled to vote at the annual meeting will be available for examination by any Apache shareholder at 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400, for purposes relating to the annual meeting, during normal business hours for a period of ten days before the meeting.

As of January 31, 2013, there were 391,758,883 shares of Apache common stock issued and outstanding. Holders of Apache common stock are entitled to one vote per share and are not allowed to cumulate votes in the election of directors. The enclosed proxy card shows the number of shares that you are entitled to vote.

How to Vote

If your shares of Apache common stock are held by a broker, bank or other nominee (in “street name”), you will receive instructions from them on how to vote your shares. If your shares are held by a broker and you do not give the broker specific instructions on how to vote your shares, your broker may vote your shares at its discretion on “routine” matters to be acted upon at the annual meeting. However, your shares will not be voted on any of the “non-routine” matters described below. An absence of voting instructions on any “non-routine” matters will result in a “broker non-vote.”

The only “routine” matter to be acted upon at the annual meeting is Item 4 - ratification of Ernst & Young LLP as the Company’s independent auditors. All other matters to be acted upon at the annual meeting are “non-routine” matters and, as such, if you hold all or any portion of your shares in street name and you do not give your broker or bank specific instructions on how to vote your shares, your shares will not be voted on any of the following “non-routine” matters:

•	Items 1-3 – the election of directors;

•	Item 5 - advisory vote to approve the compensation of the Company’s named executive officers;

•	Item 6 - approval of an amendment to the Company’s 2011 Omnibus Plan to increase the number of shares of the Company’s common stock authorized for issuance under the plan; and

•	Item 7 – approval of an amendment of the Company’s Restated Certificate of Incorporation to eliminate the classified Board of Directors to provide for the annual election of all directors.

If you hold shares of Apache common stock in your own name (as a “shareholder of record”), you may give the Company instructions on how your shares are to be voted by:

(1)	using the internet voting site or the toll-free telephone number listed on the enclosed proxy card (specific directions for using the internet and telephone voting systems are shown on the proxy card); or

(2)	marking, signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided.

When using internet or telephone voting, the voting systems will verify that you are a shareholder through the use of a company number for Apache and a unique control number for you. If you vote by internet or telephone, please do not also mail the enclosed proxy card.

Whichever method you use to transmit your instructions, your shares of Apache common stock will be voted as you direct. If you sign and return the enclosed proxy card or otherwise designate the proxies named on the proxy card to vote on your behalf, but do not specify how to vote your shares, they will be voted:

•	FOR the election of the nominees for director,

•	FOR the ratification of Ernst & Young LLP as the Company’s independent auditors,

•	FOR the advisory vote to approve the compensation of the Company’s named executive officers,

•	FOR approval of an amendment to the Company’s 2011 Omnibus Plan to increase the number of shares of the Company’s common stock authorized for issuance under the plan,

•	FOR approval of an amendment of the Company’s Restated Certificate of Incorporation to eliminate the classified Board of Directors to provide for the annual election of all directors, and

•	In accordance with the judgment of the persons voting the proxy on any other matter properly brought before the meeting, if any are properly raised at the meeting.

Voting 401(k) Savings Plan Shares

If you are an employee or former employee participating in the Apache 401(k) Savings Plan and have shares of Apache common stock credited to your plan account as of the record date, such shares are shown on the enclosed proxy card, and you have the right to direct the plan trustee regarding how to vote those shares. The trustee for the 401(k) Savings Plan is Fidelity Management Trust Company.

The trustee will vote the shares in your plan account in accordance with your instructions. If you do not send instructions (in the manner described under “How to Vote” above) or if your proxy card is not received by May 13, 2013, the shares credited to your account will be voted by the trustee in the same proportion as it votes shares for which it did receive timely instructions.

Revoking a Proxy

You may revoke a proxy before it is voted by submitting a new proxy with a later date (by internet, telephone or mail), by voting at the meeting, or by filing a written revocation with Apache’s corporate secretary. Your attendance at the annual meeting alone will not automatically revoke your proxy.

Quorum

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of Apache common stock outstanding on the record date will constitute a quorum, permitting the business of the meeting to be conducted.

Votes Needed

Election of Directors. The affirmative vote of a majority of the votes cast at the annual meeting is required for the election of directors. You may vote FOR or AGAINST any or all director nominees or you may ABSTAIN as to one or more director nominees. As set forth in our bylaws, only votes FOR or AGAINST the election of a director nominee will be counted. Abstentions and broker non-votes count for quorum purposes, but not for purposes of the election of directors. A vote to ABSTAIN is not treated as a vote FOR or AGAINST and thus, will have no effect on the outcome of the vote.

Ratification of the Appointment of Independent Auditors. The affirmative vote of a majority of the votes cast at the annual meeting is required for ratification of Ernst & Young LLP as the Company’s independent auditors. You may vote FOR or AGAINST the ratification of Ernst & Young LLP as the Company’s independent auditors or you may ABSTAIN. Votes cast FOR or AGAINST and ABSTENTIONS with respect to this matter will be counted as shares entitled to vote on the matter. Broker non-votes will be counted as shares entitled to vote on this matter. A vote to ABSTAIN will have the effect of a vote AGAINST ratification of the appointment of our independent registered public accounting firm.

Advisory Vote to Approve the Compensation of Named Executive Officers. You may vote FOR or AGAINST the advisory vote to approve the compensation of our named executive officers or you may ABSTAIN. A majority of the shares of the Company’s common stock present in person or represented by proxy at our annual meeting and entitled to vote must be voted FOR approval of the advisory proposal in order for it to pass. Votes cast FOR or AGAINST and ABSTENTIONS with respect to the proposal will be counted as shares entitled to vote on the proposal. Broker non-votes will not be counted as shares entitled to vote on the proposal. A vote to ABSTAIN will have the effect of a vote AGAINST the proposal.

Approval of an Amendment to the 2011 Omnibus Plan. A majority of the shares of the Company’s common stock present in person or represented by proxy at our Annual Meeting and entitled to vote must be voted FOR approval of the amendment to the 2011 Omnibus Plan to increase the number of shares of the Company’s common stock authorized for issuance under the plan in order for it to pass. Votes cast FOR or AGAINST and ABSENTIONS with respect to the proposal will be counted as shares entitled to vote on the proposal. Broker non-votes will not be counted as shares entitled to vote on the proposal. A vote to ABSTAIN will have the effect of a vote AGAINST the proposal.

Approval of an Amendment to our Restated Certificate of Incorporation. Four-fifths (80%) of the outstanding shares of the Company’s common stock must be voted FOR the proposal to amend the Company’s Restated Certificate of Incorporation to eliminate the classified Board of Directors to provide for the annual election of all directors in order for it to pass. You may vote FOR or AGAINST the proposal, or you may ABSTAIN. Broker non-votes will be counted as shares entitled to vote on this matter. A vote to ABSTAIN or a broker non-vote will have the effect of a vote AGAINST the proposal.

Other Business. The affirmative vote of a majority of the votes cast at the annual meeting is required for approval of any other business which may properly come before the meeting or any adjournment thereof. Only votes FOR or AGAINST approval of any other business will be counted. Abstentions and broker non-votes count for quorum purposes, but not for the voting on the approval of such other business.

Who Counts the Votes

Representatives of Wells Fargo Bank, N.A. will tabulate the votes and act as inspectors of the election.

ELECTION OF DIRECTORS

(ITEM NOS. 1 - 3 ON PROXY CARD)

The Company’s Restated Certificate of Incorporation provides that, as near as numerically possible, one-third of the directors shall be elected at each annual meeting of shareholders. Unless directors earlier resign or are removed, their terms are for three years, and continue thereafter until their successors are elected and qualify as directors.

The current terms of directors Eugene C. Fiedorek, Chansoo Joung, and William C. Montgomery will expire at the annual meeting. Each of Messrs. Fiedorek, Joung, and Montgomery have been recommended by the Company’s Corporate Governance and Nominating Committee and nominated by the Board of Directors for election by the shareholders to an additional three-year term. If elected, Messrs. Fiedorek, Joung, and Montgomery will serve beginning upon their election until the annual meeting of shareholders in 2016.

Patricia Albjerg Graham, who has served as a director since 2002, will retire from the Company’s Board of Directors effective May 16, 2013. Effective upon her retirement, the size of the Board of Directors will be reduced from 12 to 11 members.

Unless otherwise instructed, all proxies will be voted in favor of these nominees. If one or more of the nominees is unwilling or unable to serve, the proxies will be voted only for the remaining named nominees. Proxies cannot be voted for more than three nominees. The Board of Directors knows of no nominee for director who is unwilling or unable to serve.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTORS.

NOMINEES FOR ELECTION AS DIRECTORS

Biographical information, including principal occupation and business experience during the last five years, of each nominee for director, is set forth below. Unless otherwise stated, the principal occupation of each nominee has been the same for the past five years. In addition, each nominee’s experience, qualifications, attributes or skills to serve on our Board are discussed under the heading “Qualifications of Directors” below.

EUGENE C. FIEDOREK, 81, a private investor, joined the Company’s Board of Directors in 1988. Formerly, Mr. Fiedorek was co-founder, president and managing director of EnCap Investments L.C., a Dallas, Texas, energy investment banking firm, from 1988 until March 1999, when EnCap was acquired by El Paso Energy. Prior to founding EnCap, Mr. Fiedorek was the managing director of the Energy Banking Group of First RepublicBank Corp. in Dallas, Texas, from 1978 to 1988. At Apache, he is a member of the Audit Committee.

CHANSOO JOUNG, 52, joined the Company’s Board of Directors in February 2011. Mr. Joung serves as a senior advisor at Warburg Pincus LLC, a firm at which he was a partner from 2005 to 2010. Prior to joining Warburg Pincus, Mr. Joung was co-head, then head, of the Americas Natural Resources Group in the investment banking division of Goldman Sachs from 1999 to 2004, and he served as a corporate finance banker in the Natural Resources Group from 1994 to 1999. While in the Natural Resources Group, he was promoted to managing director in 1996 and partner in 1998. Mr. Joung founded and led Goldman Sachs’ London-based European Energy Group in investment banking from 1992 to 1994. He began his career with Goldman Sachs in 1987 in the corporate finance department and also worked in the mergers and acquisitions department until 1990. Mr. Joung also served as a director of Targa Resources Corp. and Targa Resources Partners, LP from 2007 to February 2011. At Apache, he is a member of the Audit Committee and a member of the Corporate Governance and Nominating Committee.

WILLIAM C. MONTGOMERY, 51, joined the Company’s Board of Directors in September 2011. Since July 2011, Mr. Montgomery has served as a managing director of Quantum Energy Partners, a private equity firm that focuses on investments in the energy and power industries, and is a member of Quantum’s executive and investment committees. Prior to joining Quantum, Mr. Montgomery was a partner in the investment banking division of Goldman, Sachs & Co. from October 2002 to April 2011, where he headed the firm’s Americas Natural Resources Group as well as its Houston office. During his 22 years as an investment banker, Mr. Montgomery focused globally on large cap energy companies primarily in the upstream, integrated, and oil service sectors. At Apache, Mr. Montgomery is a member of the Management Development and Compensation Committee and a member of the Stock Plan Committee.

CONTINUING DIRECTORS

Biographical information, including principal occupation and business experience during the last five years, for each continuing member of the Board of Directors whose term is not expiring at the 2013 annual meeting, is set forth below. Unless otherwise stated, the principal occupation of each director has been the same for the past five years. In addition, each director’s experience, qualifications, attributes or skills to serve on our Board are discussed under the heading “Qualifications of Directors” below.

Term Expires

G. STEVEN FARRIS, 64, joined the Company’s Board of Directors in 1994, was appointed chairman of the board in January 2009, and has served as chief executive officer since May 2002. Mr. Farris also served the Company as president and chief operating officer from May 1994 to February 2009, as senior vice president from 1991 to 1994, and as vice president - exploration and production from 1988 to 1991. Prior to joining Apache, Mr. Farris was vice president of finance and business development for Terra Resources, Inc., a Tulsa, Oklahoma oil and gas company, from 1983 to 1988. He is a member of the Board of Visitors of M.D. Anderson Cancer Center, Houston, Texas, and is a founding member and serves on the executive committee of America’s Natural Gas Alliance (“ANGA”). At Apache, Mr. Farris is a member of the Executive Committee.	2014

RANDOLPH M. FERLIC, 76, a private investor, joined the Company’s Board of Directors in 1986. Dr. Ferlic retired in December 1993 from his practice as a thoracic and cardiovascular surgeon. Dr. Ferlic is the founder of Surgical Services of the Great Plains, P.C. and served as its president from 1974 to 1993. He was an elected Regent of the University of Nebraska from November 2000 until his retirement in January 2013, and was chairman of its audit committee until March 2008, at which time he became vice chairman until January 2013. Dr. Ferlic served as a director of the Nebraska Medical Center and chairman of its audit committee from 2004 until his retirement in 2010. He currently serves as a commissioner and as treasurer for the Midwestern Higher Education Compact, and was elected vice chairman in 2011 and chairman in 2012. At Apache, he is chairman of the Audit Committee, a member of the Executive Committee, and served as lead director from February 2011 until February 2013.	2014

A. D. FRAZIER, JR., 68, joined the Company’s Board of Directors in 1997. He is president of Georgia Oak Partners, a private equity investment firm, since September 2011, and having been a partner in Affiance, Inc., a Georgia - based bank consulting group. In July 2010, Mr. Frazier was appointed chairman of the Special Council for Tax Reform and Fairness to Georgians, established by the Georgia state legislature to examine the state’s tax code. He served as chairman and chief executive officer of Danka Business Systems PLC, St. Petersburg, Florida, from March 2006 until its sale in July 2008, and was of Counsel with the law firm of Balch & Bingham LLP, Atlanta, Georgia, from January 2005 to March 2006. From October 2004 until its sale in January 2007, he was a director and chairman of the board of Gold Kist, Inc., Atlanta, Georgia, an integrated chicken production, processing, and marketing company. At Apache, Mr. Frazier is a member of the Management Development and Compensation Committee and chairman of the Stock Plan Committee.	2014

Term Expires

SCOTT D. JOSEY, 55, joined the Company’s Board of Directors in February 2011. Mr. Josey is a director of Northern Tier Energy LLC, a public downstream energy company, since May 2011, and is a member of its compensation and audit committees. He served as the chairman of the board of Mariner Energy, Inc. from August 2001 until November 2010, when Mariner merged with Apache. Mr. Josey was appointed chief executive officer of Mariner in August 2002 and was appointed chief executive officer and president in February 2005. From 2000 to 2002, he served as vice president of Enron North America Corp. and co-managed its Energy Capital Resources group. From 1995 to 2000, Mr. Josey provided investment banking services to the oil and gas industry and portfolio management services to institutional investors as a co-founder of Sagestone Capital Partners. From 1993 to 1995, he was a director with Enron Capital & Trade Resources Corp. in its energy investment group. From 1982 to 1993, he worked in all phases of drilling, production, pipeline, corporate planning and commercial activities at Texas Oil and Gas Corp. At Apache Mr. Josey is a member of the Executive Committee.	2015

JOHN A. KOCUR, 85, joined the Company’s Board of Directors in 1977. Mr. Kocur, who is retired from the private practice of law, served as vice chairman of the Company’s Board of Directors from 1988 to 1991. At Apache, he is chairman of the Executive Committee, a member of the Corporate Governance and Nominating Committee, and a member of the Management Development and Compensation Committee.	2014

GEORGE D. LAWRENCE, 62, a private investor, joined the Company’s Board of Directors in May 1996. Mr. Lawrence was president, chief executive officer, and a director of The Phoenix Resource Companies, Inc., a public oil and gas company, from 1990 until May 1996, when Phoenix merged with Apache. At Apache, he is chairman of the Management Development and Compensation Committee and a member of the Executive Committee.	2015

RODMAN D. PATTON, 69, joined the Company’s Board of Directors in December 1999. Mr. Patton has over 30 years of experience in oil and gas investment banking and corporate finance activity, including serving as managing director of the Merrill Lynch Energy Group from 1993 until April 1999. Prior to joining Merrill Lynch, he was with The First Boston Corporation (later Credit Suisse First Boston) and Eastman Dillon, Union Securities (later Blyth Eastman Dillon). Mr. Patton is a director of NuStar GP, LLC (formerly Valero GP, LLC), San Antonio, Texas, and is chairman of its audit committee and a member of its compensation committee. NuStar GP LLC is the general partner of NuStar Energy L.P. (formerly Valero L.P.), owner and operator of crude oil and refined products pipeline, terminalling, and storage assets. At Apache, Mr. Patton is a member of the Audit Committee.	2015

Term Expires

CHARLES J. PITMAN, 70, joined the Company’s Board of Directors in May 2000. Mr. Pitman served as a non-executive director and chairman of Urals Energy Public Company Limited, an oil exploration and production company operating in Russia, from September 2005 until January 2009, chairman of the board of First Calgary Petroleums Ltd., an oil and gas exploration company engaged in exploration and development activities in Algeria, from June 2007 to March 2008, and was sole member of Shaker Mountain Energy Associates LLC from September 1999 to November 2007. He retired from BP Amoco plc in late 1999, having served as regional president - Middle East/Caspian/Egypt/India. Prior to the merger of British Petroleum and Amoco Corporation in 1998, Mr. Pitman held a variety of executive positions at Amoco. At Apache, Mr. Pitman is chairman of the Corporate Governance and Nominating Committee, a member of the Stock Plan Committee, and became lead director in February 2013.	2015

QUALIFICATIONS OF DIRECTORS

In selecting our directors and director nominees, the CG&N Committee has sought to create a Board with a broad and balanced set of skills, complemented by diversity of experience and expertise. As is evidenced by the biographical information set forth above, each director contributes his or her own unique background which has led the CG&N Committee to conclude that the Company and our shareholders will benefit from the director’s service on the Company’s Board. It is equally important that the particular skill sets of each director complement the experience, qualifications, attributes and skills of our Board of Directors as a whole. In addition to the qualifications described in the preceding biographical information, the following is a discussion of the particular experience, qualifications, attributes or skills of each director that led our Board to conclude that he or she will contribute to the diversity of experience and expertise required for the effective functioning of our Board.

G. STEVEN FARRIS Mr. Farris’ 30 years’ experience in the oil and gas industry coupled with his 18 years of direct leadership at Apache provide him with valuable insight not only into the oil and gas industry, but also the unique day-to-day operations of Apache. Throughout his career, Mr. Farris has held positions of increasing responsibility in the oil and gas industry, culminating in his appointment as chief executive officer of Apache in May 2002 and chairman of the board in January 2009. Since being named as chief operating officer in 1994, Mr. Farris has been instrumental in growing the Company’s reserves by eleven times to approximately 2.9 billion barrels of oil equivalent (‘boe”) and production to 778,679 boe per day.

RANDOLPH M. FERLIC Dr. Ferlic has been involved in research activities throughout his professional life, including in-depth analysis of data, probabilities, and risks. For his work as a cardiovascular and thoracic surgeon, Dr. Ferlic was awarded “Legend” status by the Nebraska Medical Center and, in February 2011, the “Spirit of the Heart” award by the American Heart Association. In addition to founding Surgical Services of the Great Plains, from 1974 until 1994, Dr. Ferlic served as the corporation’s president, was responsible for and managed its finances, and was trustee and manager of the corporation’s employee benefit plans. Dr. Ferlic has twice been publicly elected to the University of Nebraska Board of Regents and has served on its audit committee since 2000. He served as a director and executive committee member on the Nebraska Medical Center Board, a large hospital system, and was chair of the audit committee from January 2004 until retirement in December 2010. Dr. Ferlic was appointed by both Democrat and Republican governors to serve the past 21 years as a commissioner for the Midwestern Higher Education Compact, a 12-state policy and business compact for all educational activities in those states. He served as treasurer of the Compact from 1997-2000 and again starting in 2010, and was elected vice chairman in 2011 and chairman in 2012. His service to both the Compact and the Nebraska Board of Regents has involved shaping policies that help craft strategic and global views. Over the years, Dr. Ferlic has acquired over 300,000 shares of the Company’s common stock for himself and his family, which further aligns him with shareholder interests.

EUGENE C. FIEDOREK After working as a petroleum reservoir engineer at Shell Oil Company and British American Oil Producing Company for eight years, Mr. Fiedorek spent 37 years in the oil and gas investment banking and commercial banking industries. As co-founder, president, and managing director of EnCap Investments and managing director of the Energy Banking Group of First RepublicBank, he gained extensive experience in advising oil and gas companies on their capital structure and strategic direction. Through these positions, Mr. Fiedorek gained valuable experience in identifying, assessing, and minimizing risk that can affect large oil and gas companies. These positions also provided him with the financial reporting expertise necessary for his role on Apache’s Audit Committee.

A. D. FRAZIER, JR. In addition to the many executive positions noted in his biographical information above, Mr. Frazier spent a large part of his career as an executive in the investment banking industry. He served as the chief executive officer of INVESCO, Inc., an affiliate of an independent global investment management firm, from 1997 to 2000. Mr. Frazier also served as executive vice president, North American Banking Group, of First Chicago Corporation and First National Bank of Chicago from 1982 to 1991, where, among other numerous industry specialties, he oversaw the Bank’s oil and gas specialty, which provided him with an intimate knowledge of the oil and gas industry. He also served as the chief operating officer of the Atlanta Olympic Games Committee from 1991 to October 1996, and senior advisor to The Dilenschneider Group, Inc., a New York-based public relations consulting company, during 2011. During his career, Mr. Frazier has been responsible for the development, management, and operation of a diverse group of businesses and organizations. Through these executive and director positions, Mr. Frazier gathered extensive experience in identifying, analyzing, and managing risk across a wide range of industries.

SCOTT D. JOSEY Mr. Josey has spent his entire career, spanning over 30 years, in the oil and gas industry. As the former chief executive officer, president, and chairman of the board of Mariner Energy, he gained extensive management, financial, and technical expertise in the oil and gas field. Through his service in the operations of an oil and gas company, as an investment banker advising the oil and gas industry, and as the chief executive officer of an exploration and production company, Mr. Josey gained extensive knowledge of an oil and gas company’s prospects and operations and their impact on its financial condition. As an active participant in various energy-related professional organizations, he has an excellent understanding of the various issues that impact exploration and production companies. Mr. Josey has invaluable experience in identifying, assessing, and managing risks faced by exploration and production companies like Apache.

CHANSOO JOUNG Mr. Joung has spent almost his entire career working in the finance industry with energy companies. He currently serves as a senior advisor at Warburg Pincus LLC where he provides advice on new and existing investments in the energy sector. Previously, as a partner at Warburg Pincus, his duties included sourcing, executing and monitoring energy investments. Prior to joining Warburg Pincus, Mr. Joung spent almost 18 years at Goldman Sachs where he worked in the Natural Resources Group and also founded and led the London-based European Energy Group in investment banking. While at Warburg Pincus, Mr. Joung served on the boards of a number of private companies in a variety of sectors in the energy industry. He also served on the boards of Targa Resources Corp. and Targa Resources Partners, LP. Through his experiences in private equity and as an investment banker, Mr. Joung gained significant experience with energy companies, the energy industry, and energy-related capital markets activity, which enhance his contributions to the Board. Those experiences have also given Mr. Joung the ability to identify, assess, and manage risk that can affect a large energy company like Apache.

JOHN A. KOCUR Mr. Kocur was employed by Apache in various roles from the time that the Company’s stock was first listed on the New York Stock Exchange in 1969 until his retirement in 1991. During his tenure, Mr. Kocur served Apache in various roles of increasing responsibility, including serving as its general counsel and culminating in his appointment as the Company’s president in 1979. Mr. Kocur, as president and later as vice chairman, was instrumental in overseeing Apache’s growth from a small drilling program company into a leading independent, international oil and gas company. Mr. Kocur’s unparalleled experience with and understanding of the Company’s history and objectives provide invaluable insight into the Company’s past, current, and future operations and management.

GEORGE D. LAWRENCE Mr. Lawrence began his oil and gas career with the predecessor to The Phoenix Resource Companies, Inc. in 1985, holding management positions with increasing responsibility, culminating in his serving as president, chief executive officer, and a director of Phoenix from 1990 until 1996, when the company merged with Apache. During his tenure as chief executive officer of Phoenix, Mr. Lawrence gained valuable corporate leadership experience in all aspects of business including finance, securities, operations, strategy, and risk. At Phoenix and its predecessor, Mr. Lawrence was extensively involved in international operations that were spread over several continents and he was especially instrumental in leading Phoenix’s operations in Egypt, an area that remains at the core of Apache’s operations. Prior to entering the oil and gas business, Mr. Lawrence engaged in a diversified private practice of law and also served five years at the United States Department of Justice, his last position there being the assistant chief of the environmental enforcement section.

WILLIAM C. MONTGOMERY Mr. Montgomery has spent almost his entire career working in the finance industry focusing on large cap energy companies. He currently serves as a managing director at Quantum Energy Partners where he provides advice on new and existing investments in the energy and power industries. At Quantum, his duties include membership on the executive and investment committees, which set the firm’s strategy and originate and oversee investments in the upstream, midstream, and oilfield service sectors of the oil and gas industry. Previously, as a partner at Goldman, Sachs & Co. for over eight years, he headed the Americas Natural Resources Group and was a member of the Investment Banking Services Leadership Group. Mr. Montgomery’s contributions to the Board will be aided by the knowledge and experience he gains from his current role at Quantum Energy Partners, which involves broad and deep exposure to key issues impacting the upstream, midstream, and oil services sectors. His contributions to the Board will also be enhanced by his background as an investment banker, where he gained significant experience with the energy industry and energy-related capital markets. Apache will also benefit from the extensive relationships that Mr. Montgomery has formed throughout his 22-year career serving various global energy companies.

RODMAN D. PATTON Prior to joining the Company’s Board of Directors, for over 25 years, Mr. Patton held various executive positions in the oil and gas investment banking industry. As a managing director at Merrill Lynch, First Boston (later Credit Suisse) and other investment banks, Mr. Patton gained extensive experience advising oil and gas companies on capital structure, strategy, and direction. He also gained valuable experience in the assessment and management of risk faced by oil and gas companies. As a former investment banker and as chairman of NuStar GP’s audit committee, Mr. Patton has extensive financial reporting expertise, which serves him well in his role as a member of Apache’s Audit Committee.

CHARLES J. PITMAN Having served in executive and director capacities at numerous oil and gas companies, Mr. Pitman has gained invaluable experience in and knowledge of the oil and gas industry. During his 24-year career at Amoco Corporation and BP Amoco plc, Mr. Pitman served in a variety of leadership positions in the United States and multiple international locations, principally in the Middle East. Notably, Mr. Pitman served as president of Amoco Egypt Oil Company from 1992 to 1996, president of Amoco Eurasia Petroleum Company from 1997 to 1998, regional president BP Amoco plc - Middle East/Caspian/Egypt/India from December 1998 until his retirement in 1999. Most recently, Mr. Pitman has utilized his considerable experience in international oil and gas by participating in oil and gas ventures in Russia and Algeria. Prior to joining Amoco, Mr. Pitman served in the United States Department of State as a foreign service officer and attorney-adviser.

DIRECTOR INDEPENDENCE

During 2012 and the first two months of 2013, the Board of Directors evaluated all business and charitable relationships between the Company and the Company’s non-employee directors (all directors other than Mr. Farris) and all other relevant facts and circumstances. As a result of the evaluation, the Board of Directors determined, as required by the Company’s Governance Principles, that each non-employee director is an independent director as defined by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc. (“NYSE”), The NASDAQ National Market (“NASDAQ”), and the Securities and Exchange Commission (“SEC”). The Company’s Governance Principles are available on the Company’s website (www.apachecorp.com).

Subject to some exceptions, these standards generally provide that a non-employee director will not be independent if (a) the director is, or in the past three years has been, an employee of the Company; (b) the director or a member of the director’s immediate family is, or in the past three years has been, an executive officer of the Company; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from the Company (other than for service as a director or for the immediate family member, as a non-executive employee); (d) the director is an employee of or the director or a member of the director’s immediate family is employed as a partner of Ernst & Young LLP, the Company’s independent registered public accountants, or the director has an immediate family member who is a current employee of such firm and works in any capacity on the Company’s audit, or the director or an immediate family member was within the last three years a partner or employee of such firm and personally worked on the Company’s audit within that time; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where an Apache executive officer serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, Apache in an amount which, in any twelve-month period during the past three years, exceeds the greater of $200,000 or two percent of the consolidated gross revenues of the company receiving the payment.

Lead Director

The Company’s Governance Principles require that the independent (non-employee) directors meet in executive session at least twice each year and, in 2012, they met five times in executive session. These executive sessions are chaired by a lead director. Pursuant to the Company’s Governance Principles, the lead director is an independent director who is elected from time to time, but not less than annually, by the affirmative vote of a majority of the non-management directors. In addition to chairing the executive sessions, the lead director discusses management’s proposed meeting agenda with the other independent directors and reviews the approved meeting agenda with our chairman and chief executive officer, leads the discussion with our chief executive officer following the independent directors’ executive sessions, ensures that the Board’s individual group, and committee self-assessments are done annually, leads periodic discussions with other Board members and management concerning the Board’s information needs, and is available for discussions with major shareholders. Randolph M. Ferlic served as lead director from February 2011 until February 2013. In November 2012, effective February 2013, Charles J. Pitman was elected as lead director. The role and responsibilities of the lead director and the method established for communication of concerns to the independent directors are included in the Company’s Governance Principles.

Reporting of Concerns to Independent Directors

Anyone who has concerns about the Company may communicate those concerns to the independent directors. Such communication should be mailed to the Company’s corporate secretary at 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400, who will forward such communications to the independent directors.

Board Leadership Structure and Risk Oversight

Board Leadership Structure

Throughout much of Apache’s history, the Company has ascribed to the traditional U.S. board leadership structure, under which our chief executive officer has also served as the chairman of our Board of Directors. From 1969 until 2002, both of these positions were held by our founder, Mr. Raymond Plank. However, upon Mr. Raymond Plank’s retirement as chief executive officer of the Company in 2002, Mr. Farris was appointed as the Company’s chief executive officer and Mr. Raymond Plank remained as the Company’s chairman of the board. Upon Mr. Plank’s retirement as chairman of the board in January 2009, Mr. Farris was appointed the Company’s chairman of the board, once again unifying the roles of chairman and chief executive officer. As Apache’s history demonstrates, we believe it is important to maintain the flexibility to have either a combined or a separated chair and chief executive officer structure as circumstances dictate. Each structure has served us well in the past. Currently, we believe that the efficiencies created by a combined position work best, especially when viewed in conjunction with our lead director, elected annually by our independent directors, assuring strong board leadership. In particular, this structure helps to ensure clarity regarding leadership of the Company, allows the Company to speak with one voice and provides for efficient coordination of board action, particularly in the event of crisis. The combination of the chairman’s ability to call board meetings with the chief executive officer’s intimate knowledge of our business, including our risk management framework, provides a strong structure for the efficient operation of our board process and effective leadership of our Board overall. This structure avoids potential confusion as to leadership roles and duplication of efforts that can result from the roles being separated. It also assists our chairman and chief executive officer in managing the Company and dealing with third parties more effectively on a day-to-day basis. Our Board regularly reviews all the aspects of our governance profile, including this one, and will make changes as circumstances warrant. This is the model that the Company has utilized for much of its history, and we believe that it is the most effective way to lead the Company going forward.

Risk Oversight

The goal of the Company’s risk management process is to understand and manage risk; management is responsible for identifying and managing the risks, while directors provide oversight to management in this process. Management identifies the significant risks facing the Company and the approaches to mitigate such risk. The Company’s Governance Principles state that in addition to its general oversight of management, the Board of Directors is responsible for a number of specific functions, including assessing major risks facing the Company and reviewing options for their mitigation.

Our Board of Directors has five standing independent committees: Audit, Corporate Governance and Nominating, Management Development and Compensation, Executive, and Stock Plan. Our Audit Committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the Board. The Audit Committee charter provides that the Audit Committee should discuss and consider the process by which senior management of the Company and the relevant departments assess and manage the Company’s exposure to risk, and discuss the Company’s major financial risk exposure and the steps management has taken to monitor, control, and report such exposures. In addition, the Audit Committee reports to the Board of Directors, which also considers the Company’s risk profile. The Audit Committee and the Board of Directors obtain input from management regarding the most significant risks facing the Company and the Company’s risk management strategy. The Audit Committee and the Board ensure that the risks undertaken are consistent with the Board’s tolerance for risk. While the Board is responsible for setting, monitoring and maintaining the Company’s risk management policies and practices, the Company’s executive officers and members of our management team are responsible for implementing and overseeing our day-to-day risk management processes. Additionally, the Board has created a Corporate Risk Committee composed of members of our management team. The Corporate Risk Committee monitors and manages risks and is tasked with, among other things, ensuring sound policies, procedures, and practices are in place to address corporate-wide management of risks. The Company believes that this division of responsibility is the most effective way to monitor and control risk.

In addition to the oversight provided by our full Board of Directors, Audit Committee, executive officers and the members of our management team, including our Corporate Risk Committee, our independent (non-employee) directors hold regularly scheduled executive sessions as often as they deem appropriate, but in any event at least twice each year. These executive sessions are chaired by our lead director, and provide an additional avenue through which we monitor the Company’s risk exposure and policies regarding risk management.

Risk Considerations in Our Compensation Programs

Our Management Development and Compensation (“MD&C”) Committee has discussed the concept of risk as it relates to our compensation programs, and the MD&C Committee does not believe our compensation programs encourage excessive or inappropriate risk taking. The MD&C Committee, with assistance of its independent compensation consultant (as discussed in the “Compensation Discussion and Analysis” below), arrived at this conclusion for the following reasons:

•

Our employees receive both fixed and variable compensation. The fixed (salary) portion provides a steady income regardless of the Company’s stock performance. This allows executives to focus on the Company’s business without an excessive focus on the Company’s stock price performance.

•	The goals and objectives for the annual cash incentive bonus are set to avoid overweighting any single factor that, if not achieved, would result in the loss of a large percentage of compensation.

•	Our stock options and restricted stock units generally vest over four years, which discourages short-term risk taking.

•	Our equity ownership requirements encourage a long-term perspective by our executives.

•	All of our executives’ unvested long-term equity compensation is forfeited upon voluntary termination, which encourages our executives to remain with the Company and maintain a long-term focus.

•	Our incentive programs have been in place for many years, and we have seen no evidence that they encourage excessive risk taking.

•	Essentially all of our employees participate in our equity-based compensation programs, regardless of business unit which encourages consistent behavior across the Company.

STANDING COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors has an Audit Committee, a Corporate Governance and Nominating (“CG&N”) Committee, an MD&C Committee, a Stock Plan Committee, and an Executive Committee. Actions taken by these committees are reported to the Board of Directors at the next board meeting. During 2012, each of the Company’s current directors attended at least 75 percent of all meetings of the Board of Directors and committees of which he or she was a member. All directors attended the Company’s 2012 annual meeting of shareholders held on May 24, 2012.

Name	Board		Audit		CG&N		MD&C		Stock Plan		Executive
Frederick M. Bohen (1)	✓						✓	**	✓	**
G. Steven Farris	✓	*									✓
Randolph M. Ferlic (2)	✓	†	✓	**							✓
Eugene C. Fiedorek	✓		✓
A. D. Frazier, Jr. (3)	✓						✓		✓	**
Patricia Albjerg Graham	✓				✓
Scott D. Josey	✓										✓
Chansoo Joung	✓		✓		✓
John A. Kocur	✓				✓		✓				✓	**
George D. Lawrence (4)	✓						✓	**			✓
William C. Montgomery	✓						✓		✓
Rodman D. Patton	✓		✓
Charles J. Pitman (2)	✓	†			✓	**			✓
No. of Meetings in 2012	6		10		5		6		7		1

*	Chairman of the Board
**	Committee Chairman
†	Lead Director
(1)	Mr. Bohen retired from the Board of Directors in February 2012.
(2)	Dr. Ferlic served as lead director from February 2011 until February 2013, at which time Mr. Pitman became lead director.
(3)	Mr. Frazier was appointed chairman of the Stock Plan Committee in February 2012.
(4)	Mr. Lawrence was appointed chairman of the MD&C Committee in February 2012.

Audit Committee

The Audit Committee reviews, with the independent public accountants and internal auditors of the Company, their respective audit and review programs and procedures and the scope and results of their audits. It also examines professional services provided by the Company’s independent public accountants and evaluates their costs and related fees. Additionally, the Audit Committee reviews the Company’s financial statements and the adequacy of the Company’s system of internal controls over financial reporting. As described more fully above in “Board Leadership Structure and Risk Oversight,” the Audit Committee is also tasked with overseeing the guidelines, policies, and controls governing the process by which management of the Company assesses and manages the

Company’s exposure to risk. The Audit Committee has the sole authority to appoint, compensate, retain, oversee, and terminate our independent auditors. It also has the sole authority to pre-approve all terms of and set fees for audit services, audit related services, tax services, and other services to be performed for the Company by the Company’s independent registered public accountants.

During 2012 and the first two months of 2013, the Board of Directors reviewed the composition of the Audit Committee pursuant to the rules of the NYSE and NASDAQ governing audit committees. Based on this review, the Board of Directors confirmed that all members of the Audit Committee are “independent” under the NYSE and NASDAQ rules. The Audit Committee charter, which reflects applicable NYSE and SEC rules and regulations, is available on the Company’s website (www.apachecorp.com). The Board of Directors has determined that all members of the Audit Committee qualify as financial experts, as defined in Item 407 of Regulation S-K under the Securities Act of 1933.

MD&C Committee

The MD&C Committee reviews the Company’s management resources and structure and administers the Company’s compensation programs and retirement, stock purchase and similar plans. Under the provisions of its charter, the MD&C Committee may, at its discretion and if allowed by applicable laws or regulations, delegate all or a portion of its duties and responsibilities to a subcommittee of the MD&C Committee composed of at least two members. During 2012 and the first two months of 2013, the Board of Directors reviewed the composition of the MD&C Committee pursuant to the rules of the NYSE and NASDAQ governing compensation committees. Based on this review, the Board of Directors confirmed that all members of the MD&C Committee are “independent” under the NYSE and NASDAQ rules. The MD&C Committee charter is available on the Company’s website (www.apachecorp.com).

CG&N Committee

The duties of the CG&N Committee include recommending to the Board of Directors the slate of director nominees submitted to the shareholders for election at each annual meeting and proposing qualified candidates to fill vacancies on the Board of Directors. The CG&N Committee is also responsible for developing corporate governance principles for the Company, reviewing related party transactions, and overseeing the evaluation of the Board of Directors. During 2012 and the first two months of 2013, the Board of Directors reviewed the composition of the CG&N Committee pursuant to the rules of the NYSE and NASDAQ governing nominating and governance committees. Based on this review, the Board of Directors confirmed that all members of the CG&N Committee are “independent” under the NYSE and NASDAQ rules. The CG&N Committee charter is available on the Company’s website (www.apachecorp.com).

The CG&N Committee considers director nominee recommendations from executive officers of the Company, independent members of the Board and shareholders of the Company, as well as recommendations from other interested parties. The CG&N Committee may also retain an outside search firm to assist it in finding appropriate nominee candidates. Shareholder recommendations for director nominees received by Apache’s corporate secretary (at the address for submitting shareholder proposals and nominations set forth under the heading “Future Shareholder Proposals and Director Nominations” below) are forwarded to the CG&N Committee for consideration.

Stock Plan Committee

In July 2011, the Board of Directors formed a fifth standing independent committee, the Stock Plan Committee, to replace the Stock Option Plan Committee, which was a subcommittee of the MD&C Committee. The Stock Plan Committee charter is available on the Company’s website (www.apachecorp.com). The principal purpose of the Stock Plan Committee is to assist the Board of Directors in the discharge of its responsibilities related to equity-based compensation for the Company’s employees, including the named executive officers.

The three members of the Stock Plan Committee are “outside directors” as defined by applicable federal tax law or regulations of the Internal Revenue Service. The duties of the Stock Plan Committee include (i) administration of the Company’s equity-based compensation plans and programs and approval, award, and administration of grants made thereunder, (ii) certification of performance goals and their achievement, (iii) making recommendations to the Board of Directors with respect to the Company’s equity-based compensation plans and programs, and (iv) any other duties and responsibilities expressly delegated to the Stock Plan Committee by the Board of Directors relating to equity-based compensation plans and programs.

Executive Committee

The Executive Committee is vested with the authority to exercise the full power of the Board of Directors, within established policies, in the intervals between meetings of the Board of Directors. In addition to the general authority vested in it, the Executive Committee may be vested with specific powers and authority by resolution of the Board of Directors.

Committee Charters

As noted above, you can access electronic copies of the charters of the Audit Committee, CG&N Committee, MD&C Committee, and Stock Plan Committee of the Board of Directors on the Company’s website (www.apachecorp.com). Also available on the Company’s website are our Governance Principles and our Code of Business Conduct, which meets the requirements of a code of ethics under applicable SEC regulations and NYSE and NASDAQ standards. You may request printed copies of any of these documents by writing to Apache’s corporate secretary at 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400.

CRITERIA FOR NEW BOARD MEMBERS

AND RE-ELECTION OF BOARD MEMBERS

The CG&N Committee considers the following criteria in recommending new nominees or the re-election of directors to the Company’s Board of Directors and its committees:

•

Expertise and perspective needed to govern the business and strengthen and support senior management – for example: strong financial expertise, knowledge of international operations, or knowledge of the petroleum industry and/or related industries.

•	Sound business judgment and a sufficiently broad perspective to make meaningful contributions.

•	Interest and enthusiasm in the Company and a commitment to become involved in its future.

•	The time and energy to meet Board of Directors commitments.

•	Ability to constructively participate in discussions, with the capacity to quickly understand and evaluate complex and diverse issues.

•	Dedication to the highest ethical standards.

•	Supportive of management, but independent, objective, and willing to question and challenge both openly and in private exchanges.

•	An awareness of the dynamics of change and a willingness to anticipate and explore opportunities.

All decisions to recommend the nomination of a new nominee for election to the Board of Directors or for the re-election of a director are within the sole discretion of the CG&N Committee.

All director candidates are evaluated, and the decision of whether or not to nominate a particular candidate is made, based solely on Company- and work-related factors and not with regard to a candidate’s or director’s inclusion in any protected class or group identified in the Company’s anti-discrimination policy.

The above criteria and guidelines, together with the section of the Company’s Governance Principles entitled “Qualifications of Board Members” constitute the policy of the CG&N Committee regarding the recommendation of new nominees or the re-election of directors to the Company’s Board of Directors or its committees. The Company’s Governance Principles are available on the Company’s website (www.apachecorp.com).

Diversity

Company policy precludes directors and employees from discriminating against any protected group. Company policy also precludes directors and employees from basing work-related decisions on anything other than work-relevant criteria. The Company’s approach to diversity complements these policies without conflicting with them. Our status as a global company makes the need for board diversity in all its aspects essential to our business. Our criteria for board selection, summarized in this section, operates as our diversity policy.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee of the Company shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for preparing the financial statements, maintaining effective internal controls over financial reporting, and assessing the effectiveness of internal controls over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2012 with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), including PCOAB Interim Auditing Standard AU Section 380, Communication With Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Audit Committee has discussed with the independent registered public accounting firm the firm’s independence from Company management and the Company, including the matters in the letter from the firm required by PCAOB Rule 3526, Communication with Audit Committees Covering Independence, and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

The Audit Committee also reviewed and discussed together with management and the independent registered public accounting firm management’s report on its assessment of the effectiveness of the Company’s internal controls over financial reporting as well as the independent registered public accounting firm’s report on the effectiveness of the Company’s internal controls over financial reporting.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. At four of the five Audit Committee meetings held in person during 2012, the Audit Committee met with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, including internal controls over financial reporting, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal controls over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2012, filed by the Company with the Securities and Exchange Commission.

The Audit Committee is governed by a charter, which is available on the Company’s website (www.apachecorp.com). The Audit Committee held ten meetings during fiscal year 2012, including the five in-person meetings referenced above. The Audit Committee is comprised solely of independent directors as defined by the New York Stock Exchange and the NASDAQ National Market listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

February 19, 2013	Members of the Audit Committee

Randolph M. Ferlic, Chairman
Eugene C. Fiedorek
Chansoo Joung
Rodman D. Patton

DIRECTOR COMPENSATION

Non-Employee Directors’ Cash Compensation

During 2012, under the terms of the non-employee directors’ compensation plan, each non-employee director received an annual cash retainer of $150,000 (with no separate meeting attendance fees and no retainers payable in shares), and the chairman of each committee received an additional annual cash retainer of $15,000 for chairing that committee.

During 2012, under the terms of the Company’s non-employee directors’ compensation plan, non-employee directors could defer receipt of all or any portion of their cash retainers. Deferred cash amounts accrue interest equal to the Company’s rate of return on its short-term marketable securities. Once each year, participating directors may elect to transfer all or a portion of their deferred cash amounts into the form of shares of Apache common stock. After such election, amounts deferred in the form of Apache common stock accrue dividends as if the stock were issued and outstanding when such dividends were payable. All deferred amounts, as well as accrued interest and dividends, are maintained in a separate memorandum account for each participating non-employee director. Amounts are paid out in cash and/or shares of Apache common stock, as applicable, upon the non-employee director’s retirement or other termination of his or her directorship, or on a specific date, in a lump sum or in annual installments over a ten-year (or shorter) period. One non-employee director deferred all of his cash retainer fees during 2012.

Non-Employee Directors’ Restricted Stock Units Program

In May 2011, the Company established the Non-Employee Directors’ Restricted Stock Units Program (the “RSU Program”), pursuant to the Company’s 2011 Omnibus Equity Compensation Plan. Each year, all non-employee directors are eligible to receive grants of restricted stock units the number of which is calculated by dividing $200,000 by the fair market value of a share of Apache common stock on the date of grant.

On August 15, 2012, each non-employee director was awarded 2,279 restricted stock units under the RSU Program, with a grant date fair value of $199,937. Half of the restricted stock units vest thirty days after the grant and the other half vest on the one-year anniversary date of the grant. Each restricted stock unit is equivalent to one share of common stock. Except as noted below, any unvested restricted stock units are forfeited at the time the non-employee director ceases to be a member of the Board of Directors. The unvested portion of any award automatically vests upon death or termination without cause (including retirement). Non-employee directors are required to choose, at the time of each award, whether such award will vest as 100 percent common stock or a combination of 40 percent cash and 60 percent common stock. Effective with the August 2012 award, non-employee directors no longer receive dividend equivalents on the unvested portions of their restricted stock unit awards.

Prior Plan for Directors’ Equity Compensation

The equity compensation plan for non-employee directors, originally established in February 1994, was terminated in January 2007. The original expiration date for this plan was July 1, 2009, with a maximum of 50,000 shares of common stock (115,500 shares after adjustment for the stock dividends and stock split) for awards granted during the term of the plan. However, in February 2007, the plan was amended to provide that no new awards would be granted subsequent to January 1, 2007, and no awards have been made since that date. The plan continues in existence solely for the purpose of governing still-outstanding awards made prior to January 1, 2007.

Each non-employee director was awarded 1,000 restricted shares of the Company’s common stock every five years from July 1, 1994 through July 1, 2000, with the shares vesting at a rate of 200 shares annually. On May 3, 2001, the plan was amended to provide that on July 1, 2001 and on July 1 of each third year thereafter, each non-employee director was awarded 1,000 restricted shares of common stock, with one-third of the shares vesting annually. On February 5, 2004, the plan was amended to adjust the awards to 2,310 restricted shares of common stock (1,000 shares adjusted for the stock dividends and stock split) for any awards made on July 1, 2004 and thereafter.

Awards were made from shares of common stock held in the Company’s treasury and were automatic and non-discretionary. All shares awarded under the plan have vested, have full dividend and voting rights, and are not eligible for sale while the non-employee director is still serving as a member of the Board.

Outside Directors’ Retirement Plan

An unfunded retirement plan for non-employee directors was established in December 1992, and amended most recently in July 2011. The plan is administered by the MD&C Committee and generally pays an annual benefit equal to 100 percent of the retired director’s annual retainer for a period based on length of service. Payments are made either (i) on a quarterly basis, for a maximum of ten years, or (ii) in a single lump sum equal to the net present value of the quarterly payments to which the director is entitled, and are paid from the general assets of the Company. In the event of the director’s death prior to receipt of all benefits payable under the plan, the remaining benefits are payable to the director’s surviving spouse or designated beneficiary until the earlier of the termination of the payment period or the death of the surviving spouse or designated beneficiary. During 2012, benefits were paid under this plan to one former director who retired from the Company’s Board of Directors in February 2012.

Annual Review of Director Compensation

In our annual review of director compensation, the benchmarking analysis provided to the Board for 2012 indicated that average director compensation paid in 2011 was slightly above the 50th percentile of our 2012 Compensation Peer Group (as defined on page 44). After its review, the Board decided that no changes to our director compensation programs would be made for 2012.

Share Ownership Requirement and Pledging Policy

The Company has a minimum share ownership requirement for non-employee directors. Within three years of joining the Board of Directors, each non-employee director is required to directly own shares and/or share equivalents totaling at least 7,000 shares of the Company’s common stock. Non-employee directors must continue to meet the minimum share ownership requirement while serving on the Board. Also, the Company has a pledging policy that prohibits non-employee directors and executive officers from holding Apache securities in a margin account or pledging any Apache securities as collateral for a loan. As of the date of this proxy statement, each non-employee director directly owned shares and/or share equivalents totaling more than 7,000 shares of the Company’s common stock and was in compliance with the pledging policy. See beneficial ownership information under the heading “Securities Ownership and Principal Holders” below.

Director Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2012:

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards (3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)
Frederick M. Bohen (2)	20,769	—	—	—	—	132,835	(4)	153,604
Randolph M. Ferlic	165,000	199,937	—	—	—	465		365,402
Eugene C. Fiedorek	150,000	199,937	—	—	—	465		350,402
A.D. Frazier	163,269	199,937	—	—	—	465		363,671
Patricia A. Graham	150,000	199,937	—	—	5,590	465		355,992
Scott D. Josey	150,000	199,937	—	—	—	465		350,402
Chansoo Joung	150,000	199,937	—	—	—	465		350,402
John A. Kocur	165,000	199,937	—	—	—	44,120	(5)	409,057
George D. Lawrence	163,269	199,937	—	—	6,134	465		369,805
William C. Montgomery	150,000	199,937	—	—	—	—		349,937
Rodman D. Patton	150,000	199,937	—	—	7,619	465		358,021
Charles J. Pitman	165,000	199,937	—	—	104	465		365,506

(1)	Employee directors do not receive additional compensation for serving on the Board of Directors or any committee of the Board. G. Steven Farris, the Company’s chairman and chief executive officer, is not included in this table as he was an employee of the Company during 2012. The compensation he received as an employee of the Company is shown in the Summary Compensation Table.
(2)	Mr. Bohen retired from the Board of Directors on February 9, 2012.
(3)	Grant date fair value, as computed in accordance with FASB ASC Topic 718, of 2,279 restricted stock units granted on August 15, 2012 to each non-employee director based on the per share closing price of the Company’s common stock of $87.73 on August 15, 2012. At year-end 2012, the aggregate number of unvested, restricted stock units was 1,140 units for each director.

None of the directors had unvested, restricted Apache common stock at year-end 2012.

(4)	Includes $132,692 in benefits paid pursuant to the Outside Directors’ Retirement Plan.
(5)	Includes life insurance and medical and dental premiums of $25,909 and $17,746 reimbursed for the taxes payable on income attributable to this benefit.

SECURITIES OWNERSHIP AND PRINCIPAL HOLDERS

The following tables set forth, as of January 31, 2013, the beneficial ownership of (i) each director or nominee for director of the Company, (ii) the principal executive officer, the principal financial officers, and the three other most highly compensated executive officers who served as officers of the Company during 2012, and (iii) all directors and executive officers of the Company as a group. All ownership information is based upon filings made by those persons with the SEC and upon information provided to the Company.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Common Stock, par value $0.625	G. Steven Farris	646,797	(5)(6)(7)		*
	Randolph M. Ferlic	344,645	(2)(7)		*
	Eugene C. Fiedorek	48,081	(2)(7)		*
	A. D. Frazier, Jr.	26,208	(2)(7)		*
	Patricia Albjerg Graham	17,551	(2)(3)(7)		*
	Scott D. Josey	48,970	(7)		*
	Chansoo Joung	18,417	(7)		*
	John A. Kocur	44,463	(2)(7)		*
	George D. Lawrence	44,882	(2)(3)(7)		*
	William C. Montgomery	11,279	(7)		*
	Rodman D. Patton	42,195	(2)(3)(7)		*
	Charles J. Pitman	39,067	(2)(3)(7)		*
	Roger B. Plank	408,356	(5)(6)(7)		*
	Rodney J. Eichler	196,895	(4)(5)(6)(7)		*
	P. Anthony Lannie	59,314	(5)(6)(7)		*
	Thomas P. Chambers	64,137	(5)(6)(7)		*
	All directors, nominees, and executive officers as a group (including the above named persons)	3,009,548	(4)(5)(6)(7)		*

*	Represents less than one percent of outstanding shares of common stock.
(1)	All ownership is sole and direct unless otherwise noted. Inclusion of any common shares not owned directly shall not be construed as an admission of beneficial ownership. Fractional shares have been rounded to the nearest whole share. All share numbers in the table and footnotes have been adjusted for the stock dividends and stock split.

(footnotes continued on following page)

(2)	Includes vested restricted common shares awarded under the Company’s Equity Compensation Plan for Non-Employee Directors.
(3)	Includes the following common share equivalents related to retainer fees deferred under the Company’s Non-Employee Directors’ Compensation Plan: Dr. Graham – 8,466; Mr. Lawrence – 9,366; Mr. Patton – 13,393; and Mr. Pitman - 158.
(4)	Includes the following common stock equivalents held through the Company’s Deferred Delivery Plan: Mr. Eichler – 63,245; and all directors and executive officers as a group – 96,070.
(5)	Includes the following common shares issuable upon the exercise of outstanding employee stock options which are exercisable within 60 days: Mr. Farris – 165,857; Mr. Plank – 61,497; Mr. Eichler – 50,480; Mr. Lannie – 20,557; Mr. Chambers – 9,010; and all directors and executive officers as a group – 602,608.
(6)	Includes shares held by the trustee of the Company’s 401(k) Savings Plan and related Non-Qualified Retirement/Savings Plan: Mr. Farris – 17,610; Mr. Plank – 62,082; Mr. Eichler – 13,034; Mr. Lannie – 7,162; Mr. Chambers – 7,799; and all directors and executive officers as a group – 180,086.
(7)	Includes 1,140 restricted stock units (each equivalent to one share of common stock) for Apache’s non-employee directors. Includes the following restricted stock units granted under the Company’s 2007 and 2011 Omnibus Equity Compensation Plans: Mr. Farris – 64,916; Mr. Plank – 49,991; Mr. Eichler – 49,991; Mr. Lannie – 21,093; Mr. Chambers – 22,173; and all directors and executive officers as a group – 423,054.

The following table sets forth the only persons known to the Company, as of February 28, 2013, to be the owners of more than five percent of the outstanding shares of the Company’s common stock, according to reports filed with the SEC:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock par value $0.625	BlackRock, Inc. 40 East 52nd Street New York, New York 10022	23,710,179	*	[6.05	]*

Common Stock par value $0.625	Capital Research Global Investors 333 South Hope Street Los Angeles, California 90071	23,802,036	**	[6.08	]**

*	Per Schedule 13G/A, dated February 4, 2013, filed by BlackRock, Inc. on February 6, 2013.
**	Per Schedule 13G, dated February 6, 2013, filed by Capital Research Global Investors on February 12, 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers, as well as beneficial owners of ten percent or more of the Company’s common stock, to report their holdings and transactions in the Company’s securities. Based on information furnished to the Company and contained in reports provided pursuant to Section 16(a), as well as written representations that no other reports were required for 2012, the Company’s directors and officers timely filed all reports required by Section 16(a), with the exception of a late report filed by Charles J. Pitman.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of December 31, 2012, relating to the Company’s equity compensation plans, under which grants of stock options, restricted stock units, and other rights to acquire shares of Apache common stock may be granted from time to time.

	(a)	(b)		(c)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders (1) (5)	11,028,055	$90.65	(3)	15,497,521	(4)
Equity compensation plans not approved by security holders (2) (5)	209,370	$40.85	(3)	592,044

Total	11,237,425	$90.47	(3)	16,089,565

(1)	Includes the Company’s 2005 Stock Option Plan, 2007 Omnibus Equity Compensation Plan (including 2011 Total Shareholder Return Program), and 2011 Omnibus Equity Compensation Plan (including 2012 Total Shareholder Return Program).
(2)	Includes the Company’s 2000 Stock Option Plan, Non-Employee Directors’ Compensation Plan, and Deferred Delivery Plan.

The Company’s Deferred Delivery Plan allows officers and certain key employees to defer income from restricted stock units granted under the 2007 Omnibus Equity Compensation Plan and the 2011 Omnibus Equity Compensation Plan in the form of deferred units. Each deferred unit is equivalent to one share of Apache common stock. Distributions from the plan are made, at the election of the participant, beginning five years from deferral or upon termination of employment.

(3)	Weighted average exercise price of outstanding stock options; excludes restricted stock units, performance-based stock units, and deferred stock units.
(4)	Available for grant under the 2011 Omnibus Equity Compensation Plan, as of December 31, 2012.

As of January 31, 2013, there were 7,560,456 shares available for grant under the 2011 Omnibus Equity Compensation Plan.

(5)	See Note 10 of the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the year ended December 31, 2012, for the material features of the 2000 Stock Option Plan, 2005 Stock Option Plan, 2007 Omnibus Equity Compensation Plan (including 2011 Total Shareholder Return Program), the stock options converted to Apache stock options in connection with the acquisition of Mariner Energy, Inc., and the 2011 Omnibus Equity Compensation Plan (including 2012 Total Shareholder Return Program).

EXECUTIVE OFFICERS OF THE COMPANY

Biographical information for the executive officers of the Company is set forth below. Biographical information for G. Steven Farris is set forth above under the caption “Continuing Directors.”

MICHAEL S. BAHORICH, 56, was appointed executive vice president and chief technology officer in November 2010, having previously served as the Company’s executive vice president and technology officer since February 2009, executive vice president – exploration and production technology since May 2000, vice president - exploration and production technology since January 1999, vice president - exploration technology since December 1997, and chief geophysicist since 1996. From 1981 until joining the Company in 1996, he held positions of increasing responsibility at Amoco Corporation in Denver, Colorado and Tulsa, Oklahoma. Mr. Bahorich is a director of Global Geophysical, a member of the board of trustees of the Houston Museum of Natural Science, and serves on advisory boards at Stanford University and Yale University.

JOHN R. BEDINGFIELD, 57, was appointed vice president – worldwide exploration and new ventures in November 2009. He previously served as the Company’s regional vice president and managing director for the Australia region since May 2009, deputy managing director – exploration for the Australia region since August 2005, region exploration manager for the Egypt region since 2003, geophysical manager for Egypt since 1999, and senior staff geophysicist since 1998. Prior to joining the Company, Mr. Bedingfield was employed by Exxon Corporation from 1982 to 1998 in a variety of U.S. domestic and international assignments.

THOMAS P. CHAMBERS, 57, was appointed executive vice president and chief financial officer in November 2010, having previously served as the Company’s vice president – corporate planning and investor relations since March 2009, vice president - corporate planning since September 2001, and director of corporate planning since March 1995. Prior to joining the Company, Mr. Chambers was in the international business development group at Pennzoil Exploration and Production, having held a variety of management positions with the BP plc group of companies from 1981 to 1992. Mr. Chambers is a member of the Society of Petroleum Engineers and serves on the advisory board of Houston Foundation for Life.

MATTHEW W. DUNDREA, 59, was appointed senior vice president – treasury and administration in November 2010, having previously served as the Company’s vice president and treasurer since July 1997, treasurer since March 1996, and assistant treasurer since 1994. Prior to joining the Company, Mr. Dundrea held positions of increasing responsibility at Union Texas Petroleum Holding, Inc. from 1982 to 1994.

ROBERT J. DYE, 57, was appointed senior vice president – global communications and corporate affairs in November 2010. He previously served as the Company’s vice president – corporate services since March 2009, vice president - investor relations since May 1997, director of investor relations since 1995, and held positions of increasing responsibility in the Company’s corporate planning area since 1992. Prior to joining the Company, Mr. Dye was planning manager for the offshore division of BP Exploration, Houston, Texas, from 1988 to 1992.

RODNEY J. EICHLER, 63, was appointed president and chief operating officer in February 2011. He previously served as the Company’s co-chief operating officer and president – international since February 2009, executive vice president – Egypt since February 2003, regional vice president in Egypt since 1999, and vice president of exploration and production in Egypt since 1997. Mr. Eichler also served as regional vice president for the Western region in Houston since 1996 and regional exploration and development manager for the Rocky Mountain region in Denver since 1993. Prior to joining the Company, he was vice president – exploration for Axem Resources, LLC in Denver, Colorado, and held geologist and management roles for Tenneco Oil Company.

DAVID L. FRENCH, 43, was appointed vice president – business development in January 2010, having previously served as region production manager – west for Apache Canada in Calgary, Alberta, since 2007. Mr. French also held positions of increasing responsibility, including production engineering manager and director of purchasing, EH&S and general services since joining Apache in 2005. Prior to joining the Company, he served as an associate principle for McKinsey & Company, a global management consulting firm, and held engineering and planning management roles in the Permian Basin for Amoco and Altura Energy Ltd.

JON A. GRAHAM, 58, was appointed vice president – environmental, health and safety in May 2011, having served as the Company’s region vice president and country manager in Argentina since June 2009. He joined the company in 1994 as reservoir engineering manager in the Rockies Region. He was also vice president for reservoir engineering in Canada, reservoir engineering manager for the Western and Gulf of Mexico regions, Gulf Coast Onshore Region vice president, and engineering general manager for Apache Egypt Companies. Prior to joining Apache, he was associated with Hunt Oil Co., Pacific Enterprises Oil Co., Santa Fe Minerals, and Amoco.

RODNEY A. GRYDER, 64, was appointed vice president, audit in November 2010. He previously served as the Company’s director, internal audit and business analysis since December 2001 and director, internal audit since 1998. Prior to joining Apache, Mr. Gryder was the director of corporate audit services at Western Atlas, Inc., manager of internal audit at TransTexas Gas Corporation, finance manager at Occidental International Exploration & Production, and held various audit positions at Tenneco Oil Exploration & Production.

MARGERY M. HARRIS, 52, was appointed executive vice president - human resources in December 2011, having been senior vice president - human resources since February 2011, and vice president – human resources since September 2007. Prior to joining the Company, she was consultant/principal of MMH Consulting Services, a privately-held human resources consulting firm, from 2006 to September 2007, executive vice president and senior vice president - human resources with Texas Genco LLC, a wholesale power generator, from 2005 to 2006, and senior vice president - human resources and administration of Integrated Electrical Services, Inc., from 2000 to 2005. Ms. Harris worked for Santa Fe Snyder (successor to Santa Fe Energy Resources) from 1995 to 2000 in a variety of human resources capacities, including vice president - human resources.

REBECCA A. HOYT, 48, was appointed vice president, chief accounting officer, and controller in November 2010. She previously served as the Company’s vice president and controller since November 2006, assistant controller since 2003, and held positions of increasing responsibility within the accounting area since joining the Company in 1993. Previously, Ms. Hoyt was an audit manager with Arthur Andersen LLP, an independent public accounting firm, from 1992 to 1993.

JON A. JEPPESEN, 65, was appointed executive vice president – Gulf of Mexico regions in May 2011, having been executive vice president since August 2009, senior vice president since February 2003, regional vice president for the Gulf Coast region since 2002, and regional vice president for the Offshore region since 1996. He served as the Company’s vice president of exploration and development for North America from 1994 to 1996, and exploration and development manager of the Offshore region from 1993 to 1994. Prior to joining the Company, Mr. Jeppesen was vice president of exploration and development for Pacific Enterprises Oil Company, Dallas, Texas, from 1989 to 1992.

P. ANTHONY LANNIE, 58, was appointed executive vice president and general counsel in August 2009, having been senior vice president and general counsel since May 2004, and vice president and general counsel since March 2003. Prior to joining the Company, he was president of Kinder Morgan Power Company, Houston, Texas, from 2000 through February 2003, and president of Coral Energy Canada in 1999. Mr. Lannie was senior vice president and general counsel of Coral Energy, an affiliate of Shell Oil Company and Tejas Gas Corporation, from 1995 through 1999, and of Tejas Gas Corporation from 1994 until its combination with Coral Energy in 1998.

ALFONSO LEON, 36, was appointed senior vice president – chief of staff in August 2012, having been the Company’s vice president – planning and strategy since November 2011, vice president - planning, strategy, and investor relations since November 2010, and director of strategic planning since March 2009. Prior to joining Apache, Mr. Leon was a director and head of energy investment banking at Perella Weinberg Partners from 2006 until 2009. Prior to that, he served in various corporate strategy, planning, and business development roles at Royal Dutch Shell.

JANINE J. MCARDLE, 52, was appointed senior vice president – gas monetization in September 2010, having been vice president - oil and gas marketing since November 2002. Prior to joining the Company, she served as managing director for Aquila Europe Ltd from November 2001 to October 2002, and held executive and management positions with Aquila Energy Marketing from 1993 to November 2001, including vice president - trading and vice president - mergers and acquisitions. Previously, she was a partner in Hesse Gas from 1991 to 1993 and was a member of the board of directors of Intercontinental Exchange, the electronic trading platform, from 2000 to October 2002.

AARON S. G. MERRICK, 50, was appointed vice president – information technology in August 2009, having served as director of information technology since March 2006. Prior to joining the Company, he was president of Merrick Applied Consulting, Inc. from July 2005 to March 2006, and owner of Aaron Merrick Computer Consulting from 2002 to 2005, consulting with Apache on the development of its data warehouse. He served as vice president of T-NETIX, Inc., a specialized telecommunications company, from 1995 to 2000, and was previously employed by the Company as assistant director of gas flow management from 1991 to 1994. From 1984 to 1990, Mr. Merrick was with KPMG Peat Marwick, an independent public accounting firm.

URBAN F. O’BRIEN, 59, was appointed vice president – governmental affairs in August 2009, having previously served as director of governmental, regulatory and community affairs since 1992. Prior to joining the Company, Mr. O’Brien served as governmental affairs manager for Mitchell Energy, special projects director for U.S. Representative Lloyd Bentsen, and projects coordinator for U.S. Representative Michael A. Andrews.

W. KREGG OLSON, 59, was appointed executive vice president – corporate reservoir engineering in August 2009, having been senior vice president – corporate reservoir engineering since September 2007, and vice president – corporate reservoir engineering since January 2004. Prior to that, Mr. Olson served as director of technical services from 1995 through 2003, and held positions of increasing responsibility within corporate reservoir engineering since joining the Company in 1992. Previously, he was associated with Grace Petroleum Corporation.

F. BRADY PARISH, JR. 47, was appointed vice president - investor relations in September 2012. Prior to joining the Company, he served as a managing director at Moelis & Company, leading its oil and gas advisory practice, from March 2011 to September 2012, and a managing director in the Global Natural Resources Group at Goldman, Sachs & Co. from June 2005 to June 2010. Previously, Mr. Parish was a director in the Global Energy & Power Group at Merrill Lynch & Co., from 1999 to 2005.

CHERI L. PEPER, 59, was appointed corporate secretary in May 1995, having previously served as assistant secretary since 1992. Prior to joining the Company, she was assistant secretary for Panhandle Eastern Corporation (subsequently PanEnergy Corp.) since 1988. Ms. Peper is a certified public accountant and a director of MemberSource Credit Union, formerly known as PT&T Federal Credit Union.

ROGER B. PLANK, 56, was appointed president and chief corporate officer in February 2011, having served as president since February 2009, and the Company’s principal financial officer until November 2010. He previously served as the Company’s executive vice president and chief financial officer since May 2000, and vice president and chief financial officer since July 1997. Since joining the Company in 1981, Mr. Plank has also served as vice president - planning and corporate development, vice president - corporate planning, and vice president - corporate communications. He serves as chairman of the board of the Alley Theatre, Houston, Texas, and is a past president of Texas Independent Producers and Royalty Owners Association (TIPRO), a large independent trade association. Mr. Plank is a director of Parker Drilling Company, Houston, Texas, and chaired its audit committee until January 1, 2013, at which time he became chairman of its compensation committee.

JON W. SAUER, 52, was appointed vice president - tax in May 2001, having previously served as director of tax since March 1997, and manager of tax since August 1992. Prior to joining the Company, Mr. Sauer was tax manager with Swift Energy Company, Houston, Texas, from 1989 to 1992, and a manager in the tax practice of Arthur Andersen & Co., an independent public accounting firm, from 1983 to 1989. Mr. Sauer is a certified public accountant and past chairman of the American Exploration & Production Council (formerly Domestic Petroleum Council) tax committee, and he serves on the tax committee of the American Petroleum Institute.

SARAH B. TESLIK, 59, was appointed senior vice president - policy and governance in October 2006. Prior to joining the Company, she was chief executive officer of the Certified Financial Planner Board of Standards, Inc. from November 2004 to October 2006, and executive director of the Council of Institutional Investors from July 1988 to October 2004.

THOMAS E. VOYTOVICH, 56, was appointed executive vice president, international operations, on February 6, 2013, having previously served as regional vice president and general manager in Egypt since June 2009. He also served as regional vice president for the Central region in Tulsa, Oklahoma, since March 2006, regional exploration manager for the Central region since May 2004, and in various technical positions with the Company in Tulsa beginning in March 1993. Prior to joining the Company, Mr. Voytovich held positions of increasing responsibility with Hillin-Simon Oil Company, Berexco Inc., Petro-Lewis Corporation, and Shell Oil Company from 1978 to 1993.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis section is organized as follows:

OVERVIEW

Our approach to executive compensation is simple: the pay that our executive officers ultimately take home should be aligned with the performance of our stock price. The compensation we reported in our proxy statement for our chairman and chief executive officer for 2010, the year that we introduced our total shareholder return program, provides a clear example of our philosophy in action. To date, our chairman and chief executive officer has permanently forfeited nearly 51 percent of his reported 2010 compensation and has only realized 31 percent of the reported amount. This reduction was caused solely by our poor stock price performance since 2010.

Is this because we failed to meet our goals? It is not. Prior to our most recent three-year measurement period that began in 2010, our chief executive officer’s tenure had produced a 317 percent total shareholder return from May 29, 2002 to December 31, 2009. During the past three years, despite a challenging environment for Apache, he has overseen increased production of approximately 34 percent and increased revenues of approximately 98 percent. However, our stock price has not reflected this performance, largely, due to factors outside our control.

Our chairman and chief executive officer’s realized pay to date has declined a dramatic 69 percent when compared to reported compensation because his and our commitment to the long-term alignment of pay and performance is working. In this case, it is that simple.

Turmoil in Egypt and low North American natural gas prices - both completely beyond our control - impacted our stock price in the short term. Moreover, Apache’s undertaking of new, mission-critical, long-term projects that have significant up-front capital costs unavoidably creates a gap period before their promise is realized.

As the following pages will make clear, our executive pay philosophy and practices do indeed align with long-term shareholder interests. We are walking the walk - read on.

Background

Our compensation programs link our executives’ compensation to our business model and shareholders’ interest. We are a global oil and gas exploration and production company with significant operations in six countries and, like others in our industry, are impacted in the short-term by cyclical commodity prices that are set in a global oil and gas market. Our goal is to manage our business for the long-term by focusing on steadily increasing reserves and production throughout the commodity cycle. We have increased our reserves 23 out of the last 27 years while increasing our production 32 of the last 34 years. We do this by maintaining a diversified portfolio, a conservative balance sheet, and a relentless focus on rate of return growth. Our portfolio is balanced across geographic regions and commodities (oil and gas), allowing us to allocate our exploration and development capital to areas that offer the most return on our investment. We strive to fund our exploration and development program with operating cash flow so that we retain the financial flexibility to pursue acquisitions when opportunities arise. In 2012, we invested approximately $10 billion in our capital program, while making acquisitions like Cordillera Energy Partners III, LLC, which doubled our acreage in the Anadarko basin. Over the past three years we have invested approximately $17 billion in some of our most productive regions to acquire production and acreage that we expect will allow us to accelerate our production growth in the next several years for the economic benefit of our shareholders.

Our industry is characterized by significant up-front capital investment and long time lags from investment to returns. For example, our liquefied natural gas (“LNG”) Wheatstone project in Australia, which is designed to monetize natural gas discovered in 2007, achieved final investment decision in 2011, and will require billions of dollars in capital investment before first production, expected in late 2016. Similarly, in the Gulf of Mexico, our non-operated Lucius project, discovered in 2009, was sanctioned in the fourth quarter of 2011, with first production projected in the second quarter of 2014.

Such a capital intensive, highly complex industry requires that we attract, motivate, and retain technically competent, experienced executives who can significantly impact our results. The competition to attract and retain this top talent throughout the commodity cycle is fierce. We meet this challenge by having a vibrant workplace with a unique culture and by providing excellent training, compensation, and benefits. We begin with a market competitive base salary, benefits, and worldwide opportunities for employment. We also provide a cash bonus opportunity that annually rewards executives based on their performance. Finally, in recognition of our long capital investment profiles, more than half of an executive’s total compensation is paid in equity-based long-term compensation. Therefore, the amount of compensation an executive actually realizes is dependent on our stock price performance over time. Our four-year vesting time frames for restricted stock units (“RSUs”) and stock options, and five-year total shareholder return programs are designed to align the interests of our executives with those of our shareholders and to reflect the long-term nature of our business.

Over 95 percent of our shareholders who voted on our say on pay proposal at our 2012 Annual Meeting approved the compensation of our named executive officers. Our Board of Directors has built on this endorsed approach in 2012 by adding these new provisions to further improve our compensation and governance practices:

•	Adopting a policy that limits the maximum annual incentive bonus to 200 percent of target for all executives beginning with the 2012 annual cash incentive bonus award;

•	Adopting a pledging policy that prohibits Apache’s directors and Section 16 officers from holding Apache securities in a margin account or pledging any Apache securities as collateral for a loan;

•	Eliminating dividend equivalent payments on unvested RSUs granted after July 2012;

•	Reviewing our clawback provisions to ensure they comply with current law and determining that, subject to changes in regulation, no changes are required at this time; and

•	Including a management proposal in this 2013 proxy statement supporting the annual election of our directors.

2012 Corporate Performance Highlights

In 2012, while Apache was focused on drilling wells on its existing inventory, we also increased our global exploration activity and continued to pursue acquisitions when opportunities arose, acquiring strategic acreage to position Apache for future long-term growth. While lower natural gas prices in North America impacted Apache’s financial results, we achieved record operational results in 2012.

Significant highlights for Apache in 2012 include:

•	Achieving record average production of 778,679 barrels of oil equivalent (“boe”) per day (51% oil and liquids), a 4 percent increase over 2011;

•	Receiving record oil and gas revenues of $16.9 billion;

•	Delivering cash flow[1] of $10.2 billion comparable to the previous year’s record;

•	Posting year-end reserves of approximately 2.9 billion boe;

•

Earning $1.9 billion, after absorbing the impact of an aggregate $1.4 billion after-tax, non-cash write-down of the carrying value of the Company’s Canadian proved oil and gas properties as a result of low gas prices in 2012;

•

Entering into an agreement with Chevron, a company with extensive experience developing LNG projects, LNG marketing expertise, and financial wherewithal, to partner with us in the Kitimat LNG facility in Canada, which is intended to monetize a material portion of our Canadian gas reserves;

•	Continuing for the second consecutive year uninterrupted operations in Egypt through a period of political turmoil;

•	Increasing our oil production and expanding our operations in the Permian and Anadarko Basins; and

•	Being recognized as one of Fortune Magazine’s Most Admired Companies for 2012, receiving one of the highest scores in the Mining, Crude Oil Production category of companies.

[1]	See footnote 4 on page 49.

Chief Executive Officer Compensation

The compensation structure for our chairman and chief executive officer is specifically designed so that a large portion of his realized compensation directly aligns his interests with those of our shareholders. We focus on his realized compensation because we believe that it is important that the amount he eventually takes home correlates with our Company’s performance. Therefore, a very substantial percentage of his compensation is long-term, equity-based, the realized value of which will be determined in the future by the long-term performance of Apache and its common stock. Some of this long-term compensation is in the form of RSUs the value of which is tied to our stock price, some is in stock options that will have no value except to the extent that the stock price increases, and some is in conditional grants of RSUs under our TSR Program (“Performance Shares”) that may or may not have value depending on how the total return to our shareholders compares to that of our peers.

•	Using grant date values, 58 percent of his total compensation is equity-based, the ultimate value of which is related directly to common stock performance.

•	81 percent of his total compensation is performance based, the value of which is determined by his and/or our stock’s performance.

•	For the second consecutive year, he did not receive a base salary increase.

•	His 2012 bonus was $4 million, modestly above target, but approximately 16 percent lower than his bonus in 2011.

Apache Total Shareholder Return

Our chairman and chief executive officer was appointed president, chief executive officer, and chief operating officer in May 2002, and was appointed chairman of the board in January 2009. Under his leadership, we have adhered to our core principles of portfolio balance, financial prudence, and rate of return focus. This approach has resulted in competitive, long-term returns to our shareholders as illustrated by the graph below, which compares Apache’s total shareholder return to our shareholders relative to the S&P 500 index and to the average total shareholder return of our Compensation Peer Group and our Performance Peer Group during his tenure as chief executive officer.

*	Note that Royal Dutch Shell has been excluded from this illustration, as data was not available for the full measurement period.

Performance Relative to Peers

The graphs below compare Apache’s production growth, cash-flow-from-operations2 growth, and reserves growth as well as reported pay relative to Apache’s Compensation Peer Group (see p. 45) over the previous three-year and five-year time periods.3 They demonstrate that during those time periods, our operational performance as compared to that of our peers was well above median while the compensation of our chairman and chief executive officer was well below the median of our peers.

*	Apache’s rank for the purposes of these graphs was determined using the three-year and five-year compound annual growth rate for production, cash-flow-from-operations, and reserves for the respective periods. Reported chief executive officer compensation reflects aggregate three-year and five-year compensation reported in the Summary Compensation Table.

The following graph compares Apache’s chairman and chief executive officer’s total compensation as reported in our proxy statements for 2011 and 2012 versus the total 2011 compensation of his peers in our Compensation Peer Group.

[2]	See footnote 4 on page 49.
[3]	Reflects market data through 2011, the last year of publicly available data at filing date.

Reported Pay vs. Realized Pay

The pay our chairman and chief executive officer ultimately realizes is aligned with the future performance of our common stock. The calculation of total compensation as reported in the Summary Compensation Table includes the grant date fair value of the long-term compensation on the day it is granted; this is only a starting point and is not necessarily indicative of the pay that he will actually realize.

The year 2010, when we initiated our total shareholder return program to further align our executives with our shareholders, is illustrative.

Since our chairman and chief executive officer was named our chief executive officer in 2002, our total shareholder return until 2010 was 317 percent. However, since 2010, although we have increased production by approximately 34 percent and revenues by approximately 98 percent, our stock price has declined, largely due to low North American natural gas prices and concerns over political turmoil in Egypt. Even though these events were outside the control of Apache, they have impacted our stock price and, consequently, our chairman and chief executive officer’s realized pay.

As a result of the decline in Apache stock price since 2010, at the conclusion of the three-year performance period of our 2010 TSR Program on December 31, 2012, none of the Performance Shares granted to our eligible employees, including our chairman and chief executive officer, in 2010 vested and all were permanently forfeited with no value. Because the exercise price of the stock options granted in 2010 was $99.30, they also do not have any intrinsic value at this time. Therefore, while our chairman and chief executive officer’s reported pay in 2010 was $19,294,429, to date he has realized only $6,021,644 – 31 percent of this reported pay. This demonstrates the alignment of his compensation with our shareholders.

The table below shows the difference between our chairman and chief executive officer’s 2010 pay as reported in the proxy statement for that year and his actual realized pay for that year as of January 31, 2013:

Category	2010 Reported Pay(1)	2010 Realized Pay as of January 31, 2013		2010 Realized Pay plus Current Value of LTC
Salary	$1,750,000	$1,750,000		$1,750,000
Annual Cash Bonus	$3,250,000	$3,250,000		$3,250,000
Performance Shares	$9,774,154	$0	(2)	$0
Stock Options	$3,498,631	$0	(3)	$2,580,907	(4)
RSUs	$0	$0		$0
Other Compensation	$1,021,644	$1,021,644		$1,021,644

Total Compensation	$19,294,429	$6,021,644		$8,602,551

(1)	Compensation as reported in the Summary Compensation table.
(2)

These conditional grants were issued under our 2010 TSR Program. The performance period for the 2010 Performance Program began on January 1, 2010, and ended on December 31, 2012. Apache was ranked 14th amongst its peer group, which resulted in a zero percent payout factor.

(3)	Stock option exercise price of $99.30. Apache stock price at January 31, 2013, was $83.76.
(4)	Valuing vested and unvested options using Black Scholes and current share price. Based on the remaining life of the stock options granted in May 2010, at an exercise price of $99.30.

2012 Shareholder Advisory Vote on Executive Compensation and Shareholder Feedback

We annually submit an advisory vote to our shareholders to approve the compensation of our named executive officers. At the 2012 annual meeting, our shareholders overwhelmingly approved the compensation of our named executive officers for fiscal 2011, with over 95 percent of the shareholders who voted on the compensation (excluding broker non-votes), approving such compensation. In 2012, the Board continued to review and evaluate our compensation programs and made modifications to address evolving best practices and changes in the regulatory environment. Beginning in July 2012, no dividend equivalents will be paid on grants of unvested RSUs (including Performance Shares). In addition, a maximum annual incentive payout not to exceed 200 percent of target for all executives was established beginning with the 2012 annual cash incentive bonus award.

In addition to the advisory vote on the compensation of our named executive officers, the board encourages feedback from our shareholders and carefully considers such feedback. Apache is one of a select few companies with a senior vice president of policy and governance who, along with our chairman and chief executive officer, regularly engages with our shareholders on important issues and concerns.

Compensation Best Practices

Our compensation programs, practices, and policies are constantly reviewed to ensure that we stay abreast of compensation best practices and, when necessary or desirable, we make modifications to our compensation programs. Listed below are some of our more significant practices and policies including the recent modifications described above.

•

Performance-Based Pay: Performance-based compensation comprised 81 percent of our named executive officers’ total compensation for fiscal year 2012 in accordance with our pay for performance philosophy.

•	Multiple Performance Measures: We use multiple performance measures that include short- and long-term objectives to evaluate executive performance.

•	Equity Compensation: Apache has a long-standing practice of awarding equity-based pay to substantially all of our employees.

•

Stock Ownership Requirements: Our stock ownership requirements apply to the Board of Directors and our officers to ensure that directors and officers are meaningfully invested in our stock, and have personal financial interests that are strongly aligned with those of our shareholders.

•	Pledging Policy: Our pledging policy prohibits Apache’s directors and Section 16 officers from holding Apache securities in a margin account or pledging any Apache securities as collateral for a loan.

•

Compensation Risk Assessment: We monitor our compensation policies and practices to avoid encouraging excessive or unnecessary risk-taking and mitigate the likelihood that they will have a material adverse effect on Apache.

•	Independent Compensation Committee: Each member of the MD&C Committee is independent as defined in the corporate governance listing standards of the NYSE and NASDAQ.

•	Independent Consultant: The MD&C Committee utilizes the services of an independent outside compensation consultant, currently Pearl Meyer & Partners (the “Consultant”).

•

Clawback: Our 2011 Omnibus Plan provides that each equity award is conditioned on repayment or forfeiture as required by existing law, including the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

•

Employment Contracts: With the sole exception of our chairman and chief executive officer whose employment contract dates back to 1988, all of our employees, including each of our other executive officers, are employed “at will,” with no employment contracts.

•	Forfeiture at Retirement: All unvested long-term compensation awards are currently forfeited upon termination or retirement.

•	Double Trigger: Accelerated vesting of equity compensation upon a change of control requires a double trigger (both a change of control and termination).

•	No Repricing: Our stock options cannot be repriced or reset.

•	No Gross-Ups: We do not make tax gross-up payments to executive officers except for those related to life insurance premiums and our expatriate tax-equalization policy.

EXECUTIVE COMPENSATION PHILOSOPHY

Our compensation philosophy is designed to attract, retain, motivate, and reward top talent. Our long-standing practice of awarding equity-based pay to substantially all employees reflects our view that each employee has the opportunity to contribute to our success. Our executive compensation programs are designed to reward excellent performance over the long-term and to align the interests of our executives with those of our shareholders. Both data and judgment play important roles in the design and implementation of our compensation programs.

Use of an Industry Peer Group and Survey Data

We consider multiple sources of internal and external data in making individual and plan-level compensation decisions. Peer group data plays an important role in our compensation decision making. For our 2012 compensation analysis, we focused on a peer group comprised of the companies that we most often compete with for executive talent. The companies in this group are U.S. companies with North American as well as global oil and/or natural gas operations and are comparable based on relevant financial factors, such as revenue, market capital, net income, oil and gas revenue, and total assets. Our peer group for 2012 (the “Compensation Peer Group”) and comparable financial data is reflected in the table below:

Compensation Peer Group

($ in billions, except TSR)

Company	Market Cap as of Dec. 31, 2012		Assets		Net Income		Revenues		Oil & Gas Revenue		1 Yr.* TSR		3 Yr.* TSR
Occidental Petroleum Corporation	62.05	(1)	64.2	(1)	4.6	(1)	24.2	(3)	18.9	(1)	–12.18	% (7)	3.23	% (5)
Anadarko Petroleum Corporation	37.14	(2)	52.6	(3)	2.4	(2)	13.4	(6)	12.4	(4)	–5.84	% (4)	15.50	% (3)
EOG Resources, Inc.	32.72	(3)	27.3	(8)	0.6	(7)	11.7	(8)	8.0	(6)	23.71	% (1)	31.77	% (2)
Apache Corporation	30.72	(4)	60.7	(2)	1.9	(4)	17.1	(4)	16.9	(2)	–14.19	% (8)	–17.38	% (8)
Marathon Oil Company	21.63	(5)	35.3	(7)	1.6	(5)	15.6	(5)	14.1	(3)	16.88	% (2)	62.75	% (1)
Devon Energy Corporation	21.05	(6)	43.3	(5)	(0.2	) (8)	9.5	(9)	7.2	(7)	–10.66	% (5)	–16.29	% (7)
Hess Corporation	18.09	(7)	43.6	(4)	2.2	(3)	38.4	(1)	10.9	(5)	–10.79	% (6)	–8.46	% (6)
Murphy Oil Corporation	11.57	(8)	17.5	(9)	1.0	(6)	28.6	(2)	4.6	(9)	16.76	% (3)	10.80	% (4)
Chesapeake Energy Corporation	11.06	(9)	41.6	(6)	(0.9	) (9)	12.3	(7)	6.3	(8)	–27.24	% (9)	–25.78	% (9)
(rankings in parenthesis)

*	One-year TSR calculations use a 60-day beginning and end price for the period between January 1, 2010 through December 31, 2010. The three-year TSR calculations use a 60-day beginning and end price for the period between January 1, 2010 through December 31, 2012. Dividends have been reinvested on the ex-dividend date for the purposes of these calculations.

Each of our Compensation Peer Companies also lists Apache as one of its peers in their most recently filed proxy statement. In addition to the Compensation Peer Group, we have created a broader peer group that we use for the limited purpose of our total shareholder return program (“TSR Program”). For additional information on our TSR Program, please see “Long-Term Compensation - Performance Shares - Total Shareholder Return Program.”

In addition to data pertaining to the Compensation Peer Group, we use the latest available data provided by the Consultant from published energy-sector surveys and from published, general industry size-based surveys. We review the Consultant’s benchmarking data and its process for assimilating the data used in this competitive benchmarking process, which is a blend of data from our Compensation Peer Group and the applicable survey data. Additionally, we review Fortune 500 proxy data for companies with market capitalization similar to ours to compare the compensation of the chairman and chief executive officer.

Use of Judgment

The Board of Directors and the MD&C Committee believe that the application of our collective experiences and business judgment is as important to the compensation decision process as is the application of data and formulae. Our compensation policies and practices reflect this belief.

While market data provides an important tool for analysis and decision-making, we realize that over-reliance on data can give a false illusion of precision. Consequently, we also give consideration to an individual’s personal contributions to the organization, as well as his or her leadership qualities, skill sets, qualifications, experience, and demonstrated performance. We also value and seek to reward performance that develops talent from within, embraces the sense of urgency that defines us, and demonstrates the qualities of imagination and drive that enable an Apache officer to resolve longer-term challenges and important new issues. While these qualities and competencies are not easily correlated to typical compensation data, they deserve, and are given, consideration in reaching compensation decisions. Market data provides us with the foundation for application of the above principles and the ensuing decisions.

ELEMENTS OF OUR COMPENSATION PROGRAM

Our people are crucial to our success. This should be said again. Our people are crucial to our success. We compete in a highly technical and complex industry where available talent is in high demand and valuable. Our business involves high up-front capital investment, risky operations, and long investment lead times. Therefore, we strive to attract, motivate, and retain technically proficient executives with extensive experience in the industry. The market for such executives is tight. To ensure our continued success, we must attract and retain superior talent in this competitive market. To provide competitive compensation packages for our executives, we reference the middle range of the market, while accounting for individual factors that allow us to be competitive in attracting and retaining the right talent. Our executive compensation program has four elements:

•	Base salary;

•	Annual cash incentive bonus;

•	Long-term compensation; and

•	Benefits.

Our approach to total compensation begins with an analysis of executive base salaries relative to the market for their talent and experience. In addition to the external markets, we consider the importance of each role as it is valued internally within our organization. Factors such as experience in the industry, length of service with Apache, accountability, and any added functions not included in the market benchmark are also evaluated. This is the fundamental step in the benchmarking of our executive pay as both the annual cash incentive bonus and long-term compensation targets operate as a function of salary. Once the base salary is established, market comparable bonus, and long-term compensation target values are derived based on salary ranges. This tiered approach to setting compensation ensures our executives are well aligned with the market as well as internally to each other. Once each component of pay is evaluated on an individual basis, total compensation for each executive is then compared to the market to ensure overall alignment. In addition, we perform an annual review of our benefits programs to ensure that we provide competitive benefits to our employees.

For 2012, our named executive officers were:

•	G. Steven Farris, chairman and chief executive officer;

•	Roger B. Plank, president and chief corporate officer;

•	Rodney J. Eichler, president and chief operating officer;

•	P. Anthony Lannie, executive vice president and general counsel; and

•	Thomas P. Chambers, executive vice president and chief financial officer.

The chart below sets forth each element as a proportion of the named executive officers’ total compensation and reflects the following: base salary earnings for 2012, annual cash incentive bonus for 2012, the grant date fair value of the 2012 long-term compensation awards, and all other compensation. For a discussion of the 2012 compensation of the named executive officers, see “Compensation Decisions in 2012” below.

The chart above illustrates that 78 percent of our named executive officers’ total compensation is performance-based and that 59 percent of our named executive officers’ total compensation is equity-based, long-term compensation that rewards them only to the extent that our shareholders are also rewarded.

Base Salary

A competitive base salary for each of our employees is the essential foundation to our ability to compete. To review and establish base salary ranges for our executives, we analyze each executive officer position by:

•

Examining the scope of the job, the nature and complexity of the responsibilities, the financial impact of the position, the training, knowledge, and experience required to perform the job, the recruiting challenges and opportunities associated with the position, the risks and opportunities associated with hiring at the higher and lower ranges of the position skill sets, the expected autonomy of the job, and, for current executives, the Apache-specific experience, seniority, performance, and compatibility.

•	Utilizing energy-industry and company-size general surveys to establish salary ranges for comparable executives, where the mid-point of the range reflects the 50th percentile of the market data.

•	Evaluating the executive positions on the basis of these factors.

•	Using judgment to determine where a particular executive’s salary falls within the salary ranges.

We review base salaries continually with a view towards considering adjustment every 12 to 18 months, but base salary reviews may occur more or less frequently depending on Apache, market conditions, and individual performance.

Annual Cash Incentive Bonus

Our executive officers are eligible to earn an annual cash incentive bonus. We set annual cash incentive bonus targets hierarchically as a multiple of base salary, with target multiples increasing with the level of responsibility of the executive. The percentage of target actually awarded to our corporate executive officers is determined as a function of a combination of (i) our achievement of a variety of financial, operational, and management objectives, which we refer to as corporate performance goals and corporate management objectives, respectively, and (ii) each officer’s individual achievement of job-specific goals and overall performance. The chairman and chief executive officer evaluates officers with regional responsibilities based on their region’s production, revenue, costs, and other regional results.

Corporate Performance Element

We equally weight the achievement of our corporate performance goals and our corporate management objectives in our evaluation of the annual incentive award for each of the named executive officers.

•

Corporate Performance Goals: The corporate performance goals are a set of objective standards that are established each year for production growth, reserve growth, earnings, cash flow, and lifting costs per boe. These goals may be modified from time to time by the MD&C Committee to appropriately reflect acquisitions, dispositions, and other major events. Each corporate performance goal represents approximately 5 to 15 percent of an officer’s annual cash incentive bonus. For each corporate performance goal, the executive officers can be awarded full credit if Apache achieves the goal, potential partial credit if Apache makes significant progress towards the goal, and extra credit if Apache exceeds the goal due to the extraordinary nature of these achievements. The ambitious corporate performance goals we set for 2012 were impacted by the considerable decline in natural gas prices experienced in North America that led to write downs of our natural gas reserves in Canada. These non-cash write downs negatively impacted our earnings and reserves. Accordingly, we partially met only one of the five corporate performance goals.

•

Production: Our goal was to grow production 6 percent (after accounting for 2011 divestitures). In 2012, we grew production 5.4 percent (after accounting for 2011 divestitures), partially meeting this goal.

•	Earnings: Our goal was earning at least $4.5 billion. Largely as a result of the write down of natural gas reserves in Canada, we did not achieve our earnings goal.

•	Reserves: Our goal was to grow reserves by 5 percent. In 2012, we did not meet this goal as a result of the write down of the reserves in Canada.

•

Cash Flow: Our goal was to generate annual cash flow[4] of at least $10.23 billion. While our cash flow was impacted by the depressed North American natural gas prices, we generated $10.25 billion, which however, was just shy of this goal on a per share basis.

•	LOE per BOE: Our goal was to maintain direct lifting costs per boe produced at the 2011 levels of $9.54 per boe. In 2012, we did not achieve this goal as our lifting costs were $10.41/boe.

•

Corporate Management Objectives: Our corporate management objectives include a comprehensive list of strategic and tactical goals developed and weighted by management and approved by the MD&C Committee at the beginning of each year. These objectives are then reviewed and, if appropriate, modified through the year as circumstances dictate and as approved by the MD&C Committee. Each basic corporate management objective represents no more than 4 percent of an officer’s annual cash incentive bonus. The MD&C Committee has discretion in determining the relative success of the corporate management objectives. Points for each goal vary based on the relative importance of each goal, and are awarded upon achievement. In the case of certain objectives, partial or extra credit may be awarded based on the extent of goal achievement. In addition to the tactical goals, executives are eligible to receive extra credit for attainment of extraordinary objectives.

Individual Performance Element

The foundation of our annual cash incentive bonuses is our achievement of the corporate performance goals and corporate management objectives. We believe that annual cash incentive bonuses are most effective when they are carefully tailored to job responsibilities of individual executives. The MD&C Committee receives input from the chairman and chief executive officer on the individual performance of each executive officer other than himself.

Long-Term Compensation

Long-term, equity-based compensation is regularly made available to substantially all of our employees to ensure a company-wide ethic of ownership and entrepreneurialism. Properly designed long-term, equity-based compensation aligns the interests of executive officers and employees with those of our shareholders and plays an important role in our overall compensation structure.

We annually grant a combination of RSUs, stock options, and Performance Shares, the overall grant value of which is based on a hierarchical multiple of salary. The multiple of salary for each executive is determined based on the executive’s level in the organization and is adjusted periodically as necessary to align the total compensation of our executives with the market. The multiples for long-term compensation increase as the level of responsibility rises.

[4]

Adjusted earnings and cash flow are non-GAAP financial measures, as defined in Regulation G promulgated by the SEC. Adjusted earnings is net income (loss) attributable to common stock adjusted for certain items that management believes affect the comparability of operating results, such as foreign currency fluctuation impact on deferred tax expense, merger, acquisitions and transitions costs, net of tax, deferred tax adjustments, commodity derivative mark-to-market gains or losses, and additional depletion, net of tax. A reconciliation of adjusted earnings to net income for the year ended December 31, 2012, is contained in item 7 of our Annual Report on Form 10-K for the year ended December 31, 2012. Cash flow is cash from operations before changes in operating assets and liabilities. A reconciliation of cash flow to net cash provided by operating activities for the year ended December 31, 2012, was previously furnished to the SEC in our Current Report on Form 8-K dated February 14, 2013.

Long-term compensation awarded to our executive officers is presently apportioned in accordance with targeted grant date values as follows: Performance Shares (35 percent), RSUs (35 percent), and stock options (30 percent).

Performance Shares

Each January, our named executive officers receive Performance shares under our TSR Program. Under the TSR Program:

•

We issue conditional awards to substantially all of our management and senior level professional employees, including each named executive officer, based on a target percentage of the grantee’s then annual base salary;

•

Each TSR Program has a three-year performance period, at the end of which a calculation of total shareholder return (“TSR”) performance is determined for Apache and each member of the Performance Peer Group (defined below) by dividing (i) the sum of the cumulative amount of each company’s dividends for the performance period (assuming same-day reinvestment into the company’s common stock on the ex-dividend date) and the average per share closing price of each company’s stock for the 60 trading days at the end of the performance period minus the average per share closing price of each company’s stock for the 60 trading days preceding the beginning of the performance period; by (ii) the average per share closing price of each company’s stock for the 60 trading days preceding the beginning of the performance period;

•

Our TSR performance is directly ranked against the Performance Peer Group, resulting in the application of a payout factor to the target number of Performance Shares to derive the adjusted number of RSUs that will actually be paid at the end of the performance period;

•	The resulting shares vest over time, with 50 percent of the shares vesting at the end of the three-year performance period, and the remaining 50 percent vesting equally over the following two years;

•	Employees must be employed at the time of each vesting to receive vested shares; and

•

If a change of control and a recipient’s involuntary termination or voluntary termination with cause (double trigger) occur (i) during the performance period, the TSR is calculated and our TSR performance is ranked within the Performance Peer Group as of the date of termination; (ii) during the vesting period, the entire amount of the award vests as of the date of termination.

The peer companies for each performance period (the “Performance Peer Group”) are determined prior to commencement of the period and comprise a larger group of companies than our Compensation Peer Group. We use an expanded list of performance peer companies for the following reasons:

•

Comparison: The broader Performance Peer Group provides a more appropriate basis for judging our corporate performance than the more narrowly focused Compensation Peer Group. The Compensation Peer Group consists, in large part, of companies whose principle business is North American oil and/or natural gas and who are our predominant competition for executive talent. As approximately 44 percent of our production is outside of North America and approximately 45 percent of our production is crude oil, it is more appropriate to have a larger, more diversified peer group to benchmark our corporate performance. The expanded Performance Peer Group includes many companies we compete against internationally. The overall risks and opportunities faced by this larger group more closely match ours than those faced by the less diverse Compensation Peer Group.

•

Continuation: Because it is not unusual that one or two companies in our Compensation Peer Group may cease to exist during a three-year performance period through merger or otherwise, the expanded group provides more stability and longevity to the TSR Program.

•	Statistical Reliability and Validity: The larger Performance Peer Group provides a more stable and valid statistical yardstick for the TSR Program.

The Performance Peer Group for our 2012 TSR Program and comparable financial data is reflected in the table below:

Performance Peer Group

($ in billions, except TSR)

Company	Market Cap as of Dec. 31, 2012		Assets		Net Income		Revenues		Oil & Gas Revenue		1 Yr.++ TSR		3 Yr.++ TSR
ExxonMobil Corporation	399.51	(1)	333.8	(2)	44.9	(1)	482.3	(1)	96.6	(2)	15.38	% (5)	33.21	% (5)
Royal Dutch Shell plc**	218.94	(2)	360.3	(1)	26.6	(2)	481.7	(2)	102.9	(1)	2.66	% (11)	31.35	% (7)
Chevron Corporation	212.19	(3)	233.0	(4)	26.2	(3)	241.9	(4)	77.2	(3)	9.81	% (8)	56.28	% (3)
BP plc	132.09	(4)	301.0	(3)	17.6	(4)	383.6	(3)	71.9	(4)	3.95	% (10)	–19.19	% (16)
EniSpA+	89.01	(5)	185.4	(5)	10.2	(5)	165.6	(5)	46.2	(6)	17.14	% (2)	10.52	% (10)
ConocoPhillips Company	70.43	(6)	117.1	(6)	8.4	(6)	62.0	(6)	58.0	(5)	12.31	% (7)	62.87	% (1)
Occidental Petroleum Corporation*	62.05	(7)	64.2	(7)	4.6	(7)	24.2	(9)	18.9	(7)	–12.18	% (16)	3.23	% (11)
Anadarko Petroleum Corporation*	37.14	(8)	52.6	(9)	2.4	(9)	13.4	(13)	12.4	(11)	–5.84	% (12)	15.50	% (8)
EOG Resources, Inc.*	32.72	(9)	27.3	(15)	0.6	(15)	11.7	(15)	8.0	(13)	23.71	% (1)	31.77	% (6)
Canadian Natural Resources Ltd**+	31.61	(10)	47.2	(10)	2.6	(8)	15.5	(12)	13.9	(10)	–15.56	% (18)	–11.99	% (13)
Apache Corporation	30.72	(11)	60.7	(8)	1.9	(11)	17.1	(10)	16.9	(8)	–14.19	% (17)	–17.38	% (15)
Marathon Oil Company*	21.63	(12)	35.3	(14)	1.6	(12)	15.6	(11)	14.1	(9)	16.88	% (3)	62.75	% (2)
Devon Energy Corporation*	21.05	(13)	43.3	(12)	(0.2	) (17)	9.5	(16)	7.2	(14)	–10.66	% (14)	–16.29	% (14)
Hess Corporation*	18.09	(14)	43.6	(11)	2.2	(10)	38.4	(7)	10.9	(12)	–10.79	% (15)	–8.46	% (12)
Noble Energy, Inc.	18.10	(15)	17.6	(18)	1.0	(13)	4.2	(19)	4.0	(19)	7.86	% (9)	44.58	% (4)
EnCana Corporation	14.55	(16)	18.7	(17)	(2.8	) (19)	5.2	(18)	6.1	(17)	13.22	% (6)	–23.62	% (17)
Talisman Energy Inc.	11.69	(17)	21.9	(16)	0.1	(16)	7.3	(17)	6.6	(15)	–7.76	% (13)	–30.99	% (19)
Murphy Oil Corporation*	11.57	(18)	17.5	(19)	1.0	(14)	28.6	(8)	4.6	(18)	16.76	% (4)	10.80	% (9)
Chesapeake Energy Corporation*	11.06	(19)	41.6	(13)	(0.9	) (18)	12.3	(14)	6.3	(16)	–27.24	% (19)	–25.78	% (18)
(rankings in parenthesis)

  *These companies are also included in our Compensation Peer Group.

**2011 information. To be updated

  +Converted to US$ as of December 31, 2012

++One-year TSR calculations use a 60-day beginning and end price for the period between January 1, 2010 through December 31, 2010. The three-year TSR calculations use a 60-day beginning and end price for the period between January 1, 2010 through December 31, 2012. Dividends have been reinvested on the ex-dividend date for the purposes of these calculations.

2012 TSR Program Payout Factor: Under our 2012 TSR Program, a rank of one results in a multiple of 2.5 with the multiple grading down to 0.5 for a ranking of 13, and a multiple of 0.0 for a ranking below 13.

2013 TSR Program

The Performance Peer Group for the 2013 TSR Program, pursuant to which grants were awarded in January 2013, is the same as the one for our 2012 TSR Program. Under our 2013 TSR Program a rank of one results in a multiple of 2.0 with the multiple grading down to 0.55 for a ranking of 15, and a multiple of 0.0 for a ranking below 15. We adjusted the payout multiples for our 2013 TSR Program to drive the grant date value of the payout as close to 1.0 as possible.

Restricted Stock Units

Each May, our employees, including our named executive officers, receive RSUs, currently under the 2011 Omnibus Equity Compensation Plan. Generally, the RSUs:

•	Are granted to substantially our entire employee population, including our executive officers, based on a target percentage of the grantee’s then annual base salary;

•	Vest ratably over four years;

•	Upon vesting, allow each grantee to receive one share of common stock for each RSU;

•	Require a double trigger for accelerated vesting (both a change of control and a recipient’s involuntary termination or voluntary termination with cause); and

•	Are forfeited if they are unvested and the executive voluntarily terminates or is terminated for cause prior to the vesting date.

Stock Options

Each May, our employees, including our named executive officers, also receive stock option grants, currently under the 2011 Omnibus Equity Compensation Plan. Generally, our stock options:

•	Are granted to approximately half of our employees, including our named executive officers, based on a target percentage of the grantee’s then annual base salary;

•	Benefit the recipient only if shareholders also benefit from appreciating stock prices;

•	Become exercisable ratably over a four-year period;

•	Have an exercise price equal to the closing price of our common stock on the date of grant and expire 10 years after grant;

•	Require a double trigger for accelerated vesting (both a change of control and a recipient’s involuntary termination or voluntary termination with cause); and

•	Cannot be repriced or reset or exchanged for cash, if they are underwater (exercise price is greater than current stock price).

The grants of Performance Shares, RSUs and stock options made in 2012 to the named executive officers are reflected in the “Grants of Plan-Based Awards Table.”

Stock Ownership Requirements

To further align the interests of our directors and officers with those of our shareholders, we have stock ownership requirements for both directors and officers. Since 2007, we have had minimum stock ownership requirements for our Board of Directors, and in November 2009, we adopted a two-part stock ownership policy for our officers. Officers are expected to meet these requirements within three years of being appointed or promoted to their position. In the event of a base salary increase, officers have one year to meet their increased requirement. All of the directors and the named executive officers currently meet these requirements.

Salary Multiple Requirement

One part of the stock ownership policy requires that each officer own at least the number of shares of our common stock equal to a multiple of the officer’s base salary, measured against the value of the officer’s holdings, based on the average per share closing price of our common stock for the previous year. After achieving the minimum stock ownership requirements, each officer must continue to meet the minimum stock ownership requirements for his or her current office. The ownership requirements are:

Position	Requirement
Chief Executive Officer	5.0x Base Salary
Presidents	3.0x Base Salary
Executive Vice Presidents and Senior Vice Presidents	2.5x Base Salary
Vice Presidents, Regional Vice Presidents, and Staff Vice Presidents	2.0x Base Salary

In determining stock ownership levels, we include: Shares purchased in the open market; vested shares in qualified and non-qualified plans; shares obtained through stock option exercises that the officer continues to hold; the vested portion of RSUs and restricted stock; shares beneficially owned in a trust or partnership, by a spouse, and/or minor child; and shares held in the Apache’s Deferred Delivery Plan. Unearned Performance Shares, unvested RSUs, unvested shares of restricted stock, and unexercised stock options are not counted toward meeting the requirements.

Percentage of Equity Award Requirement

A second stock ownership test requires each officer to hold at least 15 percent of all restricted and performance shares he or she receives, net of tax withholding, until such officer retires or otherwise terminates his or her employment.

Benefits

Our named executive officers receive the standard benefits received by all employees including: group health (medical, dental, pharmacy and vision), group life, accidental death and dismemberment, business travel accident, disability plans, defined contribution retirement plans (a Money Purchase Retirement Plan and a 401(k) Savings Plan), and vacation.

General Executive Policies

As part of their total compensation, our named executive officers are eligible for additional benefits that are designed to maintain market competitiveness. These include a comprehensive annual physical examination, an individual cash-value-based variable universal life insurance policy of two times base salary, an enhanced individual long-term disability policy of 75 percent of eligible earnings, and continued Apache and employee tax deferred contributions to a non-qualified retirement/savings plan once limits are reached in qualified retirement plans.

Use of Property

Our operations are spread around the globe, including in locations that present a variety of physical and geo-political risks. For both business efficiency and security reasons, we require the chairman and chief executive officer to use Apache’s aircraft for all air travel, unless good business judgment would require otherwise.

More details on the above benefits are presented under “All Other Compensation” following the “Summary Compensation Table.”

COMPENSATION DECISIONS IN 2012

The following discussion sets forth decisions regarding 2012 compensation for our named executive officers: Messrs. Farris, Plank, Eichler, Lannie, and Chambers.

Experience and Responsibilities

Chairman and Chief Executive Officer

Mr. Farris joined Apache in 1988, and was named chief executive officer in May 2002 and chairman of the board in January 2009. His leadership responsibilities include developing sustainable global strategies, recommending and implementing our capital expenditure programs, developing and maintaining sound business relationships with many of the world’s major energy companies, developing and maintaining good relationships with the shareholder, investment, and policy-making communities, guiding and developing senior management, and overseeing our major business and staff units.

Mr. Farris’ direct reports include each of the other named executive officers, except for Mr. Chambers, who reports to Mr. Plank. Also reporting directly to Mr. Farris are our executive vice president and chief technology officer, executive vice president of corporate reservoir engineering, executive vice president of human resources, executive vice president of international operations, vice president of worldwide exploration and new ventures, senior vice president and chief of staff, planning and strategy, and vice president of environmental health and safety.

Other Named Executive Officers

Messrs. Plank, Eichler, Lannie, and Chambers have served us for a combined 78 years. During this period, each of them has made significant contributions to Apache.

•

Mr. Plank, our president and chief corporate officer, has been employed by Apache for 31 years and has been instrumental in managing our financial health, including management of complex financial matters related to our expansion into a global enterprise. The scope of his responsibilities has continued to grow as Apache has grown and as the number of legal and financial jurisdictions in which we operate has multiplied.

•

Mr. Eichler, our president and chief operating officer, has been employed by Apache for 19 years and oversees our worldwide operations. Under his leadership, Apache obtained record production results this year despite facing economic and operational challenges in some of its regions. Previously, he had responsibility for our international operating regions consisting of Egypt, Australia, United Kingdom, and Argentina, and prior to that time he headed our operations in Egypt for 12 years.

•

Mr. Lannie, our executive vice president and general counsel, has been employed by Apache for 10 years. Prior to his tenure at Apache, he held leadership positions throughout his career in both legal and business roles in the energy industry, including having served as president of divisions of two energy companies. While at Apache, Mr. Lannie has led our legal group and has been instrumental in the numerous transactions that have advanced our growth.

•

Mr. Chambers, our executive vice president and chief financial officer, has been employed by Apache for 18 years. He has an exceptional knowledge of Apache and our industry. Mr. Chambers has been an integral contributor in industry trend and acquisition analysis, commodity price analysis, monthly and long-range financial budgeting and forecasting, business segment and corporate performance forecasting and analysis, investor communications, and hedging strategy.

Base Salary Actions

Chairman and Chief Executive Officer

Mr. Farris’ base salary for 2012 was $1,750,000. He did not receive an increase in his base salary during 2012 or 2011.

Other Named Executive Officers

To make base salary adjustment recommendations for the named executive officers other than the chairman and chief executive officer, the MD&C Committee begins with input from the chairman and chief executive officer concerning the individual performance of each executive and his input concerning the optimal application of the data and policies used (and summarized above) to establish salary ranges more generally. The MD&C Committee reviews this information and analyzes how the base salary and contemplated adjustments for each named executive officer aligns with market data, our performance, market conditions, and internal pay parity considerations. In November 2012, the Committee awarded salary increases to Messrs. Lannie and Chambers in conjunction with their periodic salary review.

The table below reflects the base salaries of our named executive officers approved by the board in 2012:

Name	Salary as of January 1, 2012	Salary as of January 1, 2013
Mr. Farris	$1,750,000	$1,750,000
Mr. Plank	$900,000	$900,000
Mr. Eichler	$900,000	$900,000
Mr. Lannie	$600,000	$650,000
Mr. Chambers	$535,000	$600,000

2012 Annual Cash Incentive Bonus Awards

The 2012 annual cash incentive bonus for the named executive officers was comprised of a corporate performance element and an individual performance element.

Corporate Performance Element

The corporate performance element is composed of our achievement of our:

•	Corporate performance goals, and

•	Corporate management objectives.

For a discussion of each element please see “Annual Cash Incentive Bonus – Corporate Performance Goals – Corporate Management Objectives”.

After its evaluation, the MD&C Committee determined that we achieved 22 percent of our corporate performance goals in 2012, and 110 percent of our corporate management objectives. As a result, the total aggregate achievement of our corporate performance goals and corporate management objectives was 66 percent, comprised of 11 percent for our corporate performance goals and 55 percent for our corporate management objectives.

Individual Performance Element

Chairman and Chief Executive Officer

In recommending the 2012 annual cash incentive bonus for our chairman and chief executive officer to the Board, the MD&C Committee also evaluated him using an individual performance component that is specific to the position of the chief executive officer. In 2012, the Committee formalized a list of factors that it will consider to enhance its evaluation of the chairman and chief executive officer. While the MD&C Committee does not assign specific weights to the factors below, it uses them to gain additional perspective in evaluating the individual performance of the chairman and chief executive officer. The factors include:

•	Regional goal achievements	•	Performance peer group TSR ranking

•	Compensation peer group TSR ranking	•	Mitigation of Apache’s reputational risk

•	Strategy development and implementation	•	Increase in production per share

•	Increase in reserves per share	•	Succession planning

•	Health, safety, and environmental protection	•	Crisis management preparedness

•	Board relationship	•	Other factors as deemed appropriate

The MD&C Committee also considered other subjective factors including the scope of our chairman and chief executive officer’s responsibilities, the leadership qualities exhibited by him among the executive team and the organization in general, the relationships nurtured by him with shareholders, industry partners, governments, and other stakeholders, the soundness of judgment exhibited by him in the development and execution of corporate strategy, the effectiveness of his judgment in the allocation of financial capital, the deployment and development of human capital, the management of risk, the long-term realization of our corporate management objectives, our multi-year comprehensive performance, the position and strength of Apache relative to peers, and the level of annual earnings, cash flow and direct lifting costs.

Our chairman and chief executive officer’s annual cash incentive bonus was targeted at 200 percent of his base salary earnings. We considered all of the above factors when setting his annual cash incentive bonus without assigning specific weights to each of them. The Board, pursuant to the recommendation of the MD&C Committee, awarded our chairman and chief executive officer an annual cash incentive bonus for 2012 of $4 million, which was 114 percent of his target and approximately 16 percent lower than his cash incentive bonus in 2011. In awarding his 2012 cash incentive bonus, our most important considerations were: (i) the low achievement of corporate performance goals, (ii) the above target achievement of management objectives, (iii) the overall target achievement of regional performance goals, (iv) the record amount of production, (v) the increase in reserves excluding price-related adjustments, (vi) the critical realignment of the Kitimat project, and (vii) his exemplary performance on other factors considered by the MD&C Committee including the ones described above.

Other Named Executive Officers

The individual performance component for the remaining named executive officers was based on the individual achievement of each executive, as determined by the chairman and chief executive officer and recommended by him to the MD&C Committee. A variety of qualitative and quantitative goals and performance results were taken into account, including leadership and management skills, job responsibility, job complexity, and successful performance of an executive officer’s business unit. There was no attempt to quantify, rank, or otherwise assign relative weights to these subjective factors. The chairman and chief executive officer conducted an overall analysis of these factors and considered the totality of the information available to him.

For Messrs. Plank, Eichler, and Lannie, the chairman and chief executive officer qualitatively assessed the performance of their respective groups, considering 2012 results for various categories, including exploration, production, and drilling, and made recommendations to the MD&C Committee as to the appropriate credit that should be given for regional achievements. Mr. Chambers was evaluated by Mr. Plank and our chairman and chief executive officer who then made recommendations to the MD&C Committee.

The named executive officers’ annual cash incentive bonus awards are set forth below and reflected in the Summary Compensation Table.

Name	2012 Annual Cash Incentive Bonus	Target as Percent of 2012 Base Salary Earnings	Annual Cash Incentive Bonus as Percent of Target
Mr. Farris	$4,000,000	200%	114%
Mr. Plank	$653,400	110%	66%
Mr. Eichler	$653,400	110%	66%
Mr. Lannie	$650,000	100%	107%
Mr. Chambers	$359,000	100%	66%

Long-Term Compensation Awards in 2012

In 2012, we granted Performance Shares, RSUs, and stock options to the named executive officers under our 2011 Omnibus Plan. The targeted grant date value of long-term compensation for all named executive officers was allocated as follows: 35 percent Performance Shares, 35 percent RSUs, and 30 percent stock options.

In 2012, we awarded the following equity-based long-term incentive awards. Additional detail on these awards is provided in the “Grants of Plan Based Awards Table.”

Name	Performance Shares	RSU Grants	Stock Options
Mr. Farris	45,481	43,303	114,700
Mr. Plank	17,542	16,702	44,241
Mr. Eichler	17,542	16,702	44,241
Mr. Lannie	7,239	6,893	18,258
Mr. Chambers	6,455	6,146	16,280

Total	94,259	89,746	237,720

The targeted grant date values of long-term compensation and the actual grant date values shown in the tables in this proxy vary somewhat due to the prospective nature of targets. The amounts that will be actually realized by the named executive officers from these awards may differ substantially from the targeted amounts.

Historical Performance Share Results

2010 TSR Program: The performance period for the 2010 Performance Program began on January 1, 2010, and ended on December 31, 2012. The Stock Plan Committee certified the performance results of the 2010 Performance Program in January 2013. Apache was ranked 14th amongst its peer group, which resulted in a cancellation of the shares under this plan for all eligible employees.

2008 Share Appreciation Program: On May 7, 2008, we established the 2008 Share Appreciation Program (“2008 SAP”) under which, one-time conditional grants of approximately 2,773,000 shares of our common stock were made to substantially all of our full-time employees and eligible part-time employees. The conditional grants were to vest only upon attainment of an initial price threshold of $162 per share of our common stock prior to year-end 2010 and a final price threshold of $216 per share prior to year-end 2012. The conditional grants issued under the 2008 SAP expired and were forfeited for all eligible employees because neither price threshold was achieved.

EXECUTIVE COMPENSATION DECISION MAKING PROCESS

Role of the Board of Directors

Compensation decision making for executives is both a core Board responsibility and an effective tool for shaping our strategy and performance. The MD&C Committee provides recommendations to the Board for the named executive officers’ (including the chairman and chief executive officer’s) base salary, annual cash incentive bonus, and long-term compensation multiples and components. The Board actively reviews the recommendations and approves them as recommended or with modifications.

Role of the Management Development and Compensation Committee

The MD&C Committee, which met six times in 2012, plays a key role in the Board’s compensation oversight and decision making.

The MD&C Committee, on behalf of the Board of Directors, is responsible for reviewing and assessing the effectiveness of our compensation programs, in general, and our executive compensation programs in particular. In performing these duties, the Committee reviews compensation programs and policies to avoid the incentivizing of excessive risk.

The MD&C Committee’s key responsibilities are:

•

To review our goals and objectives, evaluate performance in light of such goals, and recommend the chairman and chief executive officer’s compensation to the Board for approval by the independent directors. This review is handled in independent sessions.

•	To make recommendations to the Board concerning the base salary, incentive and equity-based compensation plans for executive officers other than the chairman and chief executive officer.

•	To review and recommend to the Board broad-based, long-term compensation programs for executive and non-executive employees.

Each of the MD&C Committee’s four members meets the independence requirements of the New York Stock Exchange and NASDAQ listing standards. The MD&C Committee’s charter is available on our website.

Role of the Stock Plan Committee

The principal purpose of the Stock Plan Committee is to assist the Board of Directors in the discharge of its responsibilities relating to equity-based compensation of our employees. The Stock Plan Committee’s key responsibilities are:

•

Administration of our equity-based compensation plans and programs and the approval, award, and administration of grants under the same, including certification of performance goals and their achievement.

•	Make recommendations to the Board with respect to our equity-based compensation plans and programs.

•	Prepare a summary of the grants and awards made under our equity-based compensation plans and programs for the MD&C Committee for use in our proxy statement.

•	Any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to our equity-based compensation plans and programs.

Each member of the Stock Plan Committee meets the independence requirements of the New York Stock Exchange and NASDAQ listing standards and is an outside director within the meaning of Section 162(m) of the Internal Revenue Code. The Stock Plan Committee’s charter is available on our website.

Role of the Compensation Consultant

The Board and the MD&C Committee have broad access to information to perform their compensation functions. The Board has authorized the Committee to retain an independent compensation consultant. In 2012, the Committee retained the Consultant, Pearl Meyer & Partners, to provide independent compensation advice and data to the MD&C Committee and the Board. The Consultant performs an annual review of executive total compensation relative to the market. In addition, the Consultant assesses the competitiveness of our compensation programs versus the practices of our compensation peers and reviews these programs for any potential risk. Except for limited work for management in connection with the Consultant’s published industry-specific surveys, for which the Consultant received de minimis compensation, the Consultant did not provide any services to Apache other than the executive compensation-related services to the Board. After its review, the MD&C Committee determined that no conflict of interest arose from the work performed by the Consultant.

Also, each year the MD&C Committee reviews the independence of the Consultant to ensure that the Consultant is indeed independent. Among other things, this review includes a certification from the Consultant in which the Committee is provided with written evidence of compliance with the Consultant’s own rules regarding independence, which already include the newly adopted independence rules. This certification from the Consultant was provided to the Committee, and after its review, the Committee determined that the Consultant was independent.

Role of Management

In addition to the use of the Consultant, the MD&C Committee receives compensation recommendations and evaluations of the executive group from the chairman and chief executive officer. The MD&C Committee, along with each of the independent directors, is authorized by the Board to obtain information from and work directly with any employee in fulfilling its responsibilities. Our executive vice president of human resources prepares information and materials for the chairman and chief executive officer and the MD&C Committee for the exercise of their distinct, but interrelated, compensation responsibilities. The MD&C Committee also utilizes the data provided by the Consultant, including recommendations for the associated compensation values derived from their reports. The MD&C Committee carefully considers the chairman and chief executive officer’s recommendations on these matters, reaches final determination, and reports these outcomes to the Board of Directors in the form of recommended actions.

TAX LEGISLATION RELATED TO COMPENSATION

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limit, with certain exceptions, on the amount that a publicly held corporation may deduct in any tax year commencing on or after January 1, 1994, for the compensation paid or accrued with respect to its chief executive officer and its three highest compensated officers for the year (other than the principal executive officer or the principal financial officer). The MD&C Committee continues to review our compensation plans based upon these regulations and, from time to time, determines what further actions or changes to our compensation plans, if any, would be appropriate. It is the intention of the MD&C Committee for us to receive shareholder approval for all future stock-based compensation plans so that they may qualify for the performance-based compensation exemption.

Our 2005 Stock Option Plan, 2005 Share Appreciation Plan, 2007 Omnibus Equity Compensation Plan (including the 2008 Share Appreciation Program and the 2010 and 2011 TSR Programs), and 2011 Omnibus Equity Compensation Plan (including the 2012 and 2013 TSR Programs) were approved by our shareholders and grants made under such plans qualify as “performance-based” under the regulations. Our existing annual cash incentive compensation plan, special achievement bonuses, and 2000 Stock Option Plan do not meet the requirements of the regulations, as the shareholder approvals necessary for exemption were not sought. However, these plans operate similarly to prior or other existing plans and are designed to reward the contribution and performance of employees and to provide a meaningful incentive for achieving Apache’s goals, which in turn enhances shareholder value. No further grants can be made under the 2000 and 2005 Stock Option Plans, the 2005 Share Appreciation Plan, or the 2007 Omnibus Equity Compensation Plan. While the MD&C Committee cannot predict with certainty how our compensation policies may be further affected by this limitation, it is anticipated that executive compensation paid or accrued pursuant to our compensation plans that have not met the requirements of the regulations will not result in any material loss of tax deductions in the foreseeable future.

On June 24, 2011, the Internal Revenue Service issued proposed regulations clarifying that performance-based compensation attributable to stock options and stock appreciation rights must specify the maximum number of shares with respect to which options or rights may be granted to each individual employee during a specified period in order to meet the performance-based compensation exemption. These proposed regulations would apply to tax years ending on or after the date final regulations are issued. Our compensation plans currently include this provision.

Internal Revenue Code section 409A requires “nonqualified deferred compensation plans” to meet requirements in order to avoid acceleration of the recipient’s federal income taxation of the deferred compensation. The Internal Revenue Service issued final regulations in April 2007 regarding the application of Section 409A, which were generally effective January 1, 2009. Prior to effectiveness, companies were expected to comply in “good faith” with the statute, taking note of the interim guidance issued by the Internal Revenue Service. We amended several of our benefit plans in order for them to be exempt from Section 409A, while we continue to provide benefits through several plans that remain subject to Section 409A. The terms of these plans were amended before January 1, 2009, as necessary, to meet the requirements of the final regulations.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

The Management Development and Compensation Committee of the Board of Directors of Apache Corporation reviewed and discussed with management the Compensation Discussion and Analysis set forth above, and based upon such review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

February 28, 2013	Members of the Management Development and Compensation Committee

George D. Lawrence, Chairman
A. D. Frazier, Jr.
John A. Kocur
William C. Montgomery

SUMMARY COMPENSATION TABLE

The table below summarizes the compensation for the individuals listed below for all services rendered to the Company and its subsidiaries during fiscal years 2012, 2011 and 2010. The persons included in this table are the Company’s principal executive officer, principal financial officer, and the three other most highly compensated executive officers (the “Named Executive Officers”) who served as executive officers of the Company during 2012.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus (1) ($) (d)	Stock Awards (2) ($) (e)	Option Awards (2) ($) (f)	Non-Equity Incentive Plan Compensation (3) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4) ($) (h)	All Other Compensation (5) ($) (i)	Total ($) (j)
G. Steven Farris Chairman and Chief Executive Officer	2012	1,750,000	—	6,775,441	3,028,080	4,000,000	—	1,537,783	17,091,304
	2011	1,750,000	—	5,731,487	2,610,154	4,750,000	—	1,114,535	15,956,176
	2010	1,750,000	—	9,774,154	3,498,631	3,250,000	—	991,561	19,264,346
Roger B. Plank President and Chief Corporate Officer	2012	900,000	—	2,613,289	1,167,962	653,400	—	398,376	5,733,027
	2011	782,292	—	1,833,939	835,222	900,000	—	300,467	4,651,920
	2010	634,375	—	3,392,338	833,006	750,000	—	297,076	5,906,795
Rodney J. Eichler President and Chief Operating Officer	2012	900,000	—	2,613,289	1,167,962	653,400	—	443,707	5,778,358
	2011	782,292	—	1,833,939	835,222	900,000	—	450,706	4,802,159
	2010	634,375	—	3,392,338	833,006	750,000	—	623,334	6,233,053
P. Anthony Lannie Executive Vice President and General Counsel	2012	606,899	—	1,078,470	482,011	650,000	—	264,013	3,081,393
	2011	565,833	—	818,662	372,879	600,000	—	220,176	2,577,550
	2010	500,000	—	1,582,424	356,998	550,000	—	166,526	3,155,948
Thomas P. Chambers Executive Vice President and Chief Financial Officer	2012	543,969	—	961,630	429,792	359,000	—	207,943	2,502,334
	2011	449,034	—	3,002,515	309,453	450,000	—	135,645	4,346,647
	2010	320,661	—	743,727	168,485	250,000	—	90,305	1,573,178

(see footnotes on following page)

(1)	The Named Executive Officers were not entitled to receive payments that would be characterized as bonus payments. See footnote (3) for payments under the Company’s incentive compensation plan.
(2)	Value of stock awards and option awards made during the fiscal year based upon aggregate grant date fair value, determined in accordance with applicable FASB ASC Topic 718. The discussion of the assumptions used in calculating these values can be found in the footnotes to the Grants of Plan Based Awards Table below and in Note 10 of the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the year ended December 31, 2012. The value of these stock awards and option awards is expensed ratably over the term of the award.
(3)	Amounts reflected under column (g) are paid pursuant to the Company’s incentive compensation plan as described under “Annual Cash Incentive Bonus” in the Compensation Discussion and Analysis.
(4)	Earnings from Non-Qualified Deferred Compensation Table are not included as they are not above-market or preferential earnings.
(5)	For additional information on All Other Compensation, see discussion, table, and footnotes below.

All Other Compensation

Officers participate in two qualified retirement plans. The 401(k) Savings Plan provides a match up to the first six percent of base pay and incentive bonus. The Money Purchase Retirement Plan provides an annual eight percent company contribution into the same investment choices as the 401(k) Savings Plan with the exception of Company stock. Additionally, officers can elect to participate in the Non-Qualified Retirement/Savings Plan to defer beyond the limits in the 401(k) Savings Plan and continue Company contributions which exceed the limits in the qualified plans. The investment choices mirror those in the 401(k) Savings Plan and the Money Purchase Retirement Plan. The Deferred Delivery Plan allows officers the ability to defer income in the form of deferred units from the vesting of restricted stock units under the Company’s Executive Restricted Stock Plan, 2007 Omnibus Equity Compensation Plan, and 2011 Omnibus Equity Compensation Plan. The contributions into both non-qualified plans are reported in the Non-Qualified Deferred Compensation Table. The Company does not have a defined benefit plan for U.S. employees.

Apache provides U.S. employees with two times their base salary under group term life insurance. Executives receive the first $50,000 of coverage under the same group term life insurance plan, and the remaining amount to bring them up to two times salary is provided in the form of whole life insurance policies.

The Board requires G. Steven Farris to use the Company’s aircraft for all air travel for security reasons and to facilitate efficient business travel, unless good business judgment requires otherwise. Even though the Company considers these costs a necessary business expense rather than a perquisite for Mr. Farris, in line with SEC guidance, the following table includes the amounts attributable to each Named Executive Officer’s personal aircraft usage. Executives are not reimbursed for the taxes on the income attributable to the personal use of corporate aircraft. The methodology for the valuation of non-integral use of corporate aircraft for disclosure in the Summary Compensation Table, in compliance with SEC guidance, calculates the incremental cost to the Company for personal use of the aircraft based on the cost of fuel and oil per hour of flight; trip-related inspections, repairs and maintenance; crew travel expenses; on-board catering; trip-related flight planning services; landing, parking, and hanger fees; supplies; passenger ground transportation; and other variable costs. Additionally, the value of trips attributable to philanthropic interests was included, even though they are seen as contributing to the goodwill of the Company. In addition, Standard Industry Fare Level (“SIFL”) tables, published by the Internal Revenue Service, are used to determine the amount of compensation income that is imputed to the executive for tax purposes for personal use of corporate aircraft.

In addition to the benefits for which all employees are eligible, the Company also covers the cost of an annual physical and pays 50 percent of health/fitness club membership dues and the full cost of enhanced long-term disability coverage for executive officers.

The Company provides various forms of compensation related to expatriate assignment that differ according to location and term of assignment, including: foreign service premium, foreign assignment tax equalization, location pay, housing and utilities, home leave and travel, goods and services allowance, relocation expense, and tax return preparation. These items have been reflected in the following table under Foreign Assignment Allowances for the amounts that pertain to Mr. Eichler. Mr. Eichler, as executive vice president – Egypt, resided in Egypt during 2007, 2008, and January to June 2009.

The following table provides a detailed breakdown of the amounts for fiscal years 2012, 2011, and 2010 under “All Other Compensation” in the Summary Compensation Table:

DESCRIPTION	Year	G. Steven Farris			Roger B. Plank			Rodney J. Eichler			P. Anthony Lannie		Thomas P. Chambers
Company Contributions Retirement Plans	2012 2011 2010	$ $ $	34,700 29,400 29,400		$ $ $	34,700 29,400 29,400		$ $ $	34,700 29,400 29,400		$ $ $	34,700 29,400 29,400	$ $ $	34,700 29,400 29,400
Company Contributions Non-Qualified Plan	2012 2011 2010	$ $ $	875,300 570,600 480,600		$ $ $	201,237 154,475 109,725		$ $ $	201,237 154,475 109,725		$ $ $	128,802 104,500 67,800	$ $ $	86,760 54,484 25,939
Life Insurance Premiums	2012 2011 2010	$ $ $	191,286 174,932 155,057		$ $ $	39,851 32,600 27,973		$ $ $	74,940 100,254 72,199		$ $ $	34,680 31,437 22,766	$ $ $	28,801 20,748 17,702
Reimbursement for Taxes on Life Insurance Premiums	2012 2011 2010	$ $ $	109,715 100,335 88,935		$ $ $	22,857 18,698 16,044		$ $ $	53,074 70,974 51,113		$ $ $	19,891 18,031 13,058	$ $ $	16,519 11,900 10,153
Use of Company Property	2012 2011 2010	$ $ $	4,446 4,174 —	(a) (a)	$ $ $	18,595 — 15,955	(b) (b)	$ $ $	— — —		$ $ $	— — —	$ $ $	— — —
Reimbursement for Taxes on Use of Company Property	2012 2011 2010	$ $ $	— — —		$ $ $	— — —		$ $ $	— — —		$ $ $	— — —	$ $ $	— — —
Enhanced Long-Term Disability Coverage and Annual Physicals	2012 2011 2010	$ $ $	289,336 175,094 147,569		$ $ $	62,761 40,919 36,359		$ $ $	67,614 48,567 28,370		$ $ $	38,020 28,530 18,502	$ $ $	21,003 19,113 5,726
Reimbursement for Taxes on Annual Physicals	2012 2011 2010	$ $ $	— — —		$ $ $	— — 1,620		$ $ $	— — —		$ $ $	— 1,678 —	$ $ $	— — —
Club Memberships (50%)	2012 2011 2010	$ $ $	— — —		$ $ $	— — —		$ $ $	— — —		$ $ $	— — —	$ $ $	— — 1,385	(c)
Dividend Equivalents Paid on Unvested Restricted Stock Units	2012 2011 2010	$ $ $	33,000 60,000 90,000		$ $ $	18,375 24,375 60,000		$ $ $	18,375 24,375 60,000		$ $ $	7,920 6,600 15,000	$ $ $	20,160 — —
Foreign Assignment Allowances	2012 2011 2010	$ $ $	— — —		$ $ $	— — —		$ $ $	(6,233 22,661 272,527	)(d) (d) (d)	$ $ $	— — —	$ $ $	— — —

Total - 2012			$1,537,783			$398,376			$443,707			$264,013		$207,943
Total - 2011			$1,114,535			$300,467			$450,706			$220,176		$135,645
Total - 2010			$991,561			$297,076			$623,334			$166,526		$90,305

(see footnotes on following page)

(a)	These amounts for 2012 and 2011 are for use of corporate aircraft.
(b)	This amount for 2012 is for use of corporate aircraft.

This amount for 2010 is for use of corporate aircraft related to Company-supported charitable interests.

(c)	In 2010, Mr. Chambers received taxable reimbursement for 50 percent of his country club membership dues because of his former role as vice president of investor relations. After his promotion to executive vice president and chief financial officer in November 2010, Mr. Chambers was no longer reimbursed for his country club membership.
(d)	This amount for 2012 includes $6,983 in tax credits related to foreign assignment and $750 for tax return preparation.

This amount for 2011 includes $21,911 for taxes related to foreign assignment and $750 for tax return preparation.

This amount for 2010 includes $272,277 for taxes related to foreign assignment and $250 for housing and utilities.

Executives assigned to foreign countries typically incur a change in their overall tax liability because most of the components of assignment compensation that are provided in addition to base salary are taxable in the United States and in the foreign country. Therefore, the Company’s expatriate assignment policy provides that it will be responsible for any additional foreign or U.S. taxes due as a direct result of the international assignment and the executive remains financially responsible for the tax which he/she would have incurred if he/she had continued to live and work in the United States. Pursuant to this policy, the Company withheld from Mr. Eichler’s compensation an amount equivalent to the taxes that would have been due had he remained in the United States. Those funds were used to help pay taxes due in the United States and in Egypt during the period of his foreign assignment. The Company paid taxes due in excess of Mr. Eichler’s withholding that were incurred as a result of his foreign assignment.

GRANTS OF PLAN BASED AWARDS TABLE

The table below provides supplemental information relating to the Company’s grants of stock options and restricted stock units during fiscal year 2012 to the Named Executive Officers. There were no stock appreciation rights granted during fiscal year 2012. Also included, in compliance with SEC rules on disclosure of executive compensation, is information relating to the estimated grant date fair value of the grants. For stock options, the estimated fair value is based upon principles of the Black-Scholes option pricing model. The Black-Scholes model utilizes numerous arbitrary assumptions about financial variables such as interest rates, stock price volatility and future dividend yield. Neither the values reflected in the table nor the assumptions utilized in arriving at the values should be considered indicative of future stock performance.

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh) (5)	Grant Date Fair Value of Stock and Option Awards ($) (3)(6)
		Threshold ($)	Target ($) (1)	Maximum ($) (1)	Threshold (#)	Target (#) (2)	Maximum (#)
		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
G. Steven Farris	01/11/2012 05/22/2012 05/22/2012	— — — —	3,500,000 — — —	7,000,000 — — —	— 0 — —	— 45,481 — —	— 113,702 — —	— — 43,303 —	— — — 114,700	— — — 82.63	— 3,197,314 3,578,127 3,028,080
Roger B. Plank	01/11/2012 05/22/2012 05/22/2012	— — — —	990,000 — — —	1,980,000 — — —	— 0 — —	— 17,542 — —	— 43,855 — —	— — 16,702 —	— — — 44,241	— — — 82.63	— 1,233,203 1,380,086 1,167,962
Rodney J. Eichler	01/11/2012 05/22/2012 05/22/2012	— — — —	990,000 — — —	1,980,000 — — —	— 0 — —	— 17,542 — —	— 43,855 — —	— — 16,702 —	— — — 44,241	— — — 82.63	— 1,233,203 1,380,086 1,167,962
P. Anthony Lannie	01/11/2012 05/22/2012 05/22/2012	— — — —	606,899 — — —	1,213,798 — — —	— 0 — —	— 7,239 — —	— 18,097 — —	— — 6,893 —	— — — 18,258	— — — 82.63	— 508,902 569,569 482,011
Thomas P. Chambers	01/11/2012 05/22/2012 05/22/2012	— — — —	543,969 — — —	1,087,938 — — —	— 0 — —	— 6,455 — —	— 16,137 — —	— — 6,146 —	— — — 16,280	— — — 82.63	— 453,787 507,844 429,792

(see footnotes on following page)

(1)	Reflects estimated possible payouts under the Company’s annual incentive compensation plan. The estimated amounts are calculated based on the applicable annual bonus target and base salary earnings for each Named Executive Officer in effect for the 2012 measurement period. Beginning with the 2012 annual incentive bonus awards, a maximum payout not to exceed 200 percent of target was established. The Company’s annual incentive compensation plan does not contain thresholds. Actual incentive bonus awards granted for 2012 are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)	The target number assumes that the multiple described below is 1.00, while the maximum number assumes a multiple of 2.50. The threshold level shown is 0 because Company performance in the bottom quartile results in no payout.

On November 14, 2011, pursuant to the 2011 Omnibus Equity Compensation Plan, the Company established the 2012 Performance Program Specifications for all professional and management employees (excluding Egyptian nationals and non-exempt support staff and non-supervisory field staff) who are employed on or before December 31, 2011. These employees, including the executives named in the Summary Compensation Table, were granted the right to receive restricted stock units (“RSUs”), the number of which will be determined and for which vesting will begin on December 31, 2014 based on the Company’s total shareholder return (“TSR”) as compared to a peer group of 18 companies. At the conclusion of the three-year performance period, which began on January 1, 2012 and ends on December 31, 2014, the Company’s performance will be directly ranked within the peer group, resulting in the application of a single multiplier to the target shares to derive the number of shares awarded. The number of RSUs will be based on a target multiple (or percentage) of annual base salary at January 1, 2012 derived from job level as follows:

TSR Rank	1	2	3	4	5	6	7	8	9	10	11	12	13	14-19
Payout Multiple	2.50	2.25	2.00	1.80	1.60	1.40	1.20	1.00	0.90	0.80	0.70	0.60	0.50	0.00

If the Company’s TSR ranks from 1 to 13, vesting will begin on December 31, 2014, with 50 percent of the adjusted number of RSUs vesting immediately, 25 percent vesting as of December 31, 2015, and 25 percent vesting as of December 31, 2016. If the Company ranks from 14 to 19, none of the conditional RSUs will vest. Employees must be employed during the entire performance period and on the date of vesting. Newly eligible employees will enter at the beginning of the next available performance period.

TSR is determined by dividing (i) the sum of the cumulative amount of a company’s dividends for the performance period (assuming same-day reinvestment into the company’s common stock on the ex-dividend date) and the share price of the company at the end of the performance period minus the share price at the beginning of the performance period by (ii) the share price at the beginning of the performance period.

(3)	This column reflects the number of restricted stock units granted under the terms of the 2011 Omnibus Equity Compensation Plan on May 22, 2012. The grant date fair value of these awards, calculated in accordance with FAS 123R, is based on a closing price of the Company’s common stock on the date of grant. Except as discussed below, such restricted stock units are generally non-transferable, vest ratably over four years, and no dividends are paid on such units until vested.
(4)	This column sets forth the number of shares of the Company’s common stock subject to options granted under the terms of the 2011 Omnibus Equity Compensation Plan. The options granted under the terms of the 2011 Omnibus Equity Compensation Plan are generally nontransferable and become exercisable ratably over four years. The options were granted for a term of ten years, subject to earlier termination in specific circumstances related to termination of employment, and are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code. The exercise price and any withholding tax requirements may be paid by cash and/or delivery or attestation of already-owned shares of the Company’s common stock. The Company’s stock option plans, including the 2011 Omnibus Equity Compensation Plan, are administered by the Stock Plan Committee of the Company’s Board of Directors.

Options granted under the 2011 Omnibus Equity Compensation Plan are subject to appropriate adjustment in the event of reorganization, stock split, stock dividend, combination of shares, merger, consolidation or other recapitalization of the Company. Upon both a change of control of the Company and termination of employment, all outstanding options become automatically vested so as to make all such options fully vested and exercisable as of the date of such change of control. A change of control occurs when a person, partnership or corporation acting in concert, or any or all of them, acquires more than 20 percent of the Company’s outstanding voting securities. A change of control shall not occur if, prior to the acquisition of more than 20 percent of the Company’s voting securities, such persons, partnerships or corporations are solicited to do so by the Company’s Board of Directors.

(5)	The exercise price is the closing price per share of the Company’s common stock on the date of grant, as reported on The New York Exchange, Inc. Composite Transactions Reporting System.
(6)	The grant date present value is based on the Black-Scholes option pricing model adapted for use in calculating the fair value of executive stock options, using the following assumptions for the grants made May 22, 2012: volatility – 36.94 percent; risk free rate of return – 0.78 percent; dividend yield – 0.82 percent; and expected option life – 5.5 years. There were no adjustments made to the model for non-transferability or risk of forfeiture. The actual value, if any, an executive may realize will depend on the excess of the market price over the exercise price on the date the option is exercised. There is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The table below provides supplemental information relating to the stock-based awards held by the Named Executive Officers at December 31, 2012:

Option Awards							Stock Awards
Name(a)	Number of Securities Underlying Unexercised Options Exercisable (#)(b)	Number of Securities Underlying Unexercised Options Unexercisable (#)(c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(d)	Option Exercise Price ($)(e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(g)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)(h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(j)

G. Steven Farris	31,750	—		—	56.7300	05/05/2015	50,000	(2)	3,925,000	28,029	(7)	2,200,277	(7)
	28,150	—		—	71.8800	05/03/2016	2,725	(3)	213,913	45,481	(12)	3,570,259	(12)
	31,050	—		—	74.1000	05/02/2017	18,795	(6)	1,475,408
	8,175	2,725	(3)	—	82.5500	05/06/2019	43,303	(10)	3,399,286
	51,269	51,270	(5)	—	99.3000	05/05/2020
	15,463	46,389	(6)	—	126.6100	05/04/2021
	—	114,700	(9)	—	82.6300	05/22/2022

Rodney J. Eichler	5,300	—		—	56.7300	05/05/2015	25,000	(4)	1,962,500	8,969	(7)	704,067	(7)
	4,600	—		—	71.8800	05/03/2016	2,275	(3)	178,588	17,542	(12)	1,377,047	(12)
	10,100	—		—	74.1000	05/02/2017	6,014	(6)	472,099
	6,500	—		—	135.8300	05/07/2018	16,702	(10)	1,311,107
	6,825	2,275	(3)	—	82.5500	05/06/2019
	12,207	12,207	(5)	—	99.3000	05/05/2020
	4,948	14,844	(6)	—	126.6100	05/04/2021
	—	44,241	(9)	—	82.6300	05/22/2022

Roger B. Plank	7,700	—		—	56.7300	05/05/2015	25,000	(4)	1,962,500	8,969	(7)	704,067	(7)
	6,600	—		—	71.8800	05/03/2016	2,275	(3)	178,588	17,542	(12)	1,377,047	(12)
	14,300	—		—	74.1000	05/02/2017	6,014	(6)	472,099
	8,917	—		—	135.8300	05/07/2018	16,702	(10)	1,311,107
	6,825	2,275	(3)	—	82.5500	05/06/2019
	12,207	12,207	(5)	—	99.3000	05/05/2020
	4,948	14,844	(6)	—	126.6100	05/04/2021
	—	44,241	(9)	—	82.6300	05/22/2022

P. Anthony Lannie	2,500	—		—	74.1000	05/02/2017	1,400	(3)	109,900	4,004	(7)	314,314	(7)
	6,417	—		—	135.8300	05/07/2018	8,000	(11)	628,000	7,239	(12)	568,262	(12)
	4,200	1,400	(3)	—	82.5500	05/06/2019	2,115	(5)	166,028
	5,231	5,232	(5)	—	99.3000	05/05/2020	2,685	(6)	210,773
	2,209	6,627	(6)	—	126.6100	05/04/2021	6,893	(10)	541,101
	—	18,258	(9)	—	82.6300	05/22/2022

Thomas P. Chambers	900	—		—	74.1000	05/02/2017	800	(3)	62,800	3,323	(7)	260,856	(7)
	2,208	—		—	135.8300	05/07/2018	998	(5)	78,343	6,455	(12)	506,718	(12)
	1,600	800	(3)	—	82.5500	05/06/2019	16,000	(8)	1,256,000
	2,469	2,469	(5)	—	99.3000	05/05/2020	2,229	(6)	174,977
	1,833	5,500	(6)	—	126.6100	05/04/2021	6,146	(10)	482,461
	—	16,280	(9)	—	82.6300	05/22/2022

(1)	Based on the per share closing price of the Company’s common stock of $78.50 for December 31, 2012.
(2)	Vested on 1/2/2013.
(3)	Vests on 5/6/2013.
(4)	Vests ratably on 2/11/2013 and 2/11/2014.
(5)	Vests ratably on 5/5/2013 and 5/5/2014.
(6)	Vests ratably on 5/4/2013, 5/4/2014 and 5/4/2015.
(7)	Amount that vests will be based on the Company’s total shareholder return from 1/1/2011 – 12/31/2013; no payout value unless vesting occurs. Through 12/31/2012, the Company’s total shareholder return rank equals 17 out of 19 for a 0 multiple under the 2011 Performance Program.
(8)	Vests ratably on 2/9/2013, 2/9/2014, 2/9/2015 and 2/9/2016.
(9)	Vests ratably on 5/22/2013, 5/22/2014, 5/22/2015 and 5/22/2016.
(10)	Vests ratably on 5/31/2013, 5/21/2014, 5/21/2015 and 5/21/2016.
(11)	Vests ratably on 11/18/2013 and 11/18/2014.
(12)	Amount that vests will be based on the Company’s total shareholder return from 1/1/2012 – 12/31/2014; no payout value unless vesting occurs. Through 12/31//2012, the Company’s total shareholder return rank equals 17 out of 19 for a 0 multiple under the 2012 Performance Program.

OPTION EXERCISES AND STOCK VESTED TABLE

The table below provides supplemental information relating to the value realized upon the exercise of stock options and upon the vesting of restricted stock units and conditional grants during fiscal year 2012 by each Named Executive Officer:

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (1) (d)		Value Realized on Vesting ($) (1) (e)
G. Steven Farris	—	—	58,989	(2)	5,536,362	(2)
Roger B. Plank	—	—	21,204		2,080,986
Rodney J. Eichler	—	—	20,904	(3)	2,054,634	(3)
P. Anthony Lannie	—	—	9,818		823,213
Thomas P. Chambers	—	—	7,358	(4)	697,982	(4)

(1)	Reflects restricted stock units vested under the terms of the 2007 Omnibus Equity Compensation Plan and the 2011 Omnibus Equity Compensation Plan.

(2)	On May 8, 2008, G. Steven Farris was granted 250,000 restricted stock units. The closing price of the Company’s common stock on May 8, 2008, was $138.18 per share. On each of July 1, 2009, January 4, 2010, and January 3, 2011, 50,000 of the restricted stock units vested. On January 3, 2012, 50,000 of the restricted stock units vested, resulting in compensation of $4,796,500. The closing price of the Company’s common stock on January 3, 2012, was $95.93 per share.

The remaining 50,000 restricted stock units vested on the first business day of 2013. Upon vesting, Apache issued one share of common stock for each restricted stock unit, and 30,000 out of such 50,000 shares are not eligible for sale by Mr. Farris until such time as he retires as chief executive officer or otherwise terminates employment with the Company. At the time of grant in May 2008, Mr. Farris was granted dividend equivalent payments on the unvested restricted stock units equivalent to cash dividends on the Company’s common stock.

(3)	For Mr. Eichler, includes compensation of $1,589,205 that was deferred under the terms of Apache’s Deferred Delivery Plan related to the vesting of 15,600 restricted stock units.

(4)	For Mr. Chambers, includes compensation of $201,940 that was deferred under the terms of Apache’s Deferred Delivery Plan related to the vesting of 2,000 restricted stock units.

NON-QUALIFIED DEFERRED COMPENSATION TABLE

The table below provides supplemental information relating to compensation deferred during fiscal year 2012 under the terms of the Non-Qualified Retirement/Savings Plan and/or the Deferred Delivery Plan by the Named Executive Officers:

Name (a)		Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)		Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
G. Steven Farris	(1) (2)	402,500 0	785,300 0	43,181 0	(3)(4)	0 0	5,660,925 0
Roger B. Plank	(1) (2)	184,500 0	201,237 0	276,714 0	(3)(4)	0 0	4,744,413 0
Rodney J. Eichler	(1) (2)	1,102,500 1,589,205	201,237 0	926,551 40,137	(3)(4) (4)	0 375,008	8,404,153 4,964,727
P. Anthony Lannie	(1) (2)	62,052 0	128,802 0	(49,022 0	) (3)(4)	0 0	528,017 0
Thomas P. Chambers	(1) (2)	96,035 201,940	86,760 0	75,243 1,022	(3)(4) (4)	0 0	728,497 157,976

(1)	Non-Qualified Retirement/Savings Plan – see discussion under “All Other Compensation” above. The amounts in column (c) are included in the Summary Compensation Table under All Other Compensation.
(2)	Deferred Delivery Plan – see discussion under “All Other Compensation” above and footnote (2) to the table under “Equity Compensation Plan Information” above.
(3)	Includes unrealized gains (losses) in the Non-Qualified Retirement/Savings Plan as follows: Mr. Farris – ($41,679); Mr. Plank – $91,132; Mr. Eichler – $622,861; Mr. Lannie – ($49,756); and Mr. Chambers – $45,301.
(4)	Earnings not included in column (h) of the Summary Compensation Table as they are not above-market or preferential earnings.

EMPLOYMENT CONTRACTS AND TERMINATION OF

EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to Named Executive Officers of the Company in the event of a termination of employment or a change in control of the Company. The amount of compensation payable to each Named Executive Officer in each situation is listed in the following table for fiscal year 2012, assuming termination had occurred on December 31, 2012.

Name	Retirement or Voluntary Termination	For Cause Termination	Termination without Cause		Change of Control Termination(6)	Death
G. Steven Farris
• Employment Contract(1)	$0	$0	$10,500,000		$10,500,000	$0
• Income Continuance Plan	$0	$0	$0		$11,500,000	N/A
Benefits Continuation
• Health	$0	$0	$63,612		$42,408	$3,534
• Life	$0	$0	$0		$382,698	$0
Unvested & Accelerated
• Restricted Stock Units(2)	$0	$0	$0		$14,784,143	$10,859,143
• Stock Options	$0	$0	$0		$0	$0

TOTAL	$0	$0	$10,563,612		$37,209,249	$10,862,677
Rodney J. Eichler
• Income Continuance Plan	$0	$0	$0		$3,106,800	$0
Benefits Continuation
• Health	$0	$0	$0		$42,408	$0
• Life	$0	$0	$0		$150,066	$0
Unvested & Accelerated
• Restricted Stock Units(3)	$0	$0	$0		$6,005,408	$4,042,908
• Stock Options	$0	$0	$0		$0	$0

TOTAL	$0	$0	$0	(7)	$9,304,682	$4,042,908
Roger B. Plank
• Income Continuance Plan	$0	$0	$0		$3,106,800	$0
Benefits Continuation
• Health	$0	$0	$0		$42,408	$0
• Life	$0	$0	$0		$79,828	$0
Unvested & Accelerated
• Restricted Stock Units(3)	$0	$0	$0		$6,005,408	$4,042,908
• Stock Options	$0	$0	$0		$0	$0

TOTAL	$0	$0	$0	(7)	$9,234,444	$4,042,908

(table continued on following page)

Name	Retirement or Voluntary Termination	For Cause Termination	Termination without Cause		Change of Control Termination(6)	Death
P. Anthony Lannie
• Income Continuance Plan	$0	$0	$0		$2,513,798	$0
Benefits Continuation
• Health	$0	$0	$0		$28,260	$0
• Life	$0	$0	$0		$69,486	$0
Unvested & Accelerated
• Restricted Stock Units(4)	$0	$0	$0		$2,538,378	$1,910,378
• Stock Options	$0	$0	$0		$0	$0

TOTAL	$0	$0	$0	(7)	$5,149,922	$1,910,378
Thomas P. Chambers
• Income Continuance Plan	$0	$0	$0		$1,805,938	$0
Benefits Continuation
• Health	$0	$0	$0		$42,408	$0
• Life	$0	$0	$0		$57,728	$0
Unvested & Accelerated
• Restricted Stock Units(5)	$0	$0	$0		$2,822,155	$1,566,155
• Stock Options	$0	$0	$0		$0	$0

TOTAL	$0	$0	$0	(7)	$4,728,229	$1,566,155

(see footnotes on following page)

(1)	Mr. Farris serves the Company pursuant to an employment agreement, dated June 6, 1988, under which his base salary as of year-end 2011 is $1,750,000. The agreement has an undefined term and may be terminated by either the Company or Mr. Farris on 30 days advance written notice. If Mr. Farris’ employment is terminated without “cause” (as defined in the employment agreement), or if he terminates his employment within 30 days of a reduction in his salary without a proportionate reduction in the salaries of all other Company executives, Mr. Farris will receive, for 36 months thereafter, (a) an amount equal to his base salary as it existed 60 days prior to termination and (b) 50 percent of the maximum amount for which he qualified under the Company’s incentive compensation plan, calculated on his base compensation as it existed 60 days prior to termination. In the event of Mr. Farris’ death during the 36-month period, the amounts described above shall be paid to his heirs or estate in addition to continuing individual dependent benefits for 60 days. These rights and obligations would be the same if a termination in either of these circumstances were to follow a change of control. Mr. Farris has agreed not to render service to any of the Company’s competitors for the term of his employment or, unless he is terminated without cause, for 36 months thereafter.
(2)	On May 8, 2008, Mr. Farris was granted 250,000 restricted stock units. The restricted stock units vested 50,000 on July 1, 2009, 50,000 on January 4, 2010, 50,000 on January 3, 2011, 50,000 on January 3, 2012, and 50,000 on January 2, 2013. Upon vesting, Apache issued one share of common stock for each restricted stock unit, and 30,000 out of each 50,000 shares will not be eligible for sale by Mr. Farris until such time as he retires as chief executive officer or otherwise terminates employment with the Company. If Mr. Farris is terminated by the Company without cause and not by reason of becoming disabled or if Mr. Farris terminates his employment for good reason, then all unvested restricted stock units shall vest and the above restrictions shall lapse.
(3)	On February 12, 2009, Messrs. Plank and Eichler were each granted 62,500 restricted stock units. The restricted stock units vested 12,500 on April 1, 2010, 12,500 on February 12, 2011, 12,500 on February 12, 2012, and 12,500 on February 12, 2013. The remaining 12,500 will vest on February 12, 2014. Upon vesting, Apache will issue one share of common stock for each restricted stock unit, and 7,500 out of each 12,500 shares will not be eligible for sale by Messrs. Plank and Eichler until such time as they retire or terminate employment with the Company. If Messrs. Plank or Eichler is terminated by the Company without cause and not by reason of becoming disabled or if they terminate employment for good reason, then all restricted stock units shall vest and the above restrictions shall lapse.
(4)	On November 18, 2009, Mr. Lannie was granted 20,000 restricted stock units. The restricted stock units vested 4,000 on December 31, 2010, 4,000 on November 18, 2011, and 4,000 on November 19, 2012. The remaining 8,000 will vest ratably November 18, 2013, and November 18, 2014. Upon vesting, Apache will issue one share of common stock for each restricted stock unit, and 2,400 out of each 4,000 shares will not be eligible for sale by Mr. Lannie until such time as he retires or terminates employment with the Company. If Mr. Lannie is terminated by the Company without cause and not by reason of becoming disabled or if he terminates employment for good reason, then all restricted stock units shall vest and the above restrictions shall lapse.
(5)	On February 9, 2011, Mr. Chambers was granted 20,000 restricted stock units. The restricted stock units vested 4,000 on April 2, 2012, 4,000 on February 9, 2013, and the remaining 12,000 will vest ratably on February 9, 2014, February 9, 2015 and February 9, 2016. Upon vesting, Apache will issue one share of common stock for each restricted stock unit, and 2,400 out of each 4,000 shares will not be eligible for sale by Mr. Chambers until such time as he retires or otherwise terminates employment with the Company. If Mr. Chambers is terminated by the Company without cause and not by reason of becoming disabled or if Mr. Chambers terminates his employment for good reason, then all restricted stock units shall vest and the above restrictions shall lapse.
(6)	In addition to the foregoing, the Company has established an income continuance plan. The plan provides that all officers of the Company, including the Named Executive Officers, and all employees who have either reached the age of 40, served the Company for more than ten years, or have been designated for participation based upon special skills or experience, will receive monthly payments approximating their monthly income and continued health and life benefits from the Company for up to two years, if their employment is terminated as a result of a “change in control” of the Company (as defined in the plan).
(7)	Although there are no written or unwritten contracts, agreements, plans, arrangements, or obligations in place for termination without cause, the Company has, from time to time, paid executive level positions up to two times base salary and benefits continuation for two years. Decisions by the Company to pay termination benefits, and in what amounts, are determined on an individual case basis and not as a matter of policy.

Payments Made Upon Death or Disability

In the event of death for Mr. Farris, Mr. Plank, Mr. Eichler, Mr. Lannie, or Mr. Chambers, in addition to the benefits listed in the preceding table, payments will also be made under the Company’s life insurance plan. In the event of disability, these executive officers would benefit under the Company’s disability insurance plan.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

George D. Lawrence, John A. Kocur, A. D. Frazier, Jr., and William C. Montgomery served on the Management Development and Compensation Committee of the Company’s Board of Directors for all of 2012. Frederick M. Bohen served on the Management Development and Compensation Committee until his retirement on February 9, 2012.

Mr. Kocur, a member of the Management Development and Compensation Committee since September 1991 and a director of the Company since 1977, retired as an executive officer in June 1991. Pursuant to the terms of an employment agreement in place at the time of his retirement, Mr. Kocur receives health, dental and vision benefits.

Mr. Lawrence, a member of the Management Development and Compensation Committee since May 1997, is the former president and chief executive officer of The Phoenix Resource Companies, Inc. (“Phoenix”). Mr. Lawrence joined the Company’s Board of Directors in May 1996, in conjunction with the Company’s acquisition of Phoenix by a merger on May 20, 1996, through which Phoenix became a wholly-owned subsidiary of Apache. Pursuant to the terms of his employment agreement with Phoenix, Mr. Lawrence received medical and dental benefits through December 1997. Since that time, he has purchased medical and dental coverage through the Company at full cost.

CERTAIN BUSINESS RELATIONSHIPS AND TRANSACTIONS

Eric J. Eichler, an employee of the Company, is the son of Rodney J. Eichler, Apache’s president and chief operating officer. He is employed as a Reservoir Engineer III, a position he has held since July 2012, in the Company’s Resource Assessment group. His compensation package is comparable to the compensation of Apache employees holding similar positions, and he is entitled to participate in other employment benefits that are standard for all Apache’s employees. In 2012, Eric earned total compensation of $176,766 from the Company including base salary, annual cash incentive bonus, and the value of vested restricted stock units and stock options. Rodney J. Eichler does not evaluate Eric Eichler, and does not influence the amount of his compensation.

The Company’s Board of Directors has adopted a Code of Business Conduct, which was revised in 2012. The Code of Business Conduct prohibits conflicts of interest between any director, officer or employee and the Company. The Code of Business Conduct requires directors, officers and employees to inform the Company of any transaction that involves related parties and that may give rise to a conflict of interest. Pursuant to its charter, the CG&N Committee reviews related party transactions on an ongoing basis to prevent conflicts of interest. The CG&N Committee reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to the CG&N Committee for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If the CG&N Committee finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. The CG&N Committee approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company. The determination of the CG&N Committee is documented in the committee’s minutes. The Board of Directors reviews transactions to determine whether a transaction impairs the independence of a director and such determination is documented in the Board’s minutes. The Code of Business Conduct and the CG&N Committee charter are available on the Company’s website (www.apachecorp.com).

RATIFICATION OF INDEPENDENT AUDITORS

(ITEM NO. 4 ON PROXY CARD)

The Audit Committee has appointed Ernst & Young LLP, an independent registered public accounting firm, to audit the Company’s financial statements for 2013. We are asking the shareholders to ratify that appointment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2013.

INDEPENDENT AUDITORS

Policy for Approval of Audit, Audit-Related and Permitted Non-Audit Services

All audit, audit-related, and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy provides for pre-approval of specifically described audit, audit-related, tax services, and permissible non-audit services. The policy authorizes the Audit Committee to delegate its pre-approval authority to one or more of its members.

Auditor Fees and Services

Ernst & Young served as the Company’s independent auditors for the fiscal year 2012. Representatives of Ernst & Young will be present at the annual meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions regarding Apache’s business.

Ernst & Young’s audit report on Apache’s consolidated financial statements as of and for the fiscal year ended December 31, 2012, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty or audit scope; however, it was modified for the adoption of new accounting principles.

During Apache’s most recent fiscal year ended December 31, 2012, and through the filing date of this proxy statement, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young’s satisfaction, would have caused Ernst & Young to make reference to the subject matter of the disagreement in connection with their report. During this period, there were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K.

During 2012 and 2011, Ernst & Young provided various services to Apache. The aggregate fees for each of the following types of services are set forth below:

Description	Amounts (in thousands)
	2012	2011
Audit Fees(1)	$6,037	$5,382
Audit-Related Fees(2)	$458	$299
Tax Fees(3)	$1,126	$1,505
All Other Fees(4)	$103	$138

(1)	Audit Fees include fees related to the following services: the annual financial statement audit (including required quarterly reviews), subsidiary audits, and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal controls, and consultations relating to the audit or quarterly reviews.
(2)	Audit-Related Fees include fees related to assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor. Audit-related services include, among other things, due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations related to accounting, financial reporting or disclosure matters not classified as “audit services”, assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; and assistance with internal controls, reporting requirements.
(3)	Tax Fees include fees related to the following services: tax return preparation assistance, tax planning, tax-related and structuring-related consultation, and tax-related acquisition due diligence.
(4)	All Other Fees include fees for products and services other than those in the three categories above.

The Audit Committee of the Company’s Board of Directors reviews summaries of the services provided by Ernst & Young and the related fees. The Audit Committee has taken into consideration whether the provision of non-audit services by Ernst & Young is compatible with maintaining auditor independence.

ADVISORY VOTE TO APPROVE THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

(ITEM NO. 5 ON PROXY CARD)

At our annual meeting of shareholders in 2011, as recommended by our Board of Directors, a majority of our shareholders voted in favor of an annual advisory vote to approve the compensation of our Named Executive Officers (commonly known as “say on pay”) and, in response, we determined to hold an annual vote on the matter. At last year’s annual meeting, over 95 percent of shareholder votes cast on the say on pay vote were in favor of the compensation of our Named Executive Officers.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our Named Executive Officers, who are critical to our success. Under these programs, our Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased shareholder value. Please read the “Compensation Discussion and Analysis,” and the compensation tables that follow, beginning on page 35 of this proxy statement for additional details about our executive compensation programs, including information about the fiscal year 2012 compensation of our Named Executive Officers.

The MD&C Committee continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. As a result of its continual review process, the MD&C Committee believes that Apache’s compensation programs are structured in the best manner possible for our Company and its business objectives:

•	Our compensation programs contain both a short-term and a long-term component. Our long-term compensation generally vests over four years encouraging our executives to maintain a long-term focus.

•

The long term components of the compensation of our executives aligns their compensation with the success of the Company. As the value we deliver to our shareholders goes up our down, so does the compensation realized by our executives.

•	We closely monitor the compensation programs and pay levels of executives at our peer companies to ensure that our compensation programs are within the range of market practices.

•	We have stock ownership requirements that encourage a long-term focus by our executives and more closely align the interests of our executives with the Company’s shareholders.

•	Our change in control severance plans are “double trigger” plans, which pay out only upon both a change of control and termination of employment.

We are asking our shareholders to indicate their support for the compensation of our Named Executive Officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our

Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote FOR this item on their proxy card.

The say-on-pay vote is advisory and, therefore, not binding on the Company, the MD&C Committee, or our Board of Directors. Our Board of Directors and our MD&C Committee value the opinions of our shareholders, and to the extent there is any significant vote against the named executive officer compensation, as disclosed in this proxy statement, we will consider our shareholders’ concerns and will evaluate what, if any, actions are necessary to address those concerns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

APPROVAL OF AN AMENDMENT TO

THE 2011 OMNIBUS EQUITY COMPENSATION PLAN

TO INCREASE THE NUMBER OF SHARES OF COMPANY COMMON STOCK

ISSUABLE UNDER THE PLAN

(ITEM NO. 6 ON PROXY CARD)

Our Board of Directors adopted the Apache Corporation 2011 Omnibus Equity Compensation Plan (the “2011 Plan”) in February 2011, and submitted it to our shareholders for their approval at the 2011 annual meeting. On May 5, 2011, our shareholders approved the 2011 Plan.

An aggregate of 25,500,000 shares of the Company’s common stock are reserved and available for issuance under the 2011 Plan. Since the adoption of the 2011 Plan through January 31, 2013, we have granted to our employees (including officers) and directors (i) Options to purchase 2,072,253 shares of our common stock, (ii) 1,688,015 restricted stock units (iii) 180,555 stock appreciation rights (“SARs”), and (iv) 2,084,161 Performance Shares under our TSR Program. Under the 2011 Plan, the number of aggregate shares available for issuance under the 2011 Plan is reduced by 1.0 for each share granted in the form of an Option or SAR or 2.39 shares for each share granted in the form of any Award that is not an Option or SAR. As a result (and because awards of Performance Shares must be reserved at the maximum), 17,939,544 of the 25,500,000 authorized shares are currently issued or reserved for issuance under the 2011 Plan. Therefore, as of January 31, 2013, there were 7,560,456 shares of our common stock available for grant under the 2011 Plan.

Our Board of Directors has unanimously adopted and is submitting for shareholder approval an amendment to increase the number of shares covered by, and reserved for issuance under, the 2011 Plan. We are proposing that 19,000,000 additional shares of the Company’s common stock be authorized for grant under the 2011 Plan, which represents approximately 4.8 percent of our common stock outstanding as of January 31, 2013. This amendment will enable the Company to continue making grants under the 2011 Plan to directors and employees (including our executive officers).

The principal provisions of the 2011 Plan are summarized below. This summary is not a complete description of all of the 2011 Plan’s provisions and is qualified in its entirety by reference to the 2011 Plan, which is attached to this proxy statement as Annex B, as well as the form of amendment to the 2011 Plan, which is attached to this proxy statement as Annex A. Capitalized terms used in this summary and not defined in this proxy statement have the meanings set forth in the 2011 Plan.

If our shareholders do not approve the proposal to increase the number of shares of common stock available for issuance under the 2011 Plan, the Company expects that it will have an insufficient number of shares available to make equity-based compensation a meaningful part of our employees’ and officers’ overall compensation. As such, the Company believes its ability to retain and attract talented employees will be adversely affected due to the ability of the competitors of the Company to offer long-term equity compensation to those individuals. Additionally, we would have to consider providing additional cash compensation to our key employees to maintain competitive levels of compensation, and our ability to align compensation with the interests of shareholders would be greatly diminished.

The following is a summary of major features of the 2011 Plan.

Administration of the Plan

The Company’s Board of Directors has appointed the Stock Plan Committee (the “Committee”) to administer the 2011 Plan pursuant to its terms and all applicable state, federal, or other rules or laws. Unless otherwise limited by the 2011 Plan, Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any provisions of the Code, the Committee has broad discretion to administer the 2011 Plan, interpret its provisions, and adopt policies for implementing the 2011 Plan. This discretion includes the power to determine when and to whom Awards will be granted, determine the amount of such Awards (measured in cash, shares of common stock, or as otherwise designated), prescribe and interpret the terms and provisions of each Award agreement (the terms of which may vary), delegate duties under the 2011 Plan, terminate, modify, or amend the 2011 Plan, and execute all other responsibilities permitted or required under the 2011 Plan. The Committee may appoint an administrative agent to whom it may delegate such powers as it deems appropriate, except that the Committee shall determine any dispute with respect to the 2011 Plan or any Award granted thereunder.

The Committee has delegated authority under the 2011 Plan to the chief executive officer of the Company to grant Awards to employees of the Company who are not the Company’s executive officers for purposes of Section 16 of the Exchange Act and who are below the level of regional vice president or staff vice president; provided, that such Awards may only be granted in accordance with specific guidelines that have been established by the Committee. The chief executive officer will report to the Committee at each of its meetings, and not less frequently than quarterly, regarding all his actions in connection with the granting of any Awards.

Persons Who May Participate in the Plan

Any individual who provides services to Apache or its affiliates as an officer, employee, or director, including non-employee directors of the Company (each, an “Eligible Person”), and who is designated by the Committee to receive an Award under the 2011 Plan will be a “Participant.” An employee on leave of absence may be deemed to still be employed by Apache or an affiliate for purposes of determining eligibility for participation under the 2011 Plan. Any individual granted an Award which remains outstanding under the 2011 Plan, including an individual who is no longer an Eligible Person, will continue to be a Participant for purposes of the 2011 Plan with respect to the outstanding Award. Apache currently has 11 non-employee directors, 25 executive officers subject to Section 16, 19 regional and staff officers (other than executive officers subject to Section 16), and approximately 5,578 other employees who are eligible to participate in the 2011 Plan.

With respect to a grant of Incentive Options, which comply with section 422 of the Code, a Participant must be an employee of Apache or one of its corporate subsidiaries and, immediately before the time the Incentive Option is granted, the Participant may not own stock possessing more than ten percent of the total combined voting power or value of all classes of stock of Apache or an affiliate unless, at the time the Incentive Option is granted, the exercise price of the Incentive Option is at least 110 percent of the fair market value of the common stock underlying the Incentive Option. In addition, if the fair market value of stock issuable to a Participant receiving an Incentive Option and any other Awards under the 2011 Plan exceeds $100,000, the Incentive Option will be treated as a Non-Statutory Option.

Maximum Number of Shares Subject to Award

A Participant under the 2011 Plan will be eligible to receive an Award pursuant to the terms of the 2011 Plan and subject to any limitations imposed by appropriate action of the Committee. No Award may be granted if the Award relates to a number of shares of common stock which exceeds the number of shares that remain available under the 2011 Plan minus the number of shares issuable in settlement of or relating to all outstanding Awards under the 2011 Plan. Additionally, in each calendar year during any part of which the 2011 Plan is in effect, no Participant may be granted (i) any type of Award (other than an Award designated to be paid only in cash) relating to more than 250,000 shares of common stock, subject to adjustment in a manner consistent with the other provisions of the 2011 Plan, and (ii) any type of Award designated to be paid only in cash having a value determined on the date of grant in excess of the fair market value of 250,000 shares of common stock.

Securities to be Offered

Shares Subject to the 2011 Plan. The maximum aggregate number of shares of common stock that may be granted for any and all Awards under the 2011 Plan shall not exceed 25,500,000 shares (plus an additional 19,000,000 if this amendment is approved) (subject to any adjustment due to recapitalization or reorganization permitted under the 2011 Plan). Within such aggregate amount, if this amendment is approved, up to 25,500,000 (effective May 16, 2013, 44,500,000) shares of common stock may be granted for Incentive Options under the 2011 Plan. Under the 2011 Plan, the number of aggregate shares available for issuance under the 2011 Plan will be reduced by 1.0 share for each share granted in the form of any Option or SAR or 2.39 shares for each share granted in the form of any Award that is not an Option or SAR.

If common stock subject to any Award under the 2011 Plan is not issued or transferred, or ceases to be issuable or transferable for any reason, including (but not exclusively) because an Award is forfeited, terminated, expires unexercised, is settled in cash in lieu of common stock, or is otherwise terminated without a delivery of shares to a Participant, the shares of common stock that were subject to that Award will again be available for issue, transfer, or exercise pursuant to Awards under the 2011 Plan to the extent allowable by law. In such case, the number of shares available for issuance under the 2011 Plan will be increased by 1.0 share for each share related to an Option or SAR that is forfeited, cancelled, exchanged, surrendered or expired or by 2.39 shares for each such share which is not related to an Option or SAR. The number of shares available will not be increased by shares tendered, surrendered, or withheld in connection with the exercise or settlement of an Award or the related tax withholding obligations. Furthermore, when a SAR is settled in shares, the number of shares subject to the SAR under the SAR Award agreement will be counted against the aggregate number of shares with respect to which Awards may be granted under the Plan as 1.0 share for every share subject to the SAR, regardless of the number of shares used to settle the SAR upon exercise. The common stock subject to Awards pursuant to the 2011 Plan may be authorized but unissued shares, shares held by Apache in treasury, or shares that have been reacquired by Apache, including shares that have been bought on the market for the purposes of the 2011 Plan. The fair market value of the common stock on a given date will be the closing price of a share of common stock so reported by the NYSE Composite Transactions Reporting System for the date the fair market value is to be determined. If there are no transactions in Apache’s common stock on such date, the fair market value is determined as of the immediately preceding date on which there were transactions in the common stock. There are no fees, commissions, or other charges applicable to a purchase of common stock under the 2011 Plan.

Awards

Stock Options. Apache may grant Options to Eligible Persons, including (i) Incentive Options (only to employees of Apache or its affiliates), which comply with section 422 of the Code and (ii) Non-Statutory Options. The exercise price of each Option granted under the 2011 Plan will be stated in the Option agreement and may vary; provided, however, that the exercise price for an Option must not be less than the fair market value per share of the common stock as of the date of grant of the Option. No Option may be backdated. Options may be exercised as the Committee determines, but not later than ten years from the date of grant. Any Incentive Option that fails to comply with section 422 of the Code for any reason will result in the reclassification of the Option as a Non-Statutory Option, and will be exercisable as such. The Committee will determine the methods and form of payment for the exercise price of an Option (including, in the discretion of the Committee, payment in already-owned shares of common stock, or attestation of common stock ownership) and the methods and forms in which common stock (including common stock issuable pursuant to the Option) will be delivered to a Participant.

SARs. A SAR is the right to receive an amount equal to the excess of the fair market value of one share of common stock on the date of exercise over the grant price of the SAR, as determined by the Committee. SARs may be awarded in connection with or separate from another Award; however, a SAR awarded in connection with an Option is exercisable only to the extent that the related Option is exercisable. SARs granted independently of another Award will be exercisable as the Committee determines. The term of a SAR will be for a period determined by the Committee but will not exceed ten years. SARs can be settled in cash, common stock, or other property as determined by the Committee. The exercise price for a SAR may be fixed on the date it is granted or vary according to a formula specified by the Committee at the time of grant, however, the exercise price can never be less than the fair market value of Apache’s common stock on the date of grant.

Restricted Stock Awards. A Restricted Stock Award is a grant of shares of common stock subject to a risk of forfeiture, restrictions on transferability, and any other restrictions imposed by the Committee in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Committee. Except as otherwise provided under the terms of the 2011 Plan or an Award agreement, the holder of a Restricted Stock Award may have rights as a shareholder, including the right to vote the common stock subject to the Restricted Stock Award or to receive dividends on the common stock subject to the Restricted Stock Award (and subject to any mandatory reinvestment or other requirements imposed by the Committee). As a condition of a Restricted Stock Award grant, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of common stock subject to a Restricted Stock Award be automatically reinvested in additional Restricted Stock Awards or applied to the purchase of additional Awards under the 2011 Plan. Unless otherwise determined by the Committee, common stock distributed in connection with any future stock split or stock dividend, and other property distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such common stock or other property has been distributed. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

Restricted Stock Units. Restricted stock units are rights to receive common stock, cash, or a combination of both at the end of a specified period. The Committee may subject restricted stock units to restrictions (which may include a risk of forfeiture) to be specified in the Award agreement and those restrictions may lapse at such times determined by the Committee. Restricted stock units may be satisfied by delivery of common stock, cash equal to the fair market value of the specified number of shares of common stock covered by the restricted stock units, or any combination thereof determined by the Committee at the date of grant or thereafter. The Committee may permit recipients of restricted stock units to irrevocably elect in writing to defer receipt of all or any part of any distribution of shares of stock associated with that award of restricted stock units in accordance with the terms and conditions under the Deferred Delivery Plan (described under “Equity Compensation Plan Information” above). Dividend equivalents, in the form of additional deferred share units, will be issued under the Deferred Delivery Plan for those shares whose delivery under restricted stock units has been deferred into the Deferred Delivery Plan.

Bonus Stock and Awards in Lieu of Company Obligations. The Committee is authorized to grant common stock as a bonus, or to grant common stock or other Awards in lieu of obligations to pay cash or deliver other property under the 2011 Plan or under other plans or compensatory arrangements, subject to any applicable provision under Section 16 of the Exchange Act. The Committee will determine any terms and conditions applicable to grants of common stock or other Awards, including performance criteria associated with an Award. Any grant of common stock to an officer of Apache or a subsidiary in lieu of salary or other cash compensation will be reasonable, as determined by the Committee.

Dividend Equivalents. Dividend equivalents may be granted, entitling a Participant to receive cash, common stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of common stock, or other periodic payments at the discretion of the Committee. Dividend equivalents may be awarded on a freestanding basis or in connection with another Award; provided, however, that, under the 2011 Plan, dividend equivalents will not be granted in connection with the grant of any Options or Stock Appreciation Rights. The Committee may provide that dividend equivalents will be payable or distributed when accrued or that they will be deemed reinvested in additional common stock, Awards, or other investment vehicles. The Committee will specify any restrictions on transferability and risks of forfeiture that are imposed upon dividend equivalents.

Performance Awards. The Committee may designate that certain Awards granted under the 2011 Plan constitute “performance” Awards (“Performance Awards”). A Performance Award is any Award, the grant, exercise or settlement of which is subject to one or more performance standards. Additionally, a Performance Award is an Award granted to a person designated by the Committee, at the time of grant of the Performance Award, as likely to be a Covered Employee within the meaning of Section 162(m) of the Code and the regulations thereunder (including Treasury Regulation section 1.162-27 and successor regulations thereto) for the fiscal year. One or more of the following business criteria for Apache, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of Apache (except with respect to the total shareholder return and earnings per share criteria) may be used by the Committee in establishing performance goals either in absolute amount, per share, or per barrel of oil equivalent (“boe”): pretax income or after tax income, operating profit, return on equity, capital or investment, earnings, book value, increase in cash flow return, sales or revenues, operating expenses (including, but not limited to, lease operating expenses, severance taxes and other production taxes, gathering and transportation, general and administrative costs, and other components of operating expenses), stock price appreciation, implementation or completion of critical projects or processes, production growth, reserve growth, and/or corporate acquisition goals based on value of assets acquired or similar objective measures. Where applicable, these standards may be expressed in terms of attaining a specified level of a particular criteria or attaining a percentage increase or decrease in a particular criteria, and may be applied relative to internal goals or levels attained in prior years or related to other companies or indices or as ratios expressing relationship between the standards, or any combination thereof, as determined by the Committee. The Performance Awards may include a threshold level of performance below which no vesting will occur, levels of performance at which specified, limited vesting will occur, and a maximum level of performance at which full vesting will occur.

Other	Provisions

Repayment/Forfeiture of Awards. If required by the Sarbanes-Oxley Act of 2002 and/or the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Awards will be conditioned on repayment or forfeiture in accordance with applicable law. The Committee may establish conditions for such repayment or forfeiture and adopt a policy regarding repayment or forfeiture for the Company or any Affiliate.

Repricing. Except for adjustments reflecting the effects of stock splits, stock dividends, other recapitalizations, or a change in control, liquidation, or reorganization of the Company, no outstanding Awards granted under the 2011 Plan can be repriced without approval by the Company’s shareholders.

Tax Withholding. At the discretion of the Committee and subject to conditions that the Committee may impose, a Participant’s minimum statutory tax withholding with respect to an Award may be satisfied by withholding from any payment related to an Award or by the withholding of shares of common stock issuable pursuant to the Award based on the fair market value of the shares.

Merger or Recapitalization. If any change is made to the Company’s capitalization, such as a stock split, stock combination, stock dividend, exchange of shares or other recapitalization, merger or otherwise, which results in an increase or decrease in the number of outstanding shares of common stock, appropriate adjustments will be made by the Committee as to the number and price of shares subject to an Award under the 2011 Plan.

Change in Control. Upon a Change in Control (as such term is defined in the 2011 Plan), with respect to Awards other than Performance Awards, and upon the Participant’s Involuntary Termination or Voluntary Termination with Cause (as each such term is defined in the 2011 Plan) occurring after the Change in Control (i) all outstanding SARs and Options shall immediately become fully vested and exercisable in full; and (ii) the restriction period of any Restricted Stock Award or Restricted Stock Unit shall immediately be accelerated and the restrictions shall expire. With respect to Performance Awards, (i) if the Change in Control occurs after the performance goals are met for the Award, all remaining payouts will vest on the date of the Participant’s Involuntary Termination or Voluntary Termination with Cause and be paid within 30 days, and (ii) if a performance goal is met after the Change in Control occurs, the payout of the Award will vest on the date of the Participant’s Involuntary Termination or Voluntary Termination with Cause and will be paid within 30 days after the later of (i) the date of the Participant’s Involuntary Termination or Voluntary Termination with Cause or (ii) the date the performance goal is met.

Amendment. Without shareholder or Participant approval, the Board of Directors may amend, alter, suspend, discontinue or terminate the 2011 Plan or the Committee’s authority to grant Awards under the 2011 Plan, except that any amendment or alteration to the 2011 Plan, including any increase in any share limitation, shall be subject to the approval of Apache’s shareholders not later than the next annual meeting if shareholder approval is required by any state or federal law or regulation or the rules of the NYSE or NASDAQ. The Board of Directors may otherwise, in its discretion, determine to submit other such changes to the 2011 Plan to shareholders for approval. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the 2011 Plan; provided, that without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.

Transferability of Awards. Except as otherwise determined at any time by the Committee as to any Awards other than Incentive Options, no right or interest of any Participant in an Award may be assigned or transferred. The Committee may permit transferability of Awards other than Incentive Options, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability; provided further, however, that no Award may be transferred for value or other consideration without first obtaining approval from the shareholders of the Company. In the event of a Participant’s death, the Participants rights and interests in any Award shall be transferable by will or the laws of descent and distribution, or with respect to Awards other than Incentive Options, a beneficiary designation that is in a form approved by the Committee.

Federal Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to Participants arising from participation in the 2011 Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of Participants in the 2011 Plan may vary depending on the particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences.

Incentive Options; Non-Statutory Options; SARs. Participants will not realize taxable income upon the grant of a Non-Statutory Option or a SAR. Upon the exercise of a Non-Statutory Option or SAR, a Participant will recognize ordinary compensation income (subject to withholding by the Company) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price (if any) paid therefor. A Participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a SAR, or pursuant to the cash exercise of a Non-Statutory Option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Code Limitations on Deductibility” below, Apache (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Participants eligible to receive an Incentive Option will not recognize taxable income on the grant of an Incentive Option. Upon the exercise of an Incentive Option, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the Incentive Option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an Incentive Option would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the Incentive Option), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the Incentive Option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The Company and its subsidiaries will generally not be entitled to any federal income tax deduction upon the grant or exercise of an Incentive Option, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, Apache (or a subsidiary) will then, subject to the discussion below under “Tax Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a Non-Statutory Option or Incentive Option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Non-Statutory Option or Incentive Option exercise price (although a Participant would still recognize ordinary compensation income upon exercise of a Non-Statutory Option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered therefor in satisfaction of the Non-Statutory Option or Incentive Option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the Non-Statutory Option or Incentive Option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.

The 2011 Plan allows the Committee to permit the transfer of Awards in limited circumstances. See “Other Provisions - Transferability of Awards.” For income and gift tax purposes, certain transfers of Non-Statutory Options and SARs generally should be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service (the “IRS”) has not provided formal guidance on the income tax consequences of a transfer of Non-Statutory Options (other than in the context of divorce) or SARs. However, the IRS has informally indicated that after a transfer of stock options, the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options.

In addition, if the Participant transfers a vested Non-Statutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Non-Statutory Option at the time of the gift. The value of the Non-Statutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Non-Statutory Option and the illiquidity of the Non-Statutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion per donee, (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Non-Statutory Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Non-Statutory Options has not been extended to unvested Non-Statutory Options. Whether such consequences apply to unvested Non-Statutory Options is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition. The IRS has not specifically addressed the tax consequences of a transfer of SARs.

Restricted Stock Awards; Restricted Stock Units; Cash Awards. A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. A Participant will not have taxable income at the time of grant of a stock Award in the form of restricted stock units denominated in common stock, but rather, will generally recognize ordinary compensation income at the time he receives common stock in satisfaction of the restricted stock units in an amount equal to the fair market value of the common stock received. In general, a Participant will recognize ordinary compensation income as a result of the receipt of common stock pursuant to a Restricted Stock Award or bonus stock award in an amount equal to the fair market value of the common stock when such stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under section 83(b) of the Code or (ii) when the common stock is received, in cases where a Participant makes a valid election under section 83(b) of the Code.

A Participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to common stock or cash received. Dividends that are received by a Participant prior to the time that the common stock is taxed to the Participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the common stock received by a Participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse.

Subject to the discussion immediately below, Apache (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Tax Code Limitations on Deductibility. In order for the amounts described above to be deductible by Apache (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

The ability of the Company (or a subsidiary) to obtain a deduction for future payments under the 2011 Plan could also be limited by the golden parachute payment rules of section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Finally, the ability of Apache (or a subsidiary) to obtain a deduction for amounts paid under the 2011 Plan could be limited by Section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of a publicly traded corporation to $1,000,000 with respect to any such officer during any taxable year of the corporation. However, an exception applies to this limitation in the case of certain performance-based compensation. In order to exempt performance-based compensation from the $1,000,000 deductibility limitation, the grant or vesting of the Award relating to the compensation must be based on the satisfaction of one or more performance goals as selected by the Committee. Performance-based Awards intended to comply with Section 162(m) of the Code may not be granted in a given period if such Awards relate to shares of common stock which exceed a specified limitation or, alternatively, the performance-based Awards may not result in compensation, for a Participant, in a given period which exceeds a specified limitation. A Participant who receives an Award or Awards intended to satisfy the performance-based exception to the $1,000,000 deductibility limitation may not receive performance-based Awards relating to more than 250,000 shares of common stock or, with respect to Awards not related to shares of common stock, cash amounts equal to no more the fair market value (at the time of grant) of 250,000 shares of common stock, in any given fiscal year. Although the 2011 Plan was drafted to satisfy the requirements for the performance-based compensation exception, Apache may determine that it is in its best interests not to satisfy the requirements for the exception. See “Awards - Performance Awards.”

As of January 31, 2013, Awards for 6,024,984 shares have been granted under the 2011 Plan. Future Awards that are granted to eligible persons under the 2011 Plan are subject to the discretion of the Committee and, therefore, are not determinable. Awards of equity based compensation to Apache’s non-employee directors and named executive officers are disclosed under the Director Compensation Table, the Grants of Plan Based Awards Table, and the Long-Term Compensation Awards in 2012 section of the Compensation Discussion and Analysis included in this proxy statement. In 2012, Options, RSUs, SARs, and Performance Shares for an aggregate of 4,023,586 shares of common stock were granted to all other employees (excluding non-employee directors and named executive officers) as a group.

Internal Revenue Code Section 409A. It is intended that the 2011 Plan shall comply with the provisions of, or an exemption from, Internal Revenue Code Section 409A and the Treasury regulations relating thereto. Awards are intended to be exempt from Internal Revenue Code Section 409A to the extent possible. If an Award is subject to the requirements of Internal Revenue Code Section 409A, to the extent that the Company or an Affiliate takes any action that causes a violation of Internal Revenue Code Section 409A or fails to take reasonable actions required to comply with Internal Revenue Code Section 409A, in each case as determined by the Committee, the Company shall pay an additional amount to the Participant (or beneficiary) equal to the additional income tax imposed pursuant to Internal Revenue Code Section 409A on the Participant as a result of such violation, plus any taxes imposed on this additional payment.

Recommendation and Required Affirmative Vote

The Board of Directors unanimously recommends that shareholders vote FOR the approval of the proposed amendment to the Apache 2011 Omnibus Equity Compensation Plan to increase the number of shares of the Company’s common stock authorized for issuance under the plan. Because each of Apache’s directors and executive officers will be eligible to receive Awards under the proposed amendment to the 2011 Plan, each of the directors and executive officers of Apache has an interest in, and may benefit from, the adoption of the proposed amendment. The affirmative vote of the holders of a majority of the shares of the Company’s common stock voted, in person or by proxy, and entitled to vote at the 2013 annual meeting is required to approve the amendment to the 2011 Plan.

Consequences of Non-Approval

The Company considers shareholder approval of the amendment to the 2011 Plan to be critical to the Company’s ability to retain and attract employees, officers, and directors whose services are necessary to carry out the Company’s business plan. If the shareholders do not approve the proposed amendment to the 2011 Plan, the Company believes its ability to retain and attract talented personnel will be adversely affected due to the ability of the competitors of the Company to offer long-term equity compensation to talented individuals under equity plans already in place. Additionally, we would have to consider providing additional cash compensation to our key employees to maintain competitive levels of compensation. However, our ability to align the compensation provided to our employees and officers with the interests of shareholders would be impaired.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PROPOSED AMENDMENT TO THE 2011 OMNIBUS EQUITY COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN.

APPROVAL OF AN AMENDMENT TO

APACHE’S RESTATED CERTIFICATE OF INCORPORATION

TO ELIMINATE THE CLASSIFIED BOARD OF DIRECTORS

TO PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS

(ITEM NO. 7 ON PROXY CARD)

Apache’s Amended and Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) currently provides that the Board of Directors be divided so that as nearly numerically possible one-third of the directors are elected at each annual meeting of shareholders to serve a three year term.

In response to a vote by shareholders at our 2012 annual meeting of shareholders on a non-binding shareholder proposal to eliminate the classification of the Board of Directors and provide for the election of all directors annually, the Corporate Governance and Nominating Committee (“CG&N Committee”), as well as the Board of Directors, considered carefully the advantages and disadvantages of maintaining a classified board structure.

The Board recognizes that the shareholders expressed a preference for the declassification of the Board at the 2012 annual meeting. In determining whether to support the repeal of our classified Board of Directors, the Board considered the arguments in favor of and against continuation of the classified Board structure and determined that, given the results of the shareholders’ vote at the 2012 annual meeting, a majority of our shareholders believe it would be in the best interest of Apache and its shareholders to declassify the Board of Directors.

Therefore, the Board of Directors has determined, in view of the shareholders’ vote at the 2012 annual meeting, to unanimously adopt an amendment to Article NINTH of the Company’s Restated Certificate of Incorporation to eliminate the classification of the Board of Directors over a three-year period and to submit the amendment to the shareholders of the Company. The text of the proposed amendment to Article NINTH of the Restated Certificate of Incorporation is attached to this proxy statement as Annex C.

The affirmative vote of shareholders holding at least four-fifths (80%) of the Company’s issued and outstanding common stock is required to approve the proposed amendment. If the shareholders approve the proposed amendment, then, beginning at the 2014 annual meeting, directors standing for election will be elected to one-year terms. The existing terms of directors elected prior to or at the 2013 annual meeting will not be shortened. The entire Board of Directors will be elected annually beginning at the 2016 annual meeting.

If approved by the shareholders, the proposed amendment to the Restated Certificate of Incorporation will become effective upon the filing of Articles of Amendment to the Restated Certificate of Incorporation with the Secretary of State of Delaware. If the shareholders do not approve the proposed amendment, then the Board of Directors will remain classified, and all directors will continue to be elected to three-year terms.

IN LIGHT OF THE SHAREHOLDERS’ VOTE AT THE 2012 ANNUAL MEETING, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFIED BOARD OF DIRECTORS TO PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS.

FUTURE SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with regulations of the SEC and the Company’s bylaws.

In order for such proposal to be properly brought before next year’s annual meeting, written notice of the proposal that complies with the Company’s bylaws must be received by the Company’s corporate secretary (at the address below) not less than 120 days prior to the meeting, which is expected to be held in May 2014. Nominations of persons for election to the Board of Directors at the 2014 annual meeting likewise must be given in writing, comply with the Company’s bylaws, and be received by the Company’s corporate secretary not less than 120 days prior to the meeting, which is expected to be held in May 2014.

In addition to the foregoing, should a shareholder wish to have a proposal appear in the Company’s proxy statement for next year’s annual meeting, under the regulations of the SEC, such proposal must be received by the Company’s corporate secretary at 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400 on or before December 5, 2013.

SHAREHOLDERS WITH THE SAME LAST NAME AND ADDRESS

The SEC rules permit companies and intermediaries (such as brokers) to implement a delivery procedure known as “householding.” Under this procedure, multiple Apache shareholders who reside at the same address may receive a single set of proxy materials, unless one or more of the shareholders has provided contrary instructions. This procedure reduces printing costs and postage fees and saves natural resources.

If you hold your shares in “street name” (your shares are held in a brokerage account or by a bank or other nominee), you may revoke your consent to householding at any time by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You can also request information about householding from your broker or bank.

If you are a shareholder of record (your shares are held in your own name and not held in a brokerage account) who received a household mailing this year, and you would like to have additional copies of proxy materials mailed to you or if you would like to opt out of householding for future mailings, please send your written request to Wells Fargo Bank, N.A., Shareowner Services, Attn: Householding/Apache Corporation, P. O. Box 64854, St. Paul, MN 55164-0854, or call (651) 450-4104.

SOLICITATION OF PROXIES

Solicitation of proxies for use at the annual meeting may be made in person or by mail or telephone, by directors, officers and regular employees of the Company. These persons will receive no special compensation for any solicitation activities. The Company has requested banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of the Company’s common stock for whom they are record holder, and the Company will, upon request, reimburse reasonable forwarding expenses. The Company has retained Georgeson Inc. to assist in soliciting proxies from brokers, bank nominees, and other institutional holders for a fee not to exceed $13,500 plus expenses. All costs of the solicitation will be borne by the Company.

By order of the Board of Directors
APACHE CORPORATION

C. L. Peper
Corporate Secretary

NOTE: Shareholders are requested to promptly vote their shares using one of the methods explained on pages 2 and 3 of this proxy statement.

Annex A

AMENDMENT TO

THE

APACHE CORPORATION 2011 OMNIBUS EQUITY COMPENSATION PLAN

Effective May 16, 2013

WITNESSETH:

WHEREAS, Apache Corporation, a Delaware corporation (the “Company”), established and maintains the Apache Corporation 2011 Omnibus Equity Compensation Plan (the “Plan”), as it may be amended and restated from time to time; and

WHEREAS, the Plan was approved by the Company’s shareholders on May 5, 2011; and

WHEREAS, Section 4.1 of the Plan provides for the number of shares of $0.625 par value common stock of the Company (the “Shares”) which are authorized for issuance under the Plan; and

WHEREAS, pursuant to Section 16 of the Plan, the Board of Directors of the Company (the “Board”) may, from time to time, amend or modify the Plan, subject to approval by the Company’s shareholders as required; and

WHEREAS, the Board desires to amend the Plan to increase the number of Shares authorized for issuance under the Plan by adding 19,000,000 shares to the 25,500,000 Shares currently authorized under the Plan.

NOW THEREFORE, the Plan is hereby amended as follows:

1.

Effective May 16, 2013, Section 4.1 of the Plan is hereby amended to read in its entirety as follows:

“4.1 Number of Shares. Subject to adjustments pursuant to Section 4.4 hereof, up to (a) 25,500,000 shares of Stock are authorized for issuance under the Plan plus (b) effective May 16, 2013, 19,000,000 additional shares of Stock are authorized for issuance under the Plan in accordance with the Plan’s terms and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. Notwithstanding the foregoing, the number of aggregate shares of Stock available for issuance under the Plan at any given time shall be reduced by (i) 1.0 share for each share of Stock delivered in settlement of any Stock Option or Stock Appreciation Right or Dividend Equivalent related to a Stock Appreciation Right, and (ii) 2.39 shares for each share of Stock delivered in settlement of any Award that is not a Stock Option or Stock Appreciation Right or Dividend Equivalent related to a Stock Appreciation

A-1

Right. During the duration of the Plan, no Eligible Person may be granted Options which in the aggregate cover in excess of 5 percent of the total shares of Stock authorized under the Plan. No Award may be granted under the Plan on or after the 10-year anniversary of the Effective Date. The foregoing to the contrary notwithstanding, within the aggregate limit described in the first sentence of this Section 4.1, up to 25,500,000 (effective May 16, 2003, 44,500,000) shares of Stock may be issued pursuant to ISOs granted under the Plan.

2.

Except as specifically set forth above, the terms of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by a duly authorized officer.

APACHE CORPORATION

By:

Name:

Title:

Date:

A-2

Annex B

APACHE CORPORATION

2011 OMNIBUS EQUITY COMPENSATION PLAN

Section 1

Introduction

1.1 Establishment. Apache Corporation, a Delaware corporation (hereinafter referred to, together with its Affiliates (as defined below) as the “Company” except where the context otherwise requires), hereby establishes the Apache Corporation 2011 Omnibus Equity Compensation Plan (the “Plan”), as it may be amended and restated from time to time.

1.2 Purpose. The purpose of the Plan is to provide Eligible Persons designated by the Committee for participation in the Plan with equity-based incentives to: (i) encourage such individuals to continue in the long-term service of the Company and its Affiliates, (ii) create in such individuals a more direct interest in the future success of the operations of the Company, (iii) attract outstanding individuals, and (iv) retain and motivate such individuals. The Plan is intended to provide eligible individuals with the opportunity to invest in the Company, thereby relating incentive compensation to increases in stockholder value and more closely aligning the compensation of such individuals with the interests of the Company’s stockholders.

Accordingly, this Plan provides for the granting of Incentive Stock Options, Non-Qualified Stock Options, Performance Awards, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights or any combination of the foregoing, as the Committee determines is best suited to the circumstances of the particular individual as provided herein.

1.3 Effective Date. The Effective Date of the Plan (the “Effective Date”) is May 5, 2011. This Plan and each Award granted hereunder are conditioned on and shall be of no force or effect until the Plan is approved by the stockholders of the Company. The Committee (or its delegate in accordance with Section 3.4(b) hereof) may award grants, the entitlement to which shall be expressly subject to the condition that the Plan shall have been approved by the stockholders of the Company.

Section 2

Definitions

2.1 Definitions. The following terms shall have the meanings set forth below:

(a)	“Administrative Agent” means any designee or agent that may be appointed by the Committee pursuant to subsections 3.1(h) and 3.4 hereof.

(b)	“Affiliate” means any entity other than the Company that is affiliated with the Company through stock or equity ownership or otherwise and is designated as an Affiliate for purposes of the Plan by the Committee; provided, however, that, notwithstanding any other provisions of the Plan to the contrary, for purposes of NQSOs and SARs, if an individual who otherwise qualifies as an Eligible Person provides services to such an entity and not to the Company, such entity may only be designated an Affiliate if the Company qualifies as a “service recipient,” within the meaning of Internal Revenue Code Section 409A, with respect to such individual; provided further that such definition of “service recipient” shall be determined by (a) applying Internal Revenue Code Section 1563(a)(1), (2), and (3), for purposes of determining a controlled group of corporations under Internal Revenue Code Section 414(b), using the language “at least 50 percent” instead of “at least 80 percent” each place it appears in Internal Revenue Code Section 1563(a)(1), (2), and (3), and by applying Treasury Regulations Section 1.414(c)-2, for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Internal Revenue Code Section 414(c), using the language “at least 50 percent” instead of “at least 80 percent” each place it appears in Treasury Regulations Section 1.414(c)-2, and (b) where the use of Shares with respect to the grant of an Option or SAR to such an individual is based upon legitimate business criteria, by applying Internal Revenue Code Section 1563(a)(1), (2), and (3), for purposes of determining a controlled group of corporations under Internal Revenue Code Section 414(b), using the language “at least 20 percent” instead of “at least 80 percent” at each place it appears in Internal Revenue Code Section 1563(a)(1), (2), and (3), and by applying Treasury Regulations Section 1.414(c)-2, for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Internal Revenue Code Section 414(c), using the language “at least 20 percent” instead of “at least 80 percent” at each place it appears in Treasury Regulations Section 1.414(c)-2; provided further that for purposes of ISOs, “Affiliate” shall mean any present or future corporation which is or would be a “subsidiary corporation” of the Company as the term is defined in Section 424(f) of the Internal Revenue Code.

(c)	“Award” means any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent or any other stock-based award granted to a Participant under the Plan.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Change of Control” shall have the meaning assigned to such term in the Company’s Income Continuance Plan as in effect on the Effective Date

(f)	“Committee” means the Stock Option Plan Committee of the Board or such other Committee of the Board that is empowered hereunder to administer the Plan. The Committee shall be constituted at all times so as to permit the Plan to be administered by “non-employee directors” (as defined in Rule 16b-3 of the Exchange Act) and “outside directors” (as defined in Treasury Regulations Section 1.162-27 (e)(3)) and to satisfy such additional regulatory or listing requirements as the Board may determine to be applicable or appropriate.

(g)	“Deferred Delivery Plan” means the Company’s Deferred Delivery Plan, as it has been or may be amended from time to time, or any successor plan.

(h)	“Dividend Equivalent” means a right, granted to an Eligible Person to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(i)	“Eligible Persons” means those employees of the Company or of any Affiliates, members of the Board, and members of the board of directors of any Affiliates who are designated as Eligible Persons by the Committee. Notwithstanding the foregoing, grants of Incentive Stock Options may not be granted to anyone who is not an employee of the Company or an Affiliate.

(j)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)	“Exercise Date” means the date of exercise determined in accordance with subsection 6.2(g) hereof.

(l)	“Fair Market Value” means the per share closing price of the Stock as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System for a particular date or, if the Stock is not so listed on such date, as reported on NASDAQ or on such other exchange or electronic trading system which, on the date in question, reports the largest number of traded shares of Stock, provided, however, that if on the date Fair Market Value is to be determined there are no transactions in the Stock, Fair Market Value shall be determined as of the immediately preceding date on which there were transactions in the Stock; provided further, however, that if the foregoing provisions are not applicable, the fair market value of a share of the Stock as determined by the Committee by the reasonable application of such reasonable valuation method, consistently applied, as the Committee deems appropriate; provided further, however, that, with respect to ISOs, such Fair Market Value shall be determined subject to Section 422(c)(7) of the Internal Revenue Code. For purposes of the foregoing, a valuation prepared in accordance with any of the methods set forth in Treasury Regulation Section 1.409A-1(b)(5)(iv)(B)(2), consistently used, shall be rebuttably presumed to result in a reasonable valuation. This definition is intended to comply with the definition of “fair market value” contained in Treasury Regulation Section 1.409A-1(b)(5)(iv) and should be interpreted consistently therewith.

(m)	“Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option and which satisfies the requirements of Section 422 of the Internal Revenue Code or any successor provision thereto.

(n)	“Internal Revenue Code” or “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, and any successor thereto. Any reference to a section of the Internal Revenue Code or Treasury Regulation shall be treated as a reference to any successor section.

(o)	“Involuntary Termination” means the termination of employment of the Participant by the Company or its successor for any reason on or after a Change of Control; provided, that the termination does not result from an act of the Participant that (i) constitutes common-law fraud, a felony, or a gross malfeasance of duty, or (ii) is materially detrimental to the best interests of the Company or its successor.

(p)	“Non-Qualified Stock Option” or “NQSO” means any Option that is not intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code.

(q)	“Option” means an option to purchase a number of shares of Stock granted pursuant to subsection 6.1.

(r)	“Option Price” means the price at which shares of Stock subject to an option may be purchased, determined in accordance with subsection 6.2(b) hereof.

(s)	“Participant” means an Eligible Person designated by the Committee, from time to time during the term of the Plan to receive one or more Awards under the Plan.

(t)	“Performance Award” is a right to either a number of shares of Stock or SARs (“Performance Shares”) determined (in either case) in accordance with subsection 9.1 of this Plan based on the extent to which the applicable Performance Goals are achieved. A Performance Share shall be of no value to a Participant unless and until earned in accordance with subsection 9.2 hereof.

(u)	“Performance Goals” are the performance conditions, if any, established pursuant to subsection 9.1 by the Committee in connection with an Award.

(v)	“Performance Period” with respect to a Performance Award is a period not less than one calendar year or one fiscal year of the Company, beginning not earlier than the year in which such Performance Award is granted, which may be referred to herein and by the Committee by use of the calendar of fiscal year in which a particular Performance Period commences.

(w)	“Restricted Stock” means Stock granted to an Eligible Person under Section 8 hereof, that is subject to certain restrictions and to a risk of forfeiture.

(x)	“Restricted Stock Unit” means a right, granted to an Eligible Person under Section 8 hereof, to receive Stock, cash or a combination thereof at the end of a specified vesting period.

(y)	“Restriction Period” shall have the meaning assigned to such term in subsection 8.1.

(z)	“Stock” means the $0.625 par value common stock of the Company and or any security into which such common stock is converted or exchanged upon merger, consolidation, or any capital restructuring (within the meaning of Section 13) of the Company.

(aa)	“Stock Appreciation Right” or “SAR” means a right granted to an Eligible Person to receive an amount in cash, Stock, or other property equal to the excess of the Fair Market Value as of the Exercise Date of one share of Stock over the SAR Price times the number of shares of Stock to which the Stock Appreciation Right relates. Stock Appreciation Rights may be granted in tandem with Options or other Awards or may be freestanding.

(bb)	“SAR Price” means the price at which the Stock Appreciation Right was granted, which shall be determined in the same manner as the Option Price of an Option in accordance with subsection 6.2 hereof.

(cc)	“Voluntary Termination with Cause” occurs upon a Participant’s separation from service of his own volition and one or more of the following conditions occurs without the Participant’s consent on or after a Change of Control:

(i)	There is a material diminution in the Participant’s base compensation, compared to his rate of base compensation on the date of the Change of Control.

(ii)	There is a material diminution in the Participant’s authority, duties or responsibilities.

(iii)	There is a material diminution in the authority, duties or responsibilities of the Participant’s supervisor, such as a requirement that the Participant (or his supervisor) report to a corporate officer or employee instead of reporting directly to the board of directors.

(iv)	There is a material diminution in the budget over which the Participant retains authority.

(v)	There is a material change in the geographic location at which the Participant must perform his service, including, for example the assignment of the Participant to a regular workplace that is more than 50 miles from his regular workplace on the date of the Change of Control.

The Participant must notify the Company of the existence of one or more adverse conditions specified in clauses (i) through (v) above within 90 days of the initial existence of the adverse condition. The notice must be provided in writing to Apache Corporation’s Senior Vice President, Human Resources or his/her delegate. The notice may be provided by personal delivery or it may be sent by email, inter-office mail, regular mail (whether or not certified), fax, or any similar method. Apache Corporation’s Senior Vice President, Human Resources or his/her delegate shall acknowledge receipt of the notice within 5 business days; the acknowledgement shall be sent to the Participant by certified mail. Notwithstanding the foregoing provisions of this definition, if the Company remedies the adverse condition within 30 days of being notified of the adverse condition, no Voluntary Termination with Cause shall occur.

2.2 Headings; Gender and Number. The headings contained in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

Section 3

Plan Administration

3.1 Administration by the Committee. The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, adopt rules and regulations for carrying out the purposes of the Plan, including, without limitation, the authority to:

(a)	Grant Awards;

(b)	Select the Eligible Persons and the time or times at which Awards shall be granted;

(c)	Determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions, and Performance Goals relating to any Award;

(d)	Determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, exchanged, or surrendered;

(e)	Construe and interpret the Plan and any Award;

(f)	Prescribe, amend, and rescind rules and procedures relating to the Plan;

(g)	Determine the terms and provisions of Award agreements;

(h)	Appoint designees or agents (who need not be members of the Committee or employees of the Company) to assist the Committee with the administration of the Plan;

(i)	Communicate the material terms of each Award to its recipient within a relatively short period of time after approval; and

(j)	Make all other determinations deemed necessary or advisable for the administration of the Plan.

3.2 Committee Discretion. The Committee shall, in its absolute discretion, and without amendment to the Plan, have the power to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under this Plan; provided, however, that the Committee shall not have any discretion to accelerate, waive or modify any term or condition of an Award that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code if such discretion would cause the Award to not so qualify. In the event of a Change of Control, the provisions of Section 12 hereof shall be mandatory and shall govern the vesting and exercisability schedule of any Award granted hereunder.

3.3 Indemnification. No member of the Committee shall be liable for any action, omission, or determination made in good faith. The Company shall indemnify (to the extent permitted under Delaware law) and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company. The determination, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

3.4 Committee Delegation.

(a)	The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may appoint an Administrative Agent, who need not be a member of the Committee or an employee of the Company, to assist the Committee in administration of the Plan and to whom it may delegate such powers as the Committee deems appropriate, except that the Committee shall determine any dispute. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any Award agreement entered into hereunder, in the manner and to the extent it shall deem expedient, and it shall be the sole and final judge of such inconsistency;

(b)	The Committee has delegated authority to the Chief Executive Officer of the Company to grant Awards to employees of the Company who are not the Company’s executive officers (as such term is defined for purposes of Section 16 of the Exchange Act) and who are below the level of Regional Vice President or Staff Vice President; provided, that any such Awards may only be granted in accordance with guidelines established by the Committee.

3.5 Compliance with Section 162(m). Except as expressly otherwise stated in any resolution of the Committee, the Plan is intended to comply with the requirements of Section 162(m) or any successor section(s) of the Internal Revenue Code (“Section 162(m)”) as to any “covered employee” as defined in Section 162(m), and shall be administered, interpreted, and construed consistently therewith. The Committee is authorized to take such additional action, if any, that may be required to ensure that the Plan and any Award under the Plan satisfy the requirements of Section 162(m), taking into account any regulations or other guidance issued by the Internal Revenue Service.

Section 4

Stock Subject to the Plan

4.1 Number of Shares. Subject to adjustments pursuant to Section 4.4 hereof, up to 25,500,000 shares of Stock are authorized for issuance under the Plan in accordance with the Plan’s terms and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. Notwithstanding the foregoing, the number of aggregate shares of Stock available for issuance under the Plan at any given time shall be reduced by (i) 1.0 share for each share of Stock granted in the form of Stock Options or Stock Appreciation Rights, or (ii) 2.39 shares for each share of Stock granted in the form of any Award that is not a Stock Option or Stock Appreciation Right. During the duration of the Plan, no Eligible Person may be granted Options which in the aggregate cover in excess of 10 percent of the total shares of Stock authorized under the Plan. No Award may be granted under the Plan on or after the 10-year anniversary of the Effective Date. The foregoing to the contrary notwithstanding, within the aggregate limit described in the first sentence of this Section 4.1, up to 25,500,000 shares of Stock may be issued pursuant to ISOs granted under the Plan.

4.2 Availability of Shares Not Issued under Awards. If shares of Stock which may be issued pursuant to the terms of the Plan awarded hereunder are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the holder of such Award, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan; provided, however, that in such case, the number of shares of Stock that may be issued under the Plan shall increase by 1.0 share for each share related to a Stock Option or a Stock Appreciation Right that is so forfeited, cancelled, exchanged or surrendered or expired and by 2.39 shares for each such share which is not related to a Stock Option or a Stock Appreciation Right. The number of shares available shall not be increased by shares tendered, surrendered or withheld in connection with the exercise or settlement of an Award or the related tax withholding obligations. Furthermore, when a SAR is settled in shares, the number of shares subject to the SAR under the SAR Award agreement will be counted against the aggregate number of shares with respect to which Awards may be granted under the Plan as one share for every share subject to the SAR, regardless of the number of shares used to settle the SAR upon exercise.

4.3 Stock Offered. The Company shall at all times during the term of the Plan retain as authorized and unissued Stock and/or Stock in the Company’s treasury, at least the number of shares from time to time require under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

4.4 Adjustments for Stock Split, Stock Dividend, Etc. If the Company shall at any time increase or decrease the number of its outstanding shares of Stock or change in any way the rights and privileges of such shares by means of the payment of a Stock dividend or any other distribution upon such shares payable in Stock or rights to acquire Stock, or through a Stock split, reverse Stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock (any of the foregoing being herein called a “capital restructuring”), then in relation to the Stock that is affected by one or more of the above events, the numbers, rights, and privileges of the following shall be, in each case, equitably and proportionally adjusted to take into account the occurrence of any of the above events, (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued pursuant to subsections 4.1 and 4.10, (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards; and (iii) the exercise price, grant price, or purchase price relating to any Award; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424(h) of the Internal Revenue Code; (iv) the Performance Goals, and (v) the individual limitations applicable to Awards.

4.5 Other Changes in Stock. In the event there shall be any change, other than as specified in subsections 4.4 hereof, in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that such change equitably requires an adjustment in the number or kind of shares subject to outstanding Awards or which have been reserved for issuance pursuant to the Plan but are not then subject to an Award, then such adjustments shall be made by the Committee and shall be effective for all purposes of the Plan and on each outstanding Award that involves the particular type of stock for which a change was effected.

4.6 Rights to Subscribe. If the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company or of any other corporation, there shall be reserved with respect to the shares then under an outstanding Award to any Participant of the particular class of Stock involved the Stock or other securities which the Participant would have been entitled to subscribe for if immediately prior to such grant the Participant had exercised his entire Option. If, upon exercise of any such Option, the Participant subscribes for the additional shares or other securities, the aggregate Option Price shall be increased by the amount of the price that is payable by the Participant for such additional shares or other securities as if the Participant had exercised his entire Option immediately prior to the grant of such additional shares or other securities.

4.7 General Adjustment Rules. No adjustment or substitution provided for in this Section 4 shall require the Company to sell a fractional share of Stock under any Option, or otherwise issue a fractional share of Stock, and the total substitution or adjustment with respect to each Option shall be limited by deleting any fractional share. In the case of any such substitution or adjustment, the aggregate Option Price for the shares of Stock then subject to the Option shall remain unchanged but the Option Price per share under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed.

4.8 Determination by the Committee, Etc. Adjustments under this Section 4 shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties.

4.9 Code Section 409A. For any Award that is not subject to Internal Revenue Code Section 409A before the adjustments identified in the preceding sections of this Section 4, no adjustment shall be made that would cause the Award to become subject to Internal Revenue Code Section 409A. For an Award that is subject to Internal Revenue Code Section 409A before the adjustments identified in the preceding sections of this Section 4, no adjustment shall cause the Award to violate Internal Revenue Code Section 409A, without the prior written consent of both the Participant and the Committee.

4.10 Award Limits. The following limits shall apply to grants of all Awards under the Plan:

(a)	Options: The maximum aggregate number of shares of Stock that may be subject to Options granted in any calendar year to any one Participant shall be 250,000 shares.

(b)	SARs: The maximum aggregate number of shares that may be subject to Stock Appreciation Rights granted in any calendar year to any one Participant shall be 250,000 shares. Any shares covered by Options which include tandem SARs granted to one Participant in any calendar year shall reduce this limit on the number of shares subject to SARs that can be granted to such Participant in such calendar year.

(c)	Restricted Stock or Restricted Stock Units: The maximum aggregate number of shares of Stock that may be subject to Awards of Restricted Stock or Restricted Stock Units granted in any calendar year to any one Participant shall be 250,000 shares.

(d)	Performance Awards: The maximum aggregate grant with respect to Performance Awards granted in any calendar year to any one Participant shall be 250,000 shares (or SARs based on the value of such number of shares).

To the extent required by Section 162(m) of the Code, shares subject to Options or SARs which are canceled shall continue to be counted against the limits set forth in paragraphs (a) and (b) immediately preceding.

4.11 Repayment/Forfeiture of Awards. If required by the Sarbanes-Oxley Act of 2002 and/or by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, each Participant’s Award shall be conditioned on repayment or forfeiture in accordance with applicable law and the related Award agreement shall reflect any such condition. In addition, the Committee may establish such conditions for repayment or forfeiture of Awards as the Committee may adopt by policy for the Company or any Affiliate.

Section 5

Granting of Awards to Participants

5.1 Participation. Participants in the Plan shall be those Eligible Persons who, in the judgment of the Committee (or, pursuant to Section 3.4(b), the Chief Executive Officer of the Company), are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation, and development of the Company or an Affiliate, and significantly contribute, or are expected to significantly contribute, to the achievement of the Company’s long-term corporate economic objectives. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee or granted in accordance with Section 3.4(b) hereof, and receipt of one such Award shall not result in automatic receipt of any other Award. Upon determination that an Award is to be granted to a Participant, as soon as practicable, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall, if required by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights, and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee (or, in the case of grants made pursuant to Section 3.4(b), in accordance with the guidelines established by the Committee), which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

Awards granted to members of the Board shall be recommended to the full Board by the Management Development and Compensation Committee and approved by the full Board.

5.2 Notification to Participants and Delivery of Documents. As soon as practicable after such determinations have been made, each Participant shall be notified of (a) his/her designation as a Participant, (b) the date of grant, (c) the number and type of Awards granted to the Participant, (d) in the case of Performance Awards, the Performance Period and Performance Goals, (e) in the case of Restricted Stock or Restricted Stock Units, the Restriction Period (as defined in subsection 8.1), and (f) any other terms or conditions imposed by the Committee with respect to the Award.

5.3 Delivery of Award Agreement. This requirement for delivery of a written Award agreement is satisfied by electronic delivery of such agreement provided that evidence of the Participant’s receipt of such electronic delivery is available to the Company and such delivery is not prohibited by applicable laws and regulations.

Section 6

Stock Options

6.1 Grant of Stock Options. Coincident with or following designation for participation in the Plan, an Eligible Person may be granted one or more Options. Grants of Options under the Plan shall be made by the Committee or in accordance with Section 3.4(b). In no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of shares of Stock for which any other Option may be exercised, except as provided in subsection 6.2(j) hereof.

6.2 Stock Option Agreements. Each Option granted under the Plan shall be identified as either an Incentive Stock Option or a Non-Qualified Stock Option (or, if no such identification is made, then it shall be a Non-Qualified Stock Option) and evidenced by a written agreement which shall be entered into by the Company and the Participant to whom the Option is granted, and which shall contain the following terms and conditions set out in this subsection 6.2, as well as such other terms and conditions, not inconsistent therewith, as the Committee may consider appropriate.

(a)	Number of Shares. Each Stock Option agreement shall state that it covers a specified number of shares of Stock, as determined by the Committee.

(b)	Price. The price at which each share of Stock covered by an Option may be purchased, the Option Price, shall be determined in each case by the Committee and set forth in the Stock Option agreement. The price may vary according to a formula specified in the Stock Option agreement, but in no event shall the Option Price ever be less than the Fair Market Value of the Stock on the date the Option is granted.

(c)	No Backdating. There shall be no backdating of Options, and each Option shall be dated the actual date that the Committee adopts the resolution awarding the grant of such Option.

(d)	Limitations on Incentive Stock Options. No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is attributed to own by virtue of the Internal Revenue Code) Stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Affiliate unless (i) the exercise price of such Incentive Stock Option is at least 110 percent of the Fair Market Value of a share of Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

To the extent that the aggregate Fair Market Value of Stock of the Company with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other option plan of the Company (or any Affiliate) shall exceed $100,000, such Options shall be treated as Non-Qualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

(e)	Duration of Options. Each Stock Option agreement shall state the period of time, determined by the Committee, within which the Option may be exercised by the Participant (the “Option Period”). The Option Period must end, in all cases, not more than ten years from the date an Option is granted.

(f)	Termination of Options. During the lifetime of a Participant to whom a Stock Option is granted, the Stock Option may be exercised only by such Participant or, in the case of disability (as determined pursuant to the Company’s Long-Term Disability Plan or any successor plan) by the Participant’s designated legal representative, except to the extent such exercise would cause any Award intended to qualify as an ISO not to so qualify. Once a Participant to whom a Stock Option was granted dies, the Stock Option may be exercised only by the personal representative of the Participant’s estate or, with respect to Stock Options that are not Incentive Stock Options, as otherwise provided in Section 14.2. Unless the Stock Option agreement shall specify a longer or shorter period, at the discretion of the Committee, then the Participant (or representative, or, if applicable pursuant to Section 14.2, designated beneficiary) may exercise the Stock Option for a period of up to three months after such Participant terminates employment or ceases to be a member of the Board.

(g)	Exercise, Payments, Etc.

(i) Each Stock Option agreement shall provide that the method for exercising the Option granted therein shall be by delivery to the Office of the Secretary of the Company or to the Administrative Agent of written notice specifying the number of shares of Stock with respect to which such Option is exercised and payment to the Company of the aggregate Option Price. Such notice shall be in a form satisfactory to the Committee and shall specify the particular Options (or portions thereof) which are being exercised and the number of shares of Stock with respect to which the Options are being exercised. The Participant’s obligation to deliver written notice of exercise is satisfied by electronic delivery of such notice through means satisfactory to the Committee and prescribed by the Company. The exercise of the Option shall be deemed effective on the date such notice is received by the Office of the Secretary or by the Administrative Agent and payment is made to the Company of the aggregate Option Price (the “Exercise Date”); however, if payment of the aggregate Option Price is made pursuant to a sale of shares of Stock as contemplated by subsection 6.2(g)(iv)(E) below, the Exercise Date shall be deemed to be the date of such sale. If requested by the Company, such notice shall contain the Participant’s representation that he or she is purchasing the Stock for investment purposes only and his or her agreement not to sell any Stock so purchased in any manner that is in violation of the Exchange Act or any applicable state law, and such restriction, or notice thereof, shall be placed on the certificates representing the Stock so purchased. The purchase of such Stock shall take place upon delivery of such notice to the Office of the Secretary of the Company or to the Administrative Agent, at which time the aggregate Option Price shall be paid in full to the Company by any of the methods or any combination of the methods set forth in subsection 6.2(g)(iv) below.

(ii) The shares of Stock to which the Participant is entitled as a result of the exercise of the Option shall be issued by the Company and either (A) delivered by electronic means to an account designated by the Participant or (B) delivered to the Participant in the form of a properly executed certificate or certificates representing such shares of Stock. If shares of Stock are used to pay all or part of the aggregate Option Price, the Company shall issue and deliver to the Participant the additional shares of Stock, in excess of the aggregate Option Price or portion thereof paid using shares of Stock, to which the Participant is entitled as a result of the Option exercise.

(iii) The Company’s obligation to deliver the shares of Stock to which the Participant is entitled as a result of the exercise of the Option shall be subject to the payment in full to the Company of the aggregate Option Price and the required tax withholding.

(iv) The aggregate Option Price shall be paid by any of the following methods or any combination of the following methods:

(A)	in cash, including the wire transfer of funds in U.S. dollars to one of the Company’s bank accounts located in the United States, with such bank account to be designated from time to time by the Company;

(B)	by personal, certified or cashier’s check payable in U.S. dollars to the order of the Company;

(C)	by delivery to the Company or the Administrative Agent of certificates representing a number of shares of Stock then owned by the Participant, the aggregate Fair Market Value of which (as of the Exercise Date) is equal to the aggregate Option Price of the Option being exercised, properly endorsed for transfer to the Company, provided that the shares of Stock used for this purpose must have been owned by the Participant for a period of at least six months;

(D)	by certification or attestation to the Company or the Administrative Agent of the Participant’s ownership (as of the Exercise Date) of a number of shares of Stock, the aggregate Fair Market Value of which (as of the Exercise Date) is not greater than the aggregate Option Price of the Option being exercised, provided that the shares of Stock used for this purpose have been owned by the Participant for a period of at least six months; or

(E)	by delivery to the Company or the Administrative Agent of a properly executed notice of exercise together with irrevocable instructions to a broker to promptly deliver to the Company, by wire transfer or check as noted in subsection 6.2(g)(iv)(A) and (B) above, the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Participant necessary to pay the aggregate Option Price.

(h)	Tax Withholding. Each Stock Option agreement shall provide that, upon exercise of the Option, the Participant shall make appropriate arrangements with the Company to provide for not less than the minimum amount of tax withholding required by law, including without limitation Sections 3102 and 3402 or any successor section(s) of the Internal Revenue Code and applicable state and local income and other tax laws, by payment of such taxes in cash (including wire transfer), by check, or as provided in Section 11 hereof.

(i)	Repricing Prohibited. Subject to Sections 4, 6, 12, 13, and 16, outstanding Stock Options granted under this Plan shall not be repriced without approval by the Company’s stockholders. In particular, neither the Board nor the Committee may take any action: (1) to amend the terms of an outstanding Option or SAR to reduce the Option Price or grant price thereof, cancel an Option or SAR and replace it with a new Option or SAR with a lower Option Price or grant price, or that has an economic effect that is the same as any such reduction or cancellation or (2) to cancel an outstanding Option or SAR having an Option Price or grant price above the then-current Fair Market Value of the Stock in exchange for the grant of another type of Award, without, in each such case, first obtaining approval of the stockholders of the Company of such action.

(j)	Stockholder Privileges. No Participant shall have any rights as a stockholder with respect to any shares of Stock covered by an Option until the Participant becomes the holder of record of such Stock. Except as provided in Section 4 hereof, no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date on which such Participant becomes the holder of record of such Stock.

(k)	Section 409A Avoidance. Once granted, no Stock Option shall be modified, extended, or renewed in any way that would cause the Stock Option to be subject to Internal Revenue Code Section 409A. The Option Period shall not be extended to any date that would cause the Stock Option to become subject to Internal Revenue Code Section 409A. The Option Price shall not be adjusted to reflect any dividends declared and paid on the Stock between the date of grant and the date the Stock Option is exercised.

Section 7

7.1 Stock Appreciation Rights. The Committee (or, if so provided pursuant to Section 3.4(b), the Chief Executive Officer of the Company) is authorized to grant SARs to Participants either alone (“freestanding”) or in tandem with other Awards, including Performance Awards, Options, and Restricted Stock. Stock Appreciation Rights granted in tandem with any Award must be granted at the same time as the Award is granted. Stock Appreciation Rights granted in tandem with Options shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Options. Options granted in tandem with Stock Appreciation Rights shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Appreciation Rights. The Committee shall establish the terms and conditions applicable to any Stock Appreciation Rights, which terms and conditions need not be uniform but may not be inconsistent with the terms of the Plan. Freestanding Stock Appreciation Rights shall generally be subject to terms and conditions substantially similar to those described in Section 4 and subsection 6.2 for Options, including, but not limited to, the requirements of subsections 6.2(b), (d), and (i) and subsection 4.7 regarding general adjustment rules, minimum price, duration, and prohibition on repricing.

7.2 Section 409A Avoidance. The SAR Price may be fixed on the date it is granted or the SAR Price may vary according to an objective formula specified by the Committee at the time of grant. However, the SAR Price can never be less than the Fair Market Value of the Stock on the date of grant. The SAR grant must specify the number of shares to which it applies, which must be fixed at the date of grant (subject to adjustment pursuant to Sections 4, 6, and 11). Once granted, no SAR shall be modified, extended, or renewed in any way that would cause the SAR to be subject to Internal Revenue Code Section 409A. The period during which the SAR may be exercised shall not be extended to any date that would cause the SAR to become subject to Internal Revenue Code Section 409A. The value of the SAR shall not be adjusted to reflect any dividends declared and paid on the Stock between the date of grant and the date the SAR is exercised; however, the right to one or more dividends declared and paid on the Stock between the date of grant and the date the SAR is exercised may be set forth in a separate arrangement.

Section 8

Restricted Stock and Restricted Stock Units

8.1 Restriction Period. At the time an Award of Restricted Stock or Restricted Stock Units is made, the Committee shall establish the terms and conditions applicable to such Award, including the period of time (the “Restriction Period”) and attainment of performance goals during which certain restrictions established by the Committee shall apply to the Award. Awards of Restricted Stock or Restricted Stock Units may also be made in accordance with Section 3.4(b). Each such Award, and designated portions of the same Award, may have a different Restriction Period. Except as permitted or pursuant to Sections 12 and 13 hereof, the Restriction Period applicable to a particular Award shall not be changed. Restricted Stock or Restricted Stock Units may or may not be subject to Internal Revenue Code Section 409A. If they are subject to Internal Revenue Code Section 409A, the grant of the Restricted Stock or Restricted Stock Units must contain the provisions needed to comply with the requirements of Internal Revenue Code Section 409A, including but not limited to (i) the timing of any election to defer receipt of the Restricted Stock or Restricted Stock Units beyond the date of vesting, (ii) the timing of any payout election, and (iii) the timing of the settlement of Restricted Stock or a Restricted Stock Unit. Restricted Stock or Restricted Stock Units that are subject to Internal Revenue Code Section 409A may be adjusted to reflect any dividends declared and paid on the Stock between the date of grant and the date the Restricted Stock or Restricted Stock Unit vests, but only to the extent permitted in IRS guidance of general applicability.

8.2 Certificates for Stock. Restricted Stock shall be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock represented by a stock certificate registered in the name of the Participant.

8.3 Restricted Stock Terms and Conditions. Participants shall have the right to enjoy all shareholder rights during the Restriction Period except that:

(a)	The Participant shall not be entitled to delivery of the Stock certificate until the Restriction Period shall have expired.

(b)	The Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the Stock during the Restriction Period.

(c)	A breach of the terms and conditions established by the Committee with respect to the Restricted Stock shall cause a forfeiture of the Restricted Stock and any dividends withheld thereon.

(d)	Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may specify whether any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under this Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

8.4 Restricted Stock Units. The Committee (or, if so provided pursuant to Section 3.4(b), the Chief Executive Officer of the Company) is authorized to grant Restricted Stock Units to Participants, which are rights to receive Stock at the end of a specified deferral period, subject to the following terms and conditions:

Award and Restrictions. Settlement of an Award of Restricted Stock Units shall occur upon expiration of the vesting period specified for such Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant pursuant to Section 8.5). In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the vesting or deferral period, as the case may be, or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Restricted Stock Units shall be satisfied by the delivery of cash or Stock in the amount equal to the Fair Market Value of the specified number of shares of Stock covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

8.5 Deferral of Receipt of Restricted Stock Units. With the consent of the Committee, a Participant who has been granted a Restricted Stock Unit may by compliance with the then applicable procedures under the Plan irrevocably elect in writing to defer receipt of all or any part of any distribution associated with that Restricted Stock Unit Award in accordance with either the terms and conditions of the Deferred Delivery Plan or the terms and conditions specified under the grant agreement and related documents. The terms and conditions of any such deferral, including, but not limited to, the period of time for, and form of, election; the manner and method of payout; and the use and form of Dividend Equivalents in respect of stock-based units resulting from such deferral, shall be as determined by the Committee. The Committee may, at any time and from time to time, but prospectively only except as hereinafter provided, amend, modify, change, suspend, or cancel any and all of the rights, procedures, mechanics, and timing parameters relating to such deferrals. In addition, the Committee may, in its sole discretion, accelerate the pay out of such deferrals (and any earnings thereon), or any portion thereof, either in a lump sum or in a series of payments, but only to the extent that the payment or the change in timing of the payment will not cause a violation of Internal Revenue Code Section 409A.

8.6 Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under this Plan or under plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Stock to an officer of the Company or an Affiliate in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

8.7 Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to risk of forfeiture, as the Committee may specify. Notwithstanding the foregoing, Dividend Equivalents shall not be granted in connection with the grant of any Options or Stock Appreciation Right.

Section 9

Performance Awards

9.1 Establishment of Performance Goals for Company. Performance Goals applicable to a Performance Award shall be established by the Committee in its absolute discretion on or before the date of grant and within the time period prescribed by, and shall otherwise comply with the requirements of, Code Section 162(m)(4)(C), or any successor provision thereto, and the regulations thereunder, for performance-based compensation. Such Performance Goals may include or be based upon any of the following criteria, either in absolute amount, per share, or per barrel of oil equivalent (boe): pretax income or after tax income, operating profit, return on equity, capital or investment, earnings, book value, increase in cash flow return, sales or revenues, operating expenses (including, but not limited to, lease operating expenses, severance taxes and other production taxes, gathering and transportation, general and administrative costs, and other components of operating expenses), stock price appreciation, implementation or completion of critical projects or processes, production growth, reserve growth, and/or corporate acquisition goals based on value of assets acquired or similar objective measures.

Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of a particular criteria or attaining a percentage increase or decrease in a particular criteria, and may be applied relative to internal goals or levels attained in prior years or related to other companies or indices or as ratios expressing relationship between Performance Goals, or any combination thereof, as determined by the Committee.

The Performance Goals may include a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occur, and a maximum level of performance at which full vesting will occur.

The Committee may in its discretion classify Participants into as many groups as it determines, and as to any Participant relate his/her Performance Goals partially, or entirely, to the measured performance, either absolutely or relatively, of an identified subsidiary, division, operating company, test strategy, or new venture of the Company and/or its Affiliates.

Notwithstanding any other provision of the Plan, payment or vesting of any Performance Award shall not be made until the applicable Performance Goals have been satisfied and any other material terms of such Award were in fact satisfied. The Committee shall certify in writing the attainment of each Performance Goal. Notwithstanding any provision of the Plan to the contrary, with respect to any Performance Award, (a) the Committee may not adjust, downwards or upwards, any amount payable, or other benefits granted, issued, retained, and/or vested pursuant to such an Award on account of satisfaction of the applicable Performance Goals and (b) the Committee may not waive the achievement of the applicable Performance Goals, except in the case of the Participant’s death or disability, or a Change of Control.

9.2 Levels of Performance Required to Earn Performance Awards. At or about the same time that Performance Goals are established for a specific period, the Committee shall in its absolute discretion establish the percentage of the Performance Awards granted for such Performance Period which shall be earned by the Participant for various levels of performance measured in relation to achievement of Performance Goals for such Performance Period.

9.3 Other Restrictions. The Committee shall determine the terms and conditions applicable to any Performance Award, which may include restrictions on the delivery of Stock payable in connection with the Performance Award and restrictions that could result in the future forfeiture of all or part of any Stock earned. The Committee may provide that shares of Stock issued in connection with a Performance Award be held in escrow and/or legended. Performance Awards may or may not be subject to Internal Revenue Code Section 409A. If a Performance Award is subject to Internal Revenue Code Section 409A, the Performance Award grant agreement shall contain the terms and conditions needed to comply with the requirements of Internal Revenue Code Section 409A, including but not limited to (i) the timing of any election to defer receipt of the Performance Award, (ii) the timing of any payout election, and (iii) the timing of the actual payment of the Performance Award. Performance Awards that are subject to Internal Revenue Code Section 409A may be adjusted to reflect any dividends declared and paid on the Stock between the date of grant and the date the Performance Award is paid, but only to the extent permitted in IRS guidance of general applicability.

9.4 Notification to Participants. Promptly after the Committee has established the Performance Goals with respect to a Performance Award, the Participant shall be provided with written notice of the Performance Goals so established.

9.5 Measurement of Performance against Performance Goals. The Committee shall, as soon as practicable after the close of a Performance Period, determine (a) the extent to which the Performance Goals for such Performance Period have been achieved and (b) the percentage of the Performance Awards earned as a result.

These determinations shall be absolute and final as to the facts and conclusions therein made and be binding on all parties. Promptly after the Committee has made the foregoing determination, each Participant who has earned Performance Awards shall be notified. For all purposes of this Plan, notice shall be deemed to have been given the date action is taken by the Committee making the determination. Participants may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of all or any portion of their Performance Awards during the Performance Period.

9.6 Treatment of Performance Awards Earned. Upon the Committee’s determination that a percentage of any Performance Award has been earned for a Performance Period, Participants to whom such earned Performance Awards have been granted and who have been in the employ of the Company or Affiliates continuously from the date of grant until the end of the Performance Period, subject to the exceptions set forth in the Performance Award agreement and in Sections 10 and 12 hereof, shall be entitled, subject to the other conditions of this Plan, to payment in accordance with the terms and conditions of the Performance Awards. Performance Awards shall under no circumstances become earned or have any value whatsoever for any Participant who is not in the employ of the Company or its Affiliates continuously during the entire Performance Period for which such Performance Award was granted, except as provided in Sections 10 and 12.

9.7 Subsequent Performance Award Grants. Following the grant of Performance Awards with respect to a Performance Period, additional Participants may be designated by the Committee for grant of Performance Awards for such Performance Period subject to the same terms and conditions set forth for the initial grants, except that the Committee, in its sole discretion, may reduce the value of the amounts to which subsequent Participants may become entitled, prorated according to reduced time spent during the Performance Period, and the applicable Performance Award agreement shall be modified to reflect such reduction.

9.8 Stockholder Privileges. No Participant shall have any rights as a stockholder with respect to any shares of Stock covered by a Performance Award until the Participant becomes the holder of record of such Stock.

Section 10

Termination of Employment, Death, Disability, etc.

10.1 Termination of Employment. Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and the Company or an Affiliate shall be specified in the agreement controlling such Award. To the extent such Award is subject to Section 409A of the Code, such termination of employment or any other service relationship shall be a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h) with respect to any Award intended to comply with Section 409A of the Internal Revenue Code; provided, that a “separation from service” shall occur only if both the Company and the Participant expect the Participant’s level of services to permanently drop by more than half.

10.2 Termination for Cause. If the employment of the Participant by the Company is terminated for cause, as determined by the Committee, all Awards to such Participant shall thereafter be void for all purposes. As used in subsections 9.1, 10.2, and 10.3 hereof, “cause” shall mean a gross violation, as determined by the Committee, of the Company’s established policies and procedures, provided that the effect of this subsection 10.2 shall be limited to determining the consequences of a termination and that nothing in this subsection 10.2 shall restrict or otherwise interfere with the Company’s discretion with respect to the termination of any employee.

10.3 Performance Awards. Except as set forth below, each Performance Award shall state that each such Award shall be subject to the condition that the Participant has remained an Eligible Person from the date of grant until the applicable vesting date as follows:

(a)	If the Participant voluntarily leaves the employment of the Company or an Affiliates, or if the employment of the Participant is terminated by the Company for cause or otherwise, any Performance Award to such Participant not previously vested shall thereafter be void and forfeited for all purposes.

(b)

A Participant shall become vested in all Performance Awards that have met the Performance Goals within the Performance Period on the date the Participant retires from employment with the Company on or after attaining retirement age (which for all purposes of this Plan is determined to be age 65, unless otherwise designated by the Committee at the time the Award is granted), on the date the Participant dies while employed by the Company, or on the date the Participant terminates service with the Company and the Affiliates due to permanent disability (as determined pursuant to the Company’s Long-Term Disability Plan or any successor plan, unless the Performance award is subject to Internal Revenue Code Section 409A, in which case “permanent disability” must also fall within the meaning specified in Internal Revenue Code Section 409A(a)(2)(C) or a more restrictive meaning established by the Committee) while employed by the Company. Such Participant shall not become entitled to any payment which may arise due to the occurrence of a Performance Goal after the Participant dies, terminates service due to permanent disability, or retires. Payment shall occur as soon as administratively convenient following the date the Participant dies, terminates service due to permanent disability, or retires, but in no event shall the payment occur later than March 15 in the calendar year immediately following the calendar year in which the Participant died, so terminates service, or retired. If the Participant dies before receiving payment, the payment shall be made to those entitled pursuant to Section 14.2 of this Plan.

10.4 Forfeiture Provisions. Subject to Sections 12 and 14, in the event a Participant terminates employment during a Restriction Period for the Participant’s Restricted Stock or Restricted Stock Units, such Awards will be forfeited; provided, however, that the Committee may provide for proration or full payout in the event of (a) death, (b) permanent disability, or (c) any other circumstances the Committee may determine.

Section 11

Tax Withholding

11.1 Withholding Requirement. The Company and any Affiliate is authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Stock, amounts of withholding and other taxes or social security payments due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax or social security obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof, in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis at the discretion of the Committee.

11.2 Withholding Requirement – Stock Options and SARs. The Company’s obligations to deliver shares of Stock upon the exercise of an Option or SAR shall be subject to the Participant’s satisfaction of all applicable federal, state, and local income and other tax and social security withholding requirements.

At the time the Committee grants an Option, it may, in its sole discretion, grant the Participant an election to pay all such amounts of required tax withholding, or any part thereof:

(a)	by the delivery to the Company or the Administrative Agent of a number of shares of Stock then owned by the Participant, the aggregate Fair Market Value of which (as of the Exercise Date) is not greater than the amount required to be withheld, provided that such shares have been held by the Participant for a period of at least six months;

(b)	by certification or attestation to the Company or the Administrative Agent of the Participant’s ownership (as of the Exercise Date) of a number of shares of Stock, the aggregate Fair Market Value of which (as of the Exercise Date) is not greater than the amount required to be withheld, provided that such shares of Stock have been owned by the Participant for a period of at least six months; or

(c)	by the Company or the Administrative Agent withholding from the shares of Stock otherwise issuable to the Participant upon exercise of the Option, a number of shares of Stock, the aggregate Fair Market Value of which (as of the Exercise Date) is not greater than the amount required to be withheld. Any such elections by Participants to have shares of Stock withheld for this purpose will be subject to the following restrictions:

(i)	all elections shall be made on or prior to the Exercise Date; and

(ii)	all elections shall be irrevocable.

11.3 Section 16 Requirements. If the Participant is an officer or director of the Company within the meaning of Section 16 or any successor section(s) of the Exchange Act (“Section 16”), the Participant must satisfy the requirements of Section 16 and any applicable rules and regulations thereunder with respect to the use of shares of Stock to satisfy such tax withholding obligation.

11.4 Restricted Stock and Performance Award Payment and Tax Withholding. Each Restricted Stock and Performance Award agreement shall provide that, upon payment of any entitlement under such an Award, the Participant shall make appropriate arrangements with the Company to provide for the amount of minimum tax and social security withholding required by law, including without limitation Sections 3102 and 3402 or any successor section(s) of the Internal Revenue Code and applicable state and local income and other tax and social security laws. The withholding may be deducted from the Award. Any payment under such an Award shall be made in a proportion of cash and shares of Stock, determined by the Committee, such that the cash portion shall be sufficient to cover the withholding amount required by this Section. The cash portion of any payment shall be based on the Fair Market Value of the shares of Stock on the applicable date of vesting to which such tax withholding relates. Such cash portion shall be withheld by the Company to satisfy applicable tax and social security withholding requirements.

Section 12

Change of Control

12.1 In General. In the event of the occurrence of a Change of Control of the Company:

(a)	Without further action by the Committee or the Board,

all outstanding Options shall fully vest upon the Participant’s Involuntary Termination or Voluntary Termination with Cause occurring on or after a Change of Control. Such newly vested Options shall be fully exercisable as of the date of the Involuntary Termination or Voluntary Termination with Cause on or after a Change of Control occurs.

(b)	Without further action by the Committee or the Board,

all unvested Restricted Stock Awards and Restricted Stock Units shall fully vest upon the Participant’s Involuntary Termination or Voluntary Termination with Cause occurring on or after a Change of Control. Such newly vested Restricted Stock Units shall be converted to Stock and the Participant shall be issued the requisite number of shares, after any withholding under Section 11, as soon as administratively practicable after the Involuntary Termination or Voluntary Termination with Cause on or after a Change of Control occurs, unless the Participant had elected to defer Restricted Stock Units to the Deferred Delivery Plan in which case the Participant’s account in the Deferred Delivery Plan shall be credited with deferred Restricted Stock Units as of the date of the Involuntary Termination or Voluntary Termination with Cause on or after the Change of Control occurs.

(c)	Assuming the achievement of a Performance Goal, the entitlement to receive cash and Stock under any outstanding Performance Award grants shall vest automatically, without further action by the Committee or the Board, and shall become payable as follows:

(i)	If such Change of Control occurs subsequent to the achievement of a Performance Goal, any remainder of such payout amount shall vest as of the date of the Participant’s Involuntary Termination or Voluntary Termination with Cause occurring on or after the date of such Change of Control and shall be paid by the Company to the Participant within thirty (30) days of the date of such Involuntary Termination or Voluntary Termination with Cause which occurs on or after the date of the Change of Control in the manner set out in subsection 12.1 hereof.

(ii)

If the achievement of a Performance Goal occurs subsequent to the date of a Change of Control, the applicable payout amount shall vest in full for which the Performance Period has not yet ended as of the date of the Participant’s Involuntary Termination or Voluntary Termination with Cause occurring on or after such Change of Control and shall be paid by the Company to the Participant within thirty (30) days after the later of (1) the date of the Participant’s Involuntary Termination or Voluntary Termination with Cause or

(2) the date that the Performance Goal is reached. The payment will occur only if the Participant is employed at the time that the Performance Goal is reached or if the Performance Goal is reached after the Participant’s Involuntary Termination or Voluntary Termination with Cause occurring on or after the Change of Control.

(d)	To the extent that any Award is subject to Internal Revenue Code Section 409A, the Award shall contain appropriate provisions to comply with Internal Revenue Code Section 409A, which shall supersede the provisions of subsections (a), (b), and (c).

Section 13

Reorganization or Liquidation

In the event that the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if all or substantially all of the assets or more than 20 percent of the outstanding voting stock of the Company is acquired by any other corporation, business entity or person, or in case of a reorganization (other than a reorganization under the United States Bankruptcy Code) or liquidation of the Company, then the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall, as to the Plan and outstanding Awards make appropriate provision for the adoption and continuation of the Plan by the acquiring or successor corporation and for the protection of any holders of such outstanding Awards by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated, or otherwise reorganized corporation which will be issuable with respect to the Stock. Additionally, upon the occurrence of such an event and provided that a Performance Goal has occurred, upon written notice to the Participants, the Committee may accelerate the vesting and payment dates of the entitlement to receive cash and Stock under outstanding Awards so that all such existing entitlements are paid prior to any such event. If a Performance Goal has not yet been attained, the Committee in its discretion may make equitable payment or adjustment.

In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of an agreement applicable to any Award or by resolution adopted prior to the occurrence of a Change of Control or an event described in this Section 13, that any outstanding Award (or portion thereof) shall be converted into a right to receive cash, on or as soon as practicable following the closing date or expiration date of the transaction resulting in the Change of Control or such event in an amount equal to the highest value of the consideration to be received in connection with such transaction for one share of Stock, or, if higher, the highest Fair Market Value of a share of Stock during the thirty (30) consecutive business days immediately prior to the closing date or expiration date of such transaction, less the per-share Option Price or grant price of SARs, as applicable to the Award, multiplied by the number of shares subject to such Award, or the applicable portion thereof.

Section 14

Rights of Employees and Participants

14.1 Employment. Neither anything contained in the Plan or any agreement nor the granting of any Award under the Plan shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or any Affiliate, or interfere in any way with the right of the Company or any Affiliate, at any time, to terminate such employment or to increase or decrease the level of the Participant’s compensation from the level in existence at the time of the Award.

An Eligible Person who has been granted an Award in one year shall not necessarily be entitled to be granted Awards in subsequent years.

14.2 Non-transferability. Except as otherwise determined at any time by the Committee as to any Awards other than ISOs, no right or interest of any Participant in an Award granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge, bankruptcy, or court order; provided that the Committee may permit further transferability of Awards other than ISOs, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability, subject to any applicable Restriction Period; provided further, however, that no Award may be transferred for value or other consideration without first obtaining approval thereof by the stockholders of the Company. In the event of a Participant’s death, a Participant’s rights and interests in any Award as set forth in an Award agreement, shall be transferable by testamentary will or the laws of descent and distribution, or, with respect to Awards other than Incentive Stock Options, a beneficiary designation that is in a form approved by the Committee and in compliance with the provisions of this Plan, applicable law, and the applicable Award agreement, and payment of any entitlements due under the Plan shall be made to the Participant’s designated beneficiary, legal representatives, heirs, or legatees, as applicable. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his or her affairs because of mental condition, physical condition, or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator, or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status. If any individual entitled to payment or to exercise rights with respect to the Plan is a minor, the Committee shall cause the payment to be made to (or the right to be exercised by) the custodian or representative who, under the state law of the minor’s domicile, is authorized to act on behalf of the minor or is authorized to receive funds on behalf of the minor. With respect to those Awards, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment related to such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee. A Participant’s unexercised Option or SAR, or amounts due but remaining unpaid to such Participant, at the Participant’s death, shall be exercised or paid as designated by the Participant by will or by the laws of descent and distribution, or, with respect to any unexercised Option or SAR other than an Incentive Stock Option, in accordance with the Participant’s beneficiary designation in a form approved by the Committee and in compliance with the provisions of this Plan, applicable law and the applicable Award agreement. In the event any Award is exercised by or otherwise paid to the executors, administrators, heirs or distributees of the estate of a deceased Participant, or the transferee or designated beneficiary of an Award, in any such case, pursuant to the terms and conditions of the Plan and the applicable Award agreement and in accordance with such terms and conditions as may be specified from time to time by the Committee, the Company shall be under no obligation to issue shares of Stock thereunder unless and until the Company is satisfied, as determined in the discretion of the Committee, that the person or persons exercising such Award, or to receive such payment, are the duly appointed legal representative of the deceased Participant’s estate or the proper legatees or distributees thereof, or the valid transferee or designated beneficiary of such Award, as applicable. Any purported assignment, transfer or encumbrance of an Award that does not comply with this Section 14.2 shall be void and unenforceable against the Company.

14.3 Noncompliance with Internal Revenue Code Section 409A. If an Award is subject to the requirements of Internal Revenue Code Section 409A, to the extent that the Company or an Affiliate takes any action that causes a violation of Internal Revenue Code Section 409A or fails to take reasonable actions required to comply with Internal Revenue Code Section 409A, in each case as determined by the Committee, the Company shall pay an additional amount to the Participant (or beneficiary) equal to the additional income tax imposed pursuant to Internal Revenue Code Section 409A on the Participant as a result of such violation, plus any taxes imposed on this additional payment.

Section 15

Other Employee Benefits

The amount of any income deemed to be received by a Participant as a result of the payment under an Award or exercise shall not constitute “earnings” or “compensation” with respect to which any other employee benefits of such Participant are determined, including without limitation benefits under any pension, profit sharing, life insurance, or salary continuation plan.

Section 16

Amendment, Modification, and Termination

The Committee or the Board may at any time terminate, and from time to time may amend or modify the Plan, and the Committee or the Board may, to the extent permitted by the Plan, from time to time amend or modify the terms of any Award theretofore granted, including any Award agreement, in each case, retroactively or prospectively; provided, however, that no amendment or modification of the Plan may become effective without approval of the amendment or modification by the Company’s stockholders if stockholder approval is required to enable the Plan to satisfy an applicable statutory or regulatory requirements, unless the Company, on the advice of outside counsel, determines that stockholder approval is not necessary.

Notwithstanding any other provision of this Plan, no amendment, modification, or termination of the Plan or any Award shall adversely affect the previously accrued material rights or benefits of a Participant under any outstanding Award theretofore awarded under the Plan, without the consent of such Participant holding such Award, except to the extent necessary to avoid a violation of Internal Revenue Code Section 409A or the Board or the Committee determines, on advice of outside counsel or the Company’s independent accountants, that such amendment or modification is required for the Company, the Plan, or the Award to satisfy, comply with, or meet the requirements of any law, regulation, listing rule, or accounting standard applicable to the Company.

The Committee shall have the authority to adopt (without the necessity for further stockholder approval) such modifications, procedures, and subplans as may be necessary or desirable to comply with the provisions of the laws (including, but not limited to, tax laws and regulations) of countries other than the United States in which the Company may operate, so as to assure the viability of the benefits of the Plan to Participants employed in such countries.

Section 17

Requirements of Law

17.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules, and regulations, including applicable federal and state securities laws. The Company may require a Participant, as a condition of receiving payment under an Award, to give written assurances in substance and form satisfactory to the Company and its counsel to such effect as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

17.2 Section 409A of the Code. It is intended that this Plan shall comply with the provisions of, or an exemption from, Internal Revenue Code Section 409A and the Treasury regulations relating thereto. Awards are intended to be exempt from Internal Revenue Code Section 409A to the extent possible. Any Award or payment that qualifies for an exemption shall be considered as the first payment(s) made under the Plan. For purposes of the limitations on nonqualified deferred compensation under Internal Revenue Code Section 409A, each payment of compensation under this Plan shall be treated as a separate payment of compensation for purposes of applying the deferral election rules and the exemption for certain short-term deferral amounts under Internal Revenue Code Section 409A. In no event may the Participant, directly or indirectly, designate the calendar year of any payment subject to Internal Revenue Code Section 409A under this Plan.

Six-month Delay for Specified Participants. Notwithstanding any other provision of this Plan, to the extent that the right to any payment (including the provision of benefits) hereunder provides for the “deferral of compensation” within the meaning of Internal Revenue Code Section 409A(d)(1), the payment shall be paid (or provided) in accordance with the following: If the Participant is a “Specified Employee” within the meaning of Internal Revenue Code Section 409A(a)(2)(B)(i) on the date of the Participant’s Separation from Service (the “Separation Date”), and if an exemption from the six (6) month delay requirement of Internal Revenue Code Section 409A(a)(2)(B)(i) is not available, then no such payment shall be made or commence during the period beginning on the Separation Date and ending on the date that is six months following the Separation Date or, if earlier, on the date of the Participant’s death. The amount of any payment that would otherwise be paid to the Participant during this period shall instead be paid to the Participant on the first day of the first calendar month following the end of the period.

Prohibition on Acceleration. Unless a payment is exempt from Internal Revenue Code Section 409A, the date of payment may not be accelerated and any payment made pursuant to the termination and liquidation of the Plan shall not be accelerated except in compliance with Internal Revenue Code Section 409A generally and Treasury Regulation § 1.409A-3(j)(4)(ix) specifically.

17.3 Section 16 Requirements. If a Participant is an officer or director of the Company within the meaning of Section 16 of the Exchange Act, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule(s) promulgated under the Exchange Act, to qualify the Award for any exemption from the provisions of Section 16 available under such Rule. Such conditions are hereby incorporated herein by reference and shall be set forth in the agreement with the Participant, which describes the Award.

17.4 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Texas.

Section 18

Duration of the Plan

The Plan shall terminate on the ten year anniversary of the Effective Date. No grants shall be awarded after such termination; however, the terms of the Plan shall continue to apply to all Awards outstanding when the Plan terminates.

Dated: February 10, 2011; Effective May 5, 2011.

ATTEST:	APACHE CORPORATION

/s/ Cheri L. Peper	By:	/s/ Margery M. Harris
Cheri L. Peper	Margery M. Harris
Corporate Secretary	Senior Vice President,
Human Resources

Annex C

Proposed Amendment to Article NINTH of the

Restated Certificate of Incorporation of Apache Corporation

If the proposal is approved and the amendment becomes effective, Article NINTH of the Company’s Restated Certificate of Incorporation will be amended to read in its entirety as follows:

NINTH. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office.

Commencing with the 2014 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a one-year term expiring at the 2015 annual meeting of stockholders; at the 2015 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a one-year term expiring at the 2016 annual meeting of stockholders; and at each annual meeting of stockholders thereafter, all directors shall be elected for one-year terms expiring at the next annual meeting of stockholders. Until the following transition has been completed, the Board of Directors shall be classified and divided into three classes, after which the classification shall expire. As a result, the directors who were elected at the 2013 annual meeting of stockholders will serve for a term expiring at the 2016 annual meeting of stockholders. The directors who were elected at the 2012 annual meeting of stockholders will serve for a term expiring at the 2015 annual meeting. The directors who were elected at the 2011 annual meeting of stockholders will serve for a term expiring at the 2014 annual meeting.

A majority of the directors then in office, in their sole discretion and whether or not constituting less than a quorum, may elect a replacement director to serve during the unexpired term of any director previously elected whose office is vacant as a result of death, resignation, retirement, disqualification, removal, or otherwise, and may elect directors to fill any newly created directorships created by the Board. At any election of directors by the Board of Directors to fill any vacancy caused by an increase in the number of directors, the terms of office for which candidates are nominated and elected shall be divided as set forth in the immediately preceding paragraph.

Each director shall be elected and serve until his or her successor shall have been duly elected and qualified unless he or she shall have resigned, become disqualified, deceased or disabled, or shall otherwise have been removed from office.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

To make, alter or repeal the by-laws of the Corporation.

C-1

To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

To set apart out of any of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

By resolution passed by a majority of the whole Board, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders’ meeting duly called for that purpose, to sell, lease, or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interest of the Corporation.

In the absence of fraud, no contract or other transaction between this Corporation and any other corporation shall be affected by the fact that any director of this Corporation is interested in, or is a director or officer of, such other corporation, and any director, individually or jointly, may be a party to, or may be interested in, any contract or transaction of this Corporation or in which this Corporation is interested; and no contract, or other transaction of this Corporation with any person, firm, or corporation, shall be affected by the fact that any director of this Corporation is a party to, or is interested in, such contract, act, or transaction, or in any way connected with such person, firm, or corporation, and every person who may become a director of this Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any firm, association, or corporation in which he may be in any way interested.

C-2

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

MAY 16, 2013

AND PROXY STATEMENT

APACHE CORPORATION

One Post Oak Central

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

Printed on recycled paper

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945	COMPANY #
Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named

proxies to vote your shares in the same manner as if you

marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/apa

     Use the Internet to vote your proxy until 11:59 p.m.

     (central time) on May 15, 2013. Please have

     available your proxy card and the last 4-digits of

     your U.S. Social Security Number or the Tax

     Identification Number for this account. Follow

     the simple instructions provided.

PHONE – 1-800-560-1965

     Use a touch-tone telephone to vote your proxy until

     11:59 p.m. (central time) on May 15, 2013. Please

     have available your proxy card and the last 4-digits

     of your U.S. Social Security Number or the Tax

     Identification Number for this account. Follow the

     simple instructions provided.

MAIL – Mark sign and date your proxy card and

           return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

ò  Please detach here  ò

The Board of Directors Recommends a Vote “FOR” Items 1 through 7. Items 1-3. Election of directors:
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1. Eugene C. Fiedorek	☐	☐	☐	3. William C. Montgomery	☐	☐	☐
2. Chansoo Joung	☐	☐	☐

4. Ratification of Ernst & Young LLP as Apache’s independent auditors				☐ For		☐ Against	☐ Abstain

5. Advisory vote to approve the compensation of Apache’s named executive officers				☐ For		☐ Against	☐ Abstain

6. Approval of amendment to Apache’s 2011 Omnibus Equity Compensation Plan to increase the number of shares issuable under the Plan				☐ For		☐ Against	☐ Abstain

7. Approval of amendment to Apache’s Restated Certificate of Incorporation to eliminate Apache’s classified Board of Directors				☐ For		☐ Against	☐ Abstain

8. The Proxies are authorized to vote in their best judgment upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1 THROUGH 7.

Address Change? Mark box, sign, and Indicate changes below: ☐				Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

APACHE CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 16, 2013

10:00 a.m.

Hilton Houston Post Oak

2001 Post Oak Boulevard

Houston, Texas

Important Notice Regarding Internet Availability of Proxy Materials for this Annual Meeting:

The Notice and Proxy Statement and Form 10-K Wrap are available at

http://www.apachecorp.com/Investors/Annual_meeting.aspx

proxy

APACHE CORPORATION – 2013 PROXY

This proxy is solicited on behalf of the board of directors

for use at the Annual Meeting on May 16, 2013

By signing this proxy, you revoke all prior proxies and appoint Randolph M. Ferlic, John A Kocur, and Charles J. Pitman as Proxies, with full power of substitution, and authorize them to represent the undersigned at the annual meeting of stockholders to be held May 16, 2013, or any adjournment thereof, and to vote all the shares of common stock of Apache Corporation held of record by the undersigned on March 18, 2013.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ITEMS 1 THROUGH 7.

For participants in the Apache 401(k) Savings Plan, this proxy, when properly executed, will be voted in the manner directed by the undersigned. If no direction is given, if the card is not signed, or if the card is not received by May 13, 2013, the shares credited to your account will be voted in proportion to directions received by Fidelity, the plan trustee.

See reverse for voting instructions.